Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-286938

PROSPECTUS

Privacore VPC Asset Backed Credit Fund

Class S Shares

Class D Shares

Class I Shares

Dated January 2, 2026

Privacore VPC Asset Backed Credit Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund operates as an interval fund. The Fund operates under an Amended and Restated Agreement and Declaration of Trust dated June 11, 2025 (the “Declaration of Trust”). Privacore Capital Advisors, LLC serves as the investment adviser of the Fund (the “Adviser”). Victory Park Capital Advisors, LLC serves as the sub-adviser to the Fund (the “Sub-Adviser”, and together with the Adviser, the “Advisers”). Each of the Adviser and Sub-Adviser is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (“Advisers Act”). The Fund intends to qualify and elect to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s investment objective is to seek to achieve a high level of current income and, to a lesser extent, capital appreciation. The Fund will seek to achieve its investment objective by employing a flexible and dynamic allocation approach, investing primarily across a broad range of asset backed credit opportunities. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in asset backed credit instruments (“Asset Backed Credit Instruments”). The Fund defines Asset Backed Credit Instruments as direct and indirect credit and credit-related investments secured by a financial, physical or intellectual asset and investments that derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial, physical and intellectual assets. These investments may include loans, notes, participations, receivables, securitized products, bonds, secured credit backed by financial, physical or intellectual assets, and other asset backed credit-related investments. The Fund may invest in Asset Backed Credit Instruments directly, as well as indirectly through an underlying fund holding such investments. Sample underlying asset classes may include, but are not limited to, consumer, small business, financial, real estate, litigation finance, and physical assets. The Asset Backed Credit Instruments the Fund may invest in include secured and unsecured consumer credit receivables, consumer leases, equipment leases, and credit instruments relating to certain assets, including residential and commercial real estate, aviation assets, shipping assets, transportation and storage assets, and financial assets, such as factoring receivables, litigation claims, financial claims and trade claims. The Fund may also invest in publicly traded asset backed debt investments. The Fund may invest in Asset Backed Credit Instruments of any credit quality and maturity designation.

The Fund’s investment objective and 80% policy are non-fundamental and may be altered by the board of trustees of the Fund (the “Board”) upon providing shareholders with at least 60 days’ prior written notice.

Within Asset Backed Credit Instruments, the Fund expects to invest a significant portion of its portfolio in private and public senior secured first lien structures (inclusive of loan pools). The Fund may also invest in subordinated asset backed positions, including mezzanine credit or equity-like structures with a preferred return. Although not a principal investment strategy, the Fund may invest up to 20% of its assets in other securities and instruments including, without limitation: equity securities, including equity securities of issuers that are related to the Fund’s investments in credit instruments, such as common stock and preferred stock (including warrants or other rights to acquire common or preferred stock) and cash equivalents and money market funds for the temporary investment of cash. The Fund may also invest in investments secured against legal claims or other similar contractual or contingent assets tied to the legal sector, including pre- and post-settlement funding and/or the assets of law firms or other operators in the legal industry. The Fund’s allocations among assets will vary over time in response to changing market opportunities.

The Fund is offering shares of beneficial interest in the Fund (“Shares”) pursuant to this prospectus (“Prospectus”). This Prospectus applies to the offering of three separate classes of Shares in the Fund, designated as Class S Shares, Class D Shares and Class I Shares. The Fund intends to rely on an exemptive order from the SEC that allows it to issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. The Fund may offer additional classes of Shares in the future. Each class of Shares is subject to certain different fees and expenses. The Fund’s Shares will generally be offered on each business day, which is any day the New York Stock Exchange is open for business (a “Business Day”), at the net asset value per Share on that day, except that Shares may be offered less frequently as determined by the Board in its sole discretion. No person who is admitted as a shareholder of the Fund (each a “Shareholder” and collectively, the “Shareholders”) will have the right to require the Fund to redeem its Shares.

Janus Henderson Distributors US LLC (the “Distributor”) acts as the principal underwriter of the Fund’s Shares on a commercially reasonable efforts basis. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use commercially reasonable efforts to solicit orders for the sale of the Shares. The Shares will generally be offered for purchase on any Business Day, in each case subject to any applicable sales charges or distribution fee and other fees, as described herein. The Shares will be issued at net asset value per Share.

The Fund is a closed-end investment company operating as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the date by which Shareholders can tender their Shares in response to a repurchase offer (the “Repurchase Request Deadline”). The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Notices of each repurchase offer are sent to Shareholders no more than 42 days and no less than 21 days before the Repurchase Request Deadline. The Fund determines the net asset value applicable to repurchases no later than the fourteen (14) days after the Repurchase Request Deadline (or the next Business Day, if the 14th day is not a Business Day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to Shareholders between one and three Business Days after the Repurchase Pricing Date and will distribute payment no later than seven calendar days after such date. (see “REPURCHASES OF SHARES” beginning on page 68 and “PRINCIPAL RISKS - Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares” beginning on page 18).

Shares are speculative and illiquid securities involving substantial risk of loss. The Fund’s investment program is speculative and entails substantial risks. There is no assurance that the Fund’s investment objective will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment (See “PRINCIPAL RISKS,” “BUSINESS AND STRUCTURE RELATED RISKS,” “MANAGEMENT RELATED RISKS,” “INVESTMENT RELATED RISKS,” and “LIMITS OF RISKS DISCLOSURE” beginning on page 17).

●	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Although the Fund will provide liquidity through quarterly repurchase offers, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate its Shares.

●	You should generally not expect to be able to sell your Shares (other than through the limited repurchase process), regardless of how we perform.

●	Although the Fund is required to implement and has implemented a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund. As a result, an investor may not be able to sell or otherwise liquidate their Shares. See “REPURCHASE OF SHARES.”

●	Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

●	The Fund has no operating history and the Shares have no history of public trading.

There are risks associated with the Fund’s distribution sources.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors.

●	To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by investors, the Sub-Adviser may sell certain of the Fund’s assets on the Fund’s behalf, which may result in sale of Fund assets at a loss.

This Prospectus concisely provides information that you should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated January 2, 2026, has been filed with the SEC. You can request a copy of the SAI, annual and semi-annual reports, other information of the Fund, and make shareholder inquiries without charge by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC at 615 East Michigan Street, Milwaukee, WI 53202, or by calling the Fund toll-free at 888-982-2590. The SAI is incorporated by reference into this Prospectus in its entirety. You can obtain the SAI, material incorporated by reference and other information about the Fund, on the SEC’s website (sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual reports will not be sent by mail unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker dealer or investment adviser. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive the Fund’s annual and semi-annual reports in paper free of charge. You can inform the Fund or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling the Fund at 888-982-2590. The Fund will then provide reports in paper copy.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE FUND’S DISTRIBUTOR IS JANUS HENDERSON DISTRIBUTORS US LLC.

The date of this Prospectus is January 2, 2026.

FUND SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in Privacore VPC Asset Backed Credit Fund (the “Fund”). Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Prospectus, the Fund’s Statement of Additional Information dated January 2, 2026 (the “SAI”) and the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”).

The Fund and the Shares

The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware statutory trust on April 8, 2025. Privacore Capital Advisors, LLC (the “Adviser”) serves as the investment adviser of the Fund. Victory Park Capital Advisers, LLC serves as the sub-adviser (the “Sub-Adviser”, and together with the Adviser, the “Advisers”) to the Fund.

The Fund is an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class net asset value (“NAV”), of not less than 5% nor more than 25% of the Fund’s outstanding Shares (as defined below) on the repurchase request deadline (the “Repurchase Request Deadline”). The Fund will offer to purchase only a small portion of its shares of beneficial interest (“Shares”) each quarter, and there is no guarantee that shareholders of the Fund (the “Shareholders”) will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer. See “Repurchases of Shares” below. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The Fund intends to rely on an exemptive order from the SEC that allows it to issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. The Fund intends to offer three separate classes of Shares, designated as Class S, Class D and Class I Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to certain different fees and expenses.

Investment Objective and Principal Strategies	Investment Objective. The Fund’s investment objective is to seek to achieve a high level of current income and, to a lesser extent, capital appreciation. The Fund will seek to achieve its investment objective by employing a flexible and dynamic allocation approach, investing primarily across a broad range of asset backed credit opportunities. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in asset backed credit instruments (“Asset Backed Credit Instruments”).

The Fund defines Asset Backed Credit Instruments as direct and indirect investments in credit and credit-related investments secured by a financial or physical asset and investments that derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial and physical assets. These investments may include loans, notes, participations, receivables, securitized products, bonds, secured credit backed by financial, physical or intellectual assets, and other asset backed credit-related investments. The Fund may invest in Asset Backed Credit Instruments directly, as well as indirectly through an underlying fund holding such investments. Sample underlying asset classes may include, but are not limited to, consumer, small business, financial, real estate, litigation finance, and physical assets. The Asset Backed Credit Instruments the Fund may invest in include secured and unsecured consumer credit receivables, consumer leases, equipment leases, and credit instruments relating to certain assets, including residential and commercial real estate, aviation assets, shipping assets, transportation and storage assets, and financial assets, such as factoring receivables, litigation claims, financial claims and trade claims. The Fund seeks to emphasize substantial diversification across multiple asset sectors, subsectors, geographies, and individual issuers. The Fund may also invest in publicly traded asset backed debt investments. The Fund may invest in Asset Backed Credit Instruments of any credit quality and maturity designation. The Fund may gain investment exposures either directly or through separate investment structures or vehicles that provide the Fund with exposure to such instruments.

The Fund’s investment objective and 80% policy are non-fundamental and may be altered by the board of trustees of the Fund (the “Board”, and each member, a “Trustee”) upon providing shareholders with at least 60 days’ prior written notice.

Within Asset Backed Credit Instruments, the Fund expects to invest a significant portion of its portfolio in private and public senior secured first lien structures (inclusive of loan pools). The Fund may also invest in subordinated asset backed positions, including mezzanine credit or equity-like structures with a preferred return. The Fund may also invest in investments secured against legal claims or other similar contractual or contingent assets tied to the legal sector, including pre- and post-settlement funding and/or the assets of law firms or other operators in the legal industry. The Fund’s allocations among assets will vary over time in response to changing market opportunities.

Competitive Advantage. The Sub-Adviser seeks to offer the following attributes to investors:

●       Seasoned Team: The Sub-Adviser’s co-founders have worked together for nearly 20 years. The senior leadership team of the Sub-Adviser has over 20 years of combined average industry experience with an average tenure of 10 years at the Sub-Adviser.

●      Strong Network and Relationship Advantages: The Sub-Adviser has developed a longstanding reputation as a flexible financing solutions provider in helping portfolio companies reach their goals. Its relationships are a critical advantage in sourcing deals and securing preferential capacity in a portfolio company’s development. Relationships include portfolio company management teams, high-quality equity partners, industry professionals, and experts, among others, to develop a differentiated deal pipeline. The Sub-Adviser has extensive reach with operating management teams (at times, repeat relationships) and is often the sole lender for non-sponsor controlled, non-syndicated investments.

●       Rigorous Underwriting & Investment Process: The Sub-Adviser employs a dynamic and iterative underwriting process to evaluate investment opportunities. The Sub-Adviser follows a multi-phase due diligence process from initial evaluation to execution. Investment professionals conduct a detailed analysis of a potential portfolio company’s financials, operations, and collateral. The Sub-Adviser will also visit with a management team, hire third-party consultants for particular industries or “vertical” markets, and investigate the broader industry and macroeconomic trends.

●      Institutionalized Risk Management: The Sub-Adviser’s dedicated risk team works collaboratively with investment and operations teams to monitor risk across each position and the entire portfolio, and reports to the Sub-Adviser’s Investment Committee (the “Investment Committee”) to preserve independence. The Sub-Adviser supplements traditional risk management with highly customized and advanced portfolio analytics tools for firmwide risk management and reporting. Collectively, these tools help to aggregate firmwide exposure at the most granular level, which allows for data analysis on an asset, deal, and fund-level basis.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objective or any of its investment policies, restrictions or strategies. There is no assurance that the investment objective of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful. See “INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES.”

Risk Factors	An investment in the Fund involves substantial risks and special considerations. A discussion of the risks associated with an investment in the Fund can be found under “PRINCIPAL RISKS,” “BUSINESS AND STRUCTURE RELATED RISKS,” “MANAGEMENT RELATED RISKS,” “INVESTMENT RELATED RISKS,” and “LIMITS OF RISKS DISCLOSURE.”
The Board	The Board has overall responsibility for the management and supervision of the business operations of the Fund. See “MANAGEMENT OF THE FUND - The Board of Trustees.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board or the Advisers.
The Adviser	Privacore Capital Advisors, LLC serves as the Fund’s investment adviser. The Adviser is responsible for the management of the Fund and supervises the activities of the Sub-Adviser described below. Its principal place of business is located at 1411 Broadway, New York, NY 10018. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
The Sub-Adviser	Victory Park Capital Advisors, LLC serves as investment sub-adviser of the Fund. The Sub-Adviser is responsible for the daily investment and portfolio management activities for the Fund. The Sub-Adviser’s principal place of business is located at 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606. The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act.
Fund Administration	The Fund has retained U.S. Bancorp Fund Services, LLC (the “Administrator”) to provide it with certain administrative services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.
Fees and Expenses	The Fund’s expenses incurred and to be incurred in connection with the Fund’s organization are not expected to exceed $535,000. The Fund’s expenses incurred and to be incurred in connection with the initial offering of Shares will be amortized by the Fund over the 12-month period beginning on the date of the Fund’s commencement of investment operations and are not expected to exceed $730,000. The Fund will also bear directly certain ongoing offering costs associated with any periodic offers of Shares, which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders.

On an ongoing basis, the Fund bears its own operating expenses (including, without limitation, its offering expenses). See “FUND EXPENSES” for a more detailed discussion of the Fund’s expenses.

Investment Management Fee. The Fund pays the Adviser a management fee (the “Investment Management Fee”) at an annual rate of 0.75% of the average daily value of the Fund’s Managed Assets, payable monthly in arrears. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes) as of each day. The Investment Management Fee is paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date and decreases the net profits or increases the net losses of the Fund that are credited to its Shareholders. See “INVESTMENT MANAGEMENT FEE.”

Incentive Fee. In addition to the Investment Management Fee, the Fund will pay to the Adviser an income-based incentive fee (the “Incentive Fee”) pursuant to the investment management agreement between the Adviser and the Fund (the “Investment Management Agreement”). The Incentive Fee is based on income, whereby the Adviser will be entitled to receive an Incentive Fee based on the Pre-Incentive Fee Net Investment Income, attributable to each class of the Fund’s Shares, for each calendar quarter, subject to a quarterly hurdle rate, expressed as a rate of return on the class’s average daily net assets during the quarter, of 1.50% (6.00% annualized), subject to a “catch-up” feature. The Adviser will pay all of the Incentive Fee that it receives to the Sub-Adviser.

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund (or its wholly-owned subsidiaries) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Investment Management Fee, expenses payable under the administration agreement with the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution or shareholder servicing fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 10% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.6667% of its net assets in any calendar quarter.

Thus, each calendar quarter the Fund will compare its Pre-Incentive Fee Net Investment Income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, to a hurdle rate of 1.50%. If the Fund’s Pre-Incentive Fee Net Investment Income is less than the hurdle rate, then the Adviser will not be paid the Incentive Fee in respect of that quarter. If the Fund’s Pre-Incentive Fee Net Investment Income is between 1.50% and 1.6667% (the “Catch-up Range”), then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to 100% of the Fund’s Pre-Incentive Fee Net Investment Income within the Catch-up Range (the “Catch-up Amount”). If the Fund’s Pre-Incentive Fee Net Investment Income exceeds 1.6667%, then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to the Catch-up Amount plus 10% of net investment income above 1.6667%. The impact of payments and recoupments made in connection with the Expense Limitation Agreement are excluded from Pre-Incentive Fee Net Investment Income. See “INCENTIVE FEE.”

Sub-Advisory Fee. Pursuant to the Sub-Advisory Agreement among the Adviser, the Sub-Adviser and the Fund, the Adviser shall pay the Sub-Adviser (i) a sub-advisory fee equal to 60% of the Investment Management Fee, payable monthly in arrears, net of any expense waivers and reimbursements waived or reimbursed by the Adviser or Sub-Adviser, and (ii) 100% of the net Incentive Fee, payable quarterly in arrears; provided that if the Adviser does not receive any management fees for any month or any Incentive Fee for any quarter, including because of the effect of any expense limitation or fee waivers agreed to with the Fund, the Adviser shall have no obligation to compensate the Sub-Adviser for such month or quarter, as relevant, pursuant to Sub-Advisory Agreement, unless and until the Adviser has recouped the expenses limited and/or fees waived for such month.

Administration Fee. The Administrator provides the Fund certain administration and accounting services. In consideration for these services, the Fund pays the Administrator a tiered fee based on the Fund’s net assets, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund, and therefore, decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency and custodian services. See “ADMINISTRATION.”

Under the Fund’s Distribution and Service Plan, the Fund is permitted to pay as compensation up to 0.85% on an annualized basis of the aggregate net assets of the Fund attributable to Class S Shares and up to 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Class D Shares (the “Distribution and Servicing Fee”) to the Fund’s Distributor or other qualified recipients under the Distribution and Service Plan. The Distribution and Servicing Fee will be paid out of the Fund’s assets and decrease the net profits or increase the net losses of the Fund. For purposes of determining the Distribution and Servicing Fee only, the value of the Fund’s assets will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Class I Shares are not subject to the Distribution and Servicing Fee. See “DISTRIBUTION AND SERVICE PLAN.”

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the total annual operating expenses (excluding Specified Expenses (defined in “FUND EXPENSES”)) do not exceed, on an annualized basis, 0.70% of the average daily net assets of each Class of Shares in the relevant period. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term of twelve-months beginning on the Fund’s commencement of operations, and may be extended for consecutive twelve-month terms thereafter, provided that such continuance is specifically approved at least annually by a majority of the Trustees. Additionally, the Adviser has agreed, pursuant to a Management Fee Waiver, for each Class of Shares, for the 12-month period beginning on the commencement of operations of the Fund, to reduce the annual rate of its Management Fee from 0.75% to 0.25%. The Management Fee Waiver may not be terminated by the Adviser prior to the expiration of the limitation period. See “FUND EXPENSES.”

The Offering

The minimum initial investment in the Fund for Class S Shares and Class D Shares is $25,000, and the minimum initial investment for Class I Shares is $1,000,000, except for additional purchases pursuant to the DRIP (as defined below). However, the Fund reserves the right, in its sole discretion, to waive the minimum initial investment amounts for investments by current or retired officers and Trustees of the Fund and other funds managed by the Advisers, as well as their family members; current or retired officers, directors and employees of the Advisers and certain participating affiliated companies of the Advisers; the immediate family members of any such officer, Trustee or employee (including parents, spouses, children, fathers/mothers-in-law, daughters/sons-in-law, and domestic partners); and a trust or plan established primarily for the benefit of any of the foregoing persons. In addition, the minimum initial investment amounts may be reduced in the discretion of the Adviser based on consideration of various factors, including the investor’s overall relationship with the Advisers, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time. The Fund, in the sole discretion of the Adviser, may also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as denominations are not less than $10,000 and incremental contributions are not less than $5,000.

Shares will generally be offered for purchase on each business day, which is any day the New York Stock Exchange is open for business (a “Business Day”), except that Shares may be offered less frequently as determined by the Board in its sole discretion.

Investments in Class S Shares and Class D Shares of the Fund are sold subject to a sales charge or distribution fee of up to 3.50% and 1.50% of the investment, respectively. For some investors, the sales charge may be waived or reduced. The full amount of sales charge may be reallowed to brokers or dealers participating in the offering. Your Financial Intermediary (defined below) may impose additional charges when you purchase shares of the Fund.

A prospective investor must submit the completed subscription documents prior to the cut-off times set by the Fund and notified to prospective investors. In general, an investment will be accepted if the completed subscription documents and funds are received in good order in advance of the cut-off times (generally 4:00 p.m. Eastern Time on the cut-off date) identified in a particular offering. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. Additional information regarding the subscription process is set forth under “PURCHASING SHARES.”

Distributions	Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to make monthly distributions of substantially all of its net investment income, after payment of interest on outstanding borrowings, if any. In addition, because the Fund intends to qualify annually as a RIC, the Fund intends to distribute at least 90% of its net taxable income to its Shareholders and may distribute net capital gains, if any, earned each year. Nevertheless, distributions are not assured, the amount of each distribution is likely to vary, and there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. It is possible, although not intended, that distributions could exceed net investment income and net short-term and long-term capital gain, resulting in a return of capital. The Fund is not a suitable investment for any investor who requires regular dividend income. See “MATERIAL U.S. FEDERAL INCOME Tax Considerations.”

Dividend Reinvestment Plan	The Fund has adopted an “opt out” dividend reinvestment plan (the “DRIP”). Investors that wish to participate in the DRIP will not be required to take any action. A participating investor’s distribution amount will purchase Shares at the NAV of the Fund. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s subscription agreement or by notifying the Administrator in writing at Privacore VPC Asset Backed Credit Fund, c/o U.S. Bancorp Fund Services, LLC at 615 East Michigan Street, Milwaukee, WI 53202. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution, or the Shareholder will receive such distribution in Shares through the DRIP.
Repurchases of Shares

The Fund provides a limited degree of liquidity to the Shareholders by conducting quarterly offers to repurchase its Shares at their NAV on the date on which the repurchase price for Shares is determined (the “Valuation Date”). Each repurchase offer will be for no less than 5% nor more than 25% of the Fund’s Shares outstanding. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the Valuation Date. See “REPURCHASES OF SHARES” and “REPURCHASE PROCEDURES.”

The Fund may, in its discretion, accept Shares tendered by Shareholders who own fewer than 100 Shares and tender all of their Shares for repurchase in a repurchase offer. In that case, these Shares would be accepted before prorating the shares tendered by other Shareholders.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000 worth of Shares. Such minimum ownership requirement may be waived by the Board. If a Shareholder tenders a portion of their Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below the required minimum account balance of $10,000, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares (the “Early Repurchase Fee”). Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. Shares acquired through the Fund’s DRIP are not subject to an Early Repurchase Fee. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund, including in the case of repurchase requests: (i) arising from the death or qualified disability of a Shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a Shareholder’s Shares are repurchased because the Shareholder has failed to maintain a $10,000 minimum account balance; and (v) in certain other limited circumstances. See “REPURCHASES OF SHARES” and “REPURCHASE PROCEDURES.”

Credit Facility

The Fund, directly or through one or more special purpose vehicles (“SPVs”) or subsidiaries, may establish one or more credit facilities and enter into other financing arrangements for a range of purposes, including: (i) to provide liquidity for investment funding requests from underlying investments; (ii) to satisfy tender requests; (iii) to manage the timing of capital inflows and the acquisition of Fund investments; (iv) to otherwise satisfy Fund obligations; or (v) for investment purposes. The Fund cannot assure Shareholders that the Fund will be able to enter into a credit facility. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require the Fund to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on the Fund’s operations. In addition, from time to time, the Fund’s losses on leveraged investments may result in the liquidation of other investments held by the Fund and may result in additional drawdowns to repay such amounts.

The Fund, together with an SPV established by the Fund, a wholly-owned subsidiary of the Fund and for which the Fund is the sole interest holder (collectively with the Fund, the “Borrowers”), expects to enter into a credit agreement (the “Credit Agreement”) with Forbright Bank (the “Lender”) pursuant to which the Borrowers will be permitted to borrow up to a maximum initial aggregate outstanding principal amount of $85,000,000, subject to change by mutual agreement of the Fund and the Lender (the “Facility”). See “CREDIT FACILITY” for additional information regarding the Facility.

Taxes; RIC Status

As soon as practicable, the Fund intends to elect to be treated as a RIC for U.S. federal income tax purposes and to maintain RIC status each year. As a RIC, the Fund generally will not be subject to U.S. federal corporate income tax on its net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute to its Shareholders on an annual basis an amount at least equal to 90% of its “investment company taxable income” (which generally is the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, determined without regard to the dividends paid deduction) for any taxable year.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in this Prospectus, and “TAX MATTERS” in the Fund’s SAI.

Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports	The Fund will distribute to its Shareholders, after the end of each calendar year, IRS Forms 1099-DIV setting forth the amounts includible in such Shareholders’ taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.
Reports to Shareholders	Shareholders will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders also will be sent reports regarding the Fund’s operations each quarter. See “REPORTS TO SHAREHOLDERS.”
Fiscal and Tax Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s tax year is the 12-month period ending on September 30.
Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Shareholders can expect to bear indirectly.

	Class S Shares	Class D Shares	Class I Shares
SHAREHOLDER FEES
Maximum Sales Charge Imposed on Purchases (as a percentage of offering price)(1)	3.50%	1.50%	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%

ANNUAL EXPENSES (as a percentage of net assets attributable to Shares)
Investment Management Fee(3)	0.94%	0.94%	0.94%
Incentive Fee (4)	0.00%	0.00%	0.00%
Distribution and Servicing Fee (5)	0.85%	0.25%	0.00%
Interest Payments on Borrowed Funds(6)	1.44%	1.44%	1.44%
Other Expenses(7)	1.52%	1.52%	1.52%
Total Annual Expenses	4.74%	4.14%	3.89%
Fee Waivers and/or Expense Reimbursements(8)	-1.31%	-1.31%	-1.31%
Total Annual Fund Operating Expenses (after Fee Waivers and/or Expense Reimbursements)	3.43%	2.83%	2.58%

(1)      Investors in Class S Shares and Class D Shares may be charged a sales charge or distribution fee of up to 3.50% and 1.50% of the subscription amount, respectively.

(2)    A 2.00% Early Repurchase Fee payable to the Fund will be charged with respect to the repurchase of a Shareholder’s Class S, Class D or Class I Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of the Shares (on a “first in-first out” basis). The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund, including in the case of repurchase requests: (i) arising from the death or qualified disability of a Shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a Shareholder’s Shares are repurchased because the Shareholder has failed to maintain a $10,000 minimum account balance; and (v) in certain other limited circumstances. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class. See “REPURCHASES OF SHARES.”

(3)     The Investment Management Fee is equal to 0.75% of the average daily value of the Fund’s Managed Assets, payable monthly in arrears. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes) as of each day. The Investment Management Fee is paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. In the case of a partial month, compensation will be based on the number of days during the month in which the Adviser provided services to the Fund. Because the Investment Management Fee is based on Managed Assets, the Investment Management Fee will be higher if the Fund uses leverage. This table assumes the use of leverage as described in footnote 6 to the table. The actual Investment Management Fee paid to the Adviser may differ from this estimate depending on the Fund’s use of leverage. See “INVESTMENT MANAGEMENT FEE” for additional information.

(4)       At the end of each calendar quarter, the Adviser is entitled to receive an Incentive Fee equal to 10%. The actual amount of the Incentive Fee will vary over time and may be more or less than the amount in the table above. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 1.50% per quarter, or an annualized hurdle rate of 6.00%, subject to a “catch-up” feature. The Adviser will then pay all of the Incentive Fee that it receives to the Sub-Adviser.

(5)       The Fund may charge a distribution and/or servicing fee up to a maximum of 0.85% per year on Class S Shares and a maximum of 0.25% per year on Class D Shares on an annualized basis of the aggregate net assets of the Fund attributable to each such class. The Fund may use these fees, in respect of the relevant class, to compensate financial intermediaries or financial institutions (collectively with their respective agents, “Financial Intermediaries”) for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class S Shares and Class D Shares of the Fund. See “DISTRIBUTION AND SERVICE PLAN.”

(6)      The table assumes the use of leverage in an amount equal to 25.00% of the Fund’s net assets, and assumes the annual interest rate on borrowings is 5.74%. The Fund’s actual interest costs associated with leverage may differ from the estimates above.

(7)      Other expenses are estimated for the Fund’s current fiscal year.

(8)      The Adviser has entered into an Expense Limitation Agreement with the Fund, whereby the Adviser has agreed to a Waiver if required to ensure the total annual operating expenses (excluding Specified Expenses (defined in “FUND EXPENSES”)) do not exceed, on an annualized basis, 0.70% of the average daily net assets of each Class of Shares in the relevant period. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term of twelve-months beginning on the Fund’s commencement of operations, and may be extended for consecutive twelve-month terms thereafter, provided that such continuance is specifically approved at least annually by a majority of the Trustees. Additionally, the Adviser has agreed, pursuant to a Management Fee Waiver, for each Class of Shares, for the 12-month period beginning on the commencement of operations of the Fund, to reduce the annual rate of its Management Fee from 0.75% to 0.25%. The Management Fee Waiver may not be terminated by the Adviser prior to the expiration of the limitation period.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “CUSTODIAN,” “FUND EXPENSES,” “REPURCHASES OF SHARES” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Shares.

EXAMPLE

Class S Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge or Distribution Fee, a 0.85% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$68	$162	$255	$492

Class D Shares

You Would Pay the Following Expenses Based on the Imposition of the 1.50% Sales Charge or Distribution Fee, a 0.25% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$43	$127	$213	$433

Class I Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$26	$107	$189	$403

The examples are based on the annual fees and expenses set out in the tables above and should not be considered a representation of future expenses. The examples above exclude the 2.00% Early Repurchase Fee which would apply if your Shares are repurchased within one year of their purchase. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee.

USE OF PROCEEDS

The proceeds from the sale of Shares of the Fund, not including the amount of any sales charges and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies within three months after receipt of such proceeds, consistent with market conditions and the availability of investments consistent with the Fund’s investment objective and strategies. However, the Fund may be delayed up to an additional three months depending on market conditions, the timing and availability of suitable investments and capital inflows into the Fund. The Fund cannot assure you that it will achieve its targeted investment pace.

A portion of the amount of proceeds of the offering of Shares or any other available funds may be invested in short-term debt securities, money market securities, cash and/or cash equivalents pending investment pursuant to the Fund’s investment objective and strategies. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

THE FUND

The Fund is a Delaware statutory trust formed on April 8, 2025 and is registered under the Investment Company Act as a non-diversified, closed-end management investment company. The Fund is structured as an “interval fund” and continuously offers its Shares.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Investment Objective

The Fund’s investment objective is to seek to achieve a high level of current income and, to a lesser extent, capital appreciation. The Fund will seek to achieve its investment objective by employing a flexible and dynamic allocation approach, investing primarily across a broad range of asset backed credit opportunities. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in Asset Backed Credit Instruments.

The Fund defines Asset Backed Credit Instruments as direct and indirect investments in credit and credit-related investments secured by a financial, physical or intellectual asset and investments that derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial, physical and intellectual assets. These investments may include loans, notes, participations, receivables, securitized products, bonds, secured credit backed by financial, physical or intellectual assets, and other asset backed credit-related investments. Sample underlying asset classes may include, but are not limited to, consumer, small business, financial, real estate, litigation finance, and physical assets. The Fund may invest in Asset Backed Credit Instruments directly, as well as indirectly through an underlying fund holding such investments. The Asset Backed Credit Instruments the Fund may invest in include secured and unsecured consumer credit receivables, consumer leases, equipment leases, and credit instruments relating to certain assets, including residential and commercial real estate, aviation assets, shipping assets, transportation and storage assets, and financial assets, such as factoring receivables, litigation claims, financial claims and trade claims. The Fund may also invest in publicly traded asset backed debt investments. The Fund may invest in Asset Backed Credit Instruments of any credit quality and maturity designation. The Fund seeks to emphasize substantial diversification across multiple asset sectors, subsectors, geographies, and individual issuers. The Fund’s allocations among assets will vary over time in response to changing market opportunities.

The Fund’s investment objective and 80% policy are non-fundamental and may be altered by the Board upon providing shareholders with at least 60 days’ prior written notice.

Within Asset Backed Credit Instruments, the Fund expects to invest a significant portion of its portfolio in private and public senior secured first lien structures (inclusive of loan pools). The Fund may also invest in subordinated asset backed positions, including mezzanine credit or equity-like structures with a preferred return.

The Fund may also invest in investments secured against legal claims or other similar contractual or contingent assets tied to the legal sector, including pre- and post-settlement funding and/or the assets of law firms or other operators in the legal industry.

There is no assurance the Fund will achieve its investment objective, and investors should carefully consider the associated risks described further in this Prospectus.

Portfolio Composition

The Fund expects to, directly or indirectly, invest primarily in a wide range of asset classes. Sample underlying asset classes may include, but are not limited to, consumer, small business, financial, real estate, litigation finance, and physical assets. The Asset Backed Credit Instruments the Fund may invest in include secured and unsecured consumer credit receivables, consumer leases, equipment leases, and credit instruments relating to certain assets, including residential and commercial real estate, aviation assets, shipping assets, transportation and storage assets, and financial assets, such as factoring receivables, litigation claims, financial claims and trade claims.

Geographies

While the Fund expects to allocate a significant portion of its portfolio to developed markets such as the U.S., Europe, and the United Kingdom, the team will opportunistically consider quality investment opportunities across other geographies, to capitalize on situations with attractive risk/reward characteristics.

Asset Backed Credit Structures

The Fund expects to employ the following structures within Asset Backed Credit Instruments, with a focus on senior secured first lien debt (inclusive of loan pools):

●	Senior Asset Backed Credit (“Senior AB”): Senior secured term loans typically to established companies, with the goal of targeting stable income and lower risk.

●	Stretch Senior Asset Backed Credit (“Stretch Senior AB”): Stretch senior secured term loans, which are senior loans that have a greater loan-to-value ratio than traditional senior secured term loans, typically to early-stage and emerging companies, with the goal of targeting higher yields and incremental risk.

●	Total Return Asset Backed Credit (“Total Return AB”): Subordinated asset backed position (i.e., mezzanine credit or equity-like structures), or credit positions without equity enhancement (i.e., loan pools), aiming for high return potential through higher risk exposure.

The Fund’s Asset Backed Credit Instruments generally will include senior secured term loans, mezzanine loans, loan pools, privately-offered securitizations, pari passu participations, or similar privately negotiated instruments. The Fund may invest in the first-loss or subordinated tranches of such instruments. The Fund may also invest in public asset backed instruments, including but not limited to asset backed securitizations.

Sectors

The Fund expects to focus on lending to emerging and established companies across industries with strong underlying collateral and assets. The Sub-Adviser’s thesis allows flexibility to diversify into new sectors with shifting market dynamics, and its team is constantly re-evaluating asset classes and industry sectors. Some of the key criteria the Sub-Adviser currently seeks include, but are not limited to: (i) short-duration collateral assets with predictable cash flow profiles, (ii) collateral with a clear path to liquidation even if the operating business becomes insolvent, (iii) reputable management teams and strong equity backers, and (iv) strong capitalization.

The Asset Backed Credit Instruments in which the Fund invests may be sourced through various intermediaries or alternative lending platforms as determined by the Sub-Adviser.

The Fund’s Asset Backed Credit Instruments will principally include the following:

Sector	General Description

Transaction Finance	Investments in, or secured by, receivables or similar assets generated to facilitate a transaction. While such assets may have credit or counterparty risk to enterprises, individuals, or other institutions or intermediaries, the primary purpose of the product or service is to facilitate a transaction rather than the extension of credit. As the extension of credit is incidental to such products or services, such assets should have a weighted average life of no more than 180 days in keeping with the primary purpose of facilitating transactions rather than extending credit.

Sector	General Description

Fund Finance	Investments including GP finance, management company finance, margin lending, portfolio finance, and secondary market transactions, designed to provide targeted exposure to attractive pools of assets through structured credit solutions.

Infrastructure	Investments in, or secured by, credit instruments secured by infrastructure or equipment assets.

Litigation Finance	Investments in, or secured by, investments secured against legal claims or other similar contractual or contingent assets tied to the legal sector, including pre- and post-settlement funding and/or the assets of law firms or other operators in the legal industry.

Mortgages	Investments in, or secured by, securitization vehicles or other special purpose entities that hold mortgages or mortgage-backed securities.

Real Estate	Investments in, or secured by, investments secured directly or indirectly by real estate, including loans, mortgage, whole loans, pari passu participations, and similar structures.

Royalties	Investments in, or secured by, investments secured against royalties or other similar cash flow assets generated from contractual obligations or intellectual property ownership, typically as a percentage of future revenue streams.

Small Business Finance	Investments in, or secured by, investments secured by the assets of small businesses, generally used to finance their daily operations, working capital, or capital expenditures.

Consumer Finance	Investments in, or collateralized by, consumer finance assets, including, but not limited to, credit card portfolios, student loans, installment loans, leases, and other lending products.

Trade Finance	Investments in, or secured by, investments made to facilitate trade, either domestically or internationally, including but not limited to, accounts receivable factoring, inventory finance, and freight finance.

Transportation	Investments in, or secured by, credit instruments secured by transportation related assets such as aviation, automotive fleets, shipping vessels, railcars, and related leasing structures.

Competitive Advantages

The Sub-Adviser seeks to offer the following competitive advantages:

●	Seasoned Team: The Sub-Adviser’s co-founders have worked together for nearly 20 years. The senior leadership team of the Sub-Adviser has over 20 years of combined average industry experience with an average tenure of 10 years at the Sub-Adviser. The Sub-Adviser’s investment professionals have extensive experience investing across the Fund’s expected investments strategies.

●	Strong Network and Relationship Advantages: The Sub-Adviser has developed a longstanding reputation as a flexible financing solutions provider in helping portfolio companies reach their goals. Its relationships are a critical advantage in sourcing deals and securing preferential capacity in a portfolio company’s development. Relationships include portfolio company management teams, high-quality equity partners, industry professionals, and experts, among others, to develop a differentiated deal pipeline. The Sub-Adviser has extensive reach with operating management teams (at times, repeat relationships) and is often the sole lender for non-sponsored, non-syndicated investments.

●	Rigorous Underwriting & Investment Process: The Sub-Adviser employs a dynamic and iterative underwriting process to evaluate investment opportunities. The Sub-Adviser follows a multi-phase due diligence process from initial evaluation to execution. Investment professionals conduct a detailed analysis of a potential portfolio company’s financials, operations, and collateral. The Sub-Adviser will also visit with the management team, hire third-party consultants for particular industries or “vertical” markets, and investigate the broader industry and macroeconomic trends.

●	Institutionalized Risk Management: The Sub-Adviser’s dedicated risk team works collaboratively with investment and operations teams to monitor risk across each position and the entire portfolio, and reports to the Investment Committee to preserve independence. The Sub-Adviser supplements traditional risk management with highly customized and advanced portfolio analytics tools for firmwide risk management and reporting. Collectively, these tools help to aggregate firmwide exposure at the most granular level, which allows for data analysis on an asset, deal, and fund-level basis.

Repeatable Deal Structuring

Investments

The Fund’s asset backed finance investments generally will be structured as loans or instruments or securities that represent a participation in, or are collateralized by specified pools of financial, physical, or intellectual assets.

Within the Senior AB and Stretch Senior AB structures, the Sub-Adviser commonly structures its investments as delayed-draw senior secured term loans, meaning borrowers can access capital in increments over time rather than receiving the full amount upfront. These loans are backed by collateral, ensuring a higher level of security for investors. In typical asset backed finance transactions, the lender is secured by a borrowing base of underlying balance sheet assets such as loan receivables, real estate, equipment, or contractual and verifiable cash flow, the value of which determines credit availability. The Sub-Adviser’s investments are typically self-originated, non-syndicated, and relatively short-duration (with the loans the Sub-Adviser originates ranging two to five years, but the underlying collateral typically having even shorter durations).

Within the Senior AB and Stretch Senior AB structures, the Sub-Adviser commonly structures a robust covenant package for each investment, typically covering both the collateral performance and the health of the parent company. The covenants and collateral are typically tested monthly (or more frequently) to ensure collateral positions remain healthy. Specific covenants will vary by investment and asset class. In addition, the Sub-Adviser typically retains additional structural protections such as having control agreements over the company’s relevant cash accounts, audit rights, and information rights. The Sub-Adviser’s investment, risk management and operations teams proactively monitor portfolio company and collateral data, leveraging technology-driven data tools. Data is collected and reviewed daily, weekly, monthly, or quarterly, depending on the investment. These tools help the Sub-Adviser to potentially and proactively identify trends or outliers that may need to be addressed with portfolio company management. Any concerns, including but not limited to technical defaults, are addressed at the Sub-Adviser’s portfolio review and Investment Committee meetings.

Underlying Collateral

The Sub-Adviser’s structures typically lend against specified collateral assets using a borrowing base whereby the Sub-Adviser lends at a specified advance rate against the value of eligible collateral, with equity typically funding the rest as credit enhancement to its investment.

In a typical investment, there are three critical determinations related to how the collateral value is determined: (i) what is included in eligible collateral, (ii) how is the value or basis of the collateral determined, and (iii) what is the Sub-Adviser’s advance rate against eligible collateral. These determinations are critical in most of the Sub-Adviser’s investment underwriting, due diligence, and monitoring processes. The first step is determining what comprises eligible collateral, as ineligible collateral often effectively has a collateral value of zero as it pertains to the facility covenants (but typically provides excess “boot” collateral within the borrowing base). Eligibility criteria will vary based on the collateral but typically require that assets be “performing” (i.e., within covenant compliance) to be eligible. If collateral is impaired or otherwise non-performing, it typically becomes ineligible and must be replaced with eligible collateral (or cash) to maintain compliance with the Sub-Adviser’s facility. An example of non-performing collateral would be a loan receivable asset where the borrower has become delinquent on payments. After becoming delinquent, that loan receivable would become ineligible collateral. This concept is referred to as a “dynamic” borrowing base instead of a “static” borrowing base, where a pool of assets is selected in advance, and there is no requirement to replace or exclude non-performing assets.

Collateral is evaluated regularly to help avoid deterioration of the Sub-Adviser’s borrowing base. If needed, the Sub-Adviser can foreclose on the collateral and control the liquidation of assets to protect its investments. Further, the Sub-Adviser typically requires the ability to ‘control cash’ in a blocked account or special purpose vehicle and underwrites it with strong structural protections that ring-fence the assets and provide additional clarity around the assets.

Investment Process

Sourcing and Screening

The Sub-Adviser utilizes an institutional and repeatable process to source deal flow from a diverse pipeline of worldwide relationships. The Sub-Adviser’s professionals and have local footprints in the major U.S. cities, including Chicago, New York City, and Los Angeles, creating a wide funnel of investment opportunities. The Sub-Adviser leverages its proprietary database to target attractive businesses and industries and conducts outreach to management teams for new investment opportunities. The Sub-Adviser’s network includes direct relationships with portfolio companies, venture capital and private equity firms, investment banks, fixed-income and structured product desks, restructuring advisors, traditional lenders, and its service providers, amongst others. Holistically, these efforts result in a robust pipeline of new investment opportunities built through trusted relationships, industry knowledge, and reliable partnerships. The Sub-Adviser’s deal flow is not driven by traditional private equity and M&A activity; instead, the Sub-Adviser is typically the originator and sole lender on its transactions, potentially allowing for lower leverage, pricing power, stronger covenants, and control.

Due Diligence

The Sub-Adviser follows a multi-phase due diligence process once a potential investment is identified. A deal team is formed upon an investment moving beyond initial review. Once the deal team believes a deal warrants an indicative term sheet, it drafts a “Green Light Memo” and term for discussion and ultimate Investment Committee approval. The Green Light Memo includes a brief investment summary, relevant background, key terms, and risks. It also includes expected due diligence and execution plans and timelines should the investment terms be accepted. The Green Light Memo is distributed to Investment Committee along with the draft term sheet for the deal team to seek approval to issue before sending any detailed terms to the prospective portfolio company. During this initial stage, members of Investment Committee consider the opportunity as it relates to portfolio construction parameters and limitations to ensure that the transaction size and industry exposure are consistent with the investment strategy and targeted allocations. Approval of the Green Light Memo indicates that Investment Committee has signed off on the proposed investment terms (subject to any changes identified in due diligence). Following the approval, the term sheet may be executed with the prospective portfolio company and due diligence may proceed, at which point the deal team typically engages third party advisors to assist in various aspects of the due diligence process.

Following the execution of a term sheet, the deal team works with the risk team to determine the various workstreams that will take place during due diligence. Due diligence is multi-faceted and is completed by a combination of internal and external resources. Generally, the deal team reviews the company’s business model, financial performance, investment collateral, management team, the broader industry, and legal information. The results and findings of due diligence are ultimately included in the memorandum presented to Investment Committee. If approved unanimously, the investment will be consummated.

Risk Management and Underwriting Approach

The Sub-Adviser applies a rigorous approach to investment monitoring and believes its active investing approach is fundamental to its ability to achieve successful investment outcomes. Investments, risk, and operations professionals are collectively responsible for proactively monitoring portfolio company data leveraging the Sub-Adviser’s proprietary, technology-driven data tools, reviewing all reporting, and elevating any material issues to senior management as appropriate. The Sub-Adviser requires significant transparency into both portfolio companies and collateral to regularly monitor business health and collateral performance.

The risk team supplements traditional risk management approaches with advanced portfolio analytics tools for firmwide risk management and reporting. As such, the Sub-Adviser is constantly monitoring and refining expectations on credit health and any potential concerns. The Sub-Adviser’s operations and investment professionals also use these tools to track key metrics and distribute detailed reporting to senior management. Investment reporting and data are typically received monthly, but are sometimes weekly or even daily. In the event of an actual or anticipated non-compliance with investment covenants, the matter is immediately escalated and communicated to Investment Committee. Other meaningful updates, such as transaction amendments or funding requests, are also addressed during regular portfolio review and Investment Committee meetings. This data analysis also feeds into the stress testing analysis to drive discipline and insight into the risk assessment and monitoring process. Representative monitoring steps typical of any the Sub-Adviser transaction include:

●	Ongoing Facility Audits: The Sub-Adviser will engage third-party firms to refresh onsite financial and operational due diligence, typically annually.

●	Other Third Party Reviews: The Sub-Adviser will typically engage third-party firms to conduct cyber security and insurance coverage reviews, typically annually.

●	Collateral Monitoring and Reconciliation: Review of collateral data, bank accounts, borrowing base certificates, inventory analysis, and periodic field examinations and appraisals.

●	Financial and Operating Performance Reporting: Monitor KPIs, verify financial covenants, review financial statements, and track liquidity and working capital targets.

Investment Monetization

The Sub-Adviser generally originates investments with the intention to hold to maturity, though in some circumstances, considers sale or transfer prior to maturity. Most commonly, the Sub-Adviser will exit deals via refinance, though in other cases, repayment will come either from cash on the company balance sheet or from the cash flows of the collateral assets. While refinance is the most common source of repayment, the Sub-Adviser typically expects to underwrite transactions assuming that they would need to be repaid entirely via collateral cash flows or collateral liquidation to ensure that the collateral can support the investment.

Leverage

The Fund intends to utilize leverage in connection with its investment activities, such as through bank loans and/or other credit facilities, including through one or more subsidiaries. Specifically, the Fund may borrow money through a credit facility or other arrangements to achieve its investment objective. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the Investment Company Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred stock). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund does not presently intend to obtain leverage through preferred stock. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Fund may obtain leverage through reverse repurchase agreements and through derivative instruments that afford the Fund economic leverage or other investments that may have embedded leverage. Leverage is speculative and involves certain risks. In general, the use of leverage by the Fund may increase the volatility of the Fund.

PRINCIPAL RISKS

The following are certain principal risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund.

The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and can assume the risks of an investment in the Fund.

No Operating History

The Fund was formed on April 8, 2025. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective and that the value of Shares could decline substantially.

Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares

The Fund has been organized as a non-diversified, closed-end management investment company and designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. Shares are considerably less liquid than Shares of funds that trade on a stock exchange, or Shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that an investor tenders due to the illiquidity of the Fund’s investments (each, a “Fund Investment”) or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase.

The Fund is structured as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class NAV, of not less than 5% and not more than 25% of the Fund’s outstanding Shares on the Repurchase Request Deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The Fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Such a decrease may therefore force the Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to it and cause its expense ratio to increase.

Notices of each repurchase offer are sent to shareholders no more than 42 days and no less than 21 days before the Repurchase Request Deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than the fourteen (14) days after the Repurchase Request Deadline (or the next Business Day, if the 14th day is not a Business Day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to Shareholders between one and three Business Days after the Repurchase Pricing Date and will distribute payment no later than seven (7) calendar days after such date. If a Shareholder tenders all of its Shares (or a portion of its Shares) in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Shareholder after the Repurchase Request Deadline. Because the NAV applicable to a repurchase is calculated fourteen (14) days after the Repurchase Request Deadline, a Shareholder will not know its repurchase price until after it has irrevocably tendered its Shares. See “REPURCHASES OF SHARES” and “REPURCHASE PROCEDURES.” Shareholders may be subject to market risk in relation to the tender of their Shares for repurchase because like other market investments, the value of the Fund’s Shares may move up or down, sometimes rapidly and unpredictably, between the date a repurchase offer terminates and the repurchase date. Likewise, because the Fund’s Investments may include securities denominated in foreign currencies, changes in currency values between the date a repurchase offer terminates and the repurchase date may also adversely affect the value of the Fund’s Shares.

An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Also, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of the Investment Company Act.

Non-Diversified Status

The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more Fund Investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by such Fund Investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of investments. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. However, the Fund will be subject to diversification requirements applicable to RICs under the Code. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in this Prospectus and “TAX MATTERS” in the Fund’s SAI.

Suitability

Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Potential investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund. For example, the regulatory and tax environment for leveraged investors and for private markets funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or private markets funds may materially adversely affect the ability of the Fund to pursue its investment strategies or achieve its investment objective.

In addition, it is possible that government regulation of various types of derivative instruments and/or regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy.

Rule 18f-4 under the Investment Company Act provides for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements) and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all tender option bonds or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all tender option bonds or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4.

In addition, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Fund invests could have a material effect on the tax consequences to the Shareholders. In the event of any such change in law, each Shareholder is urged to consult its own tax advisers.

Certain tax risks associated with an investment in the Fund are discussed in “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Substantial Repurchases

Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares. See “PRINCIPAL RISKS - Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares.”

Temporary Investments

Delays in investing the proceeds of the offering of Shares may impair the Fund’s performance. The Fund cannot assure you it will be able to identify any investments that meet its investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest proceeds on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

Before making investments, the Fund may invest proceeds to the Fund in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements, and other high-quality debt instruments maturing in one year or less from the time of investment (“Temporary Investments”). This will produce returns that are significantly lower than the returns which the Fund expects to achieve when the Fund’s portfolio is fully invested in securities meeting the Fund’s investment objective. As a result, any distributions that the Fund pays while the Fund’s portfolio is not fully invested in securities meeting its investment objective may be lower than the distributions that the Fund may be able to pay when the Fund portfolio is fully invested in securities meeting the Fund’s investment objective.

In addition, a portion of the Fund’s assets may be invested Temporary Investments as well as other liquid investments such as a diversified set of publicly traded equities or exchange traded funds, when, for example, investments in target asset classes are unattractive, or to provide a reserve for anticipated obligations of the Fund or for other temporary purposes. Although such a practice may assist in the preservation of capital and the management of liquidity, the assumption of such positions may also impact overall investment return. Cash investment practices of the Fund may be expected, therefore, to affect total investment performance of the Fund. Although a money market fund seeks to preserve a $1.00 per share NAV, it cannot guarantee it will do so. The sponsor of a money market fund has no legal obligation to provide financial support to the money market fund and investors in money market funds should not expect that the sponsor will provide support to a money market fund at any time.

Valuation of Fund Investments

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund Investments to trade. Due to the lack of centralized information and trading, the valuation of loans, fixed-income instruments and other Fund holdings may result in more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such instrument carried on the Fund’s books.

Shareholders should recognize that valuations of illiquid assets involve various judgments and consideration of factors that may be subjective. As a result, the NAV of the Fund, as determined based on the fair value of its investments, may vary from the amount ultimately received by the Fund from its investments. This could adversely affect Shareholders whose Shares are repurchased as well as new Shareholders and remaining Shareholders. For example, in certain cases, the Fund might receive less than the fair value of its investment, resulting in a dilution of the value of the Shares of Shareholders who do not tender their Shares in any coincident repurchase offer and a windfall to tendering Shareholders; in other cases, the Fund might receive more than the fair value of its investment, resulting in a windfall to Shareholders remaining in the Fund, but a shortfall to tendering Shareholders.

Under the Investment Company Act, the Fund is required to value its assets at market value or, if there is no readily available market value, at fair value. The Board has approved valuation procedures for the Fund and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Fund’s investment adviser, Privacore Capital Advisors, LLC (in this capacity, the “Valuation Designee”), subject to the oversight of the Board. Because there is not a public market or active secondary market for many of the securities in which the Fund intends to invest, the Fund will value these securities at fair value as determined in good faith by the Valuation Designee. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 - Fair Value Measurements and Disclosures (“ASC 820”). The Sub-Adviser assists the Valuation Designee in determining the fair value of Fund Investments and provides regular reports to the Valuation Designee. The Valuation Designee initially reviewed and will periodically review the Sub-Adviser’s valuation methods, techniques, inputs and assumptions used in the pricing of Fund holdings and in the reports to the Valuation Designee. The Valuation Designee utilizes the services of a third-party vendor in monitoring and validating the pricing of Fund Investments.

The determination of fair value, and thus the amount of unrealized losses the Fund may incur in any year, is to a degree subjective, and the Valuation Designee and the Sub-Adviser have a conflict of interest in making the determination. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Fund’s determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s NAV on a given date to understate or overstate materially the value that the Fund may ultimately realize upon the sale of one or more Fund investments. See “CALCULATION OF NET ASSET VALUE; VALUATION.”

The valuations of Shares may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include:

●	changes in regulatory policies or tax guidelines;

●	changes in earnings or variations in operating results;

●	changes in the value of the Fund Investments;

●	changes in the value of underlying collateral or other assets supporting the value of the Fund Investments;

●	changes in accounting guidelines governing valuation of the Fund Investments;

●	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

●	departure of the Advisers or certain of their respective key personnel;

●	general economic trends and other external factors; and

●	loss of a major funding source.

Cybersecurity Risk

Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund and its affiliates, the Fund Investments, as well as the Fund’s third-party service providers are subject to cybersecurity risks. Cybersecurity risks have significantly increased in recent years and the Fund or the Fund Investments could suffer losses in the future, including investment-related losses or deterioration in value, or other negative outcomes. The Fund’s and its affiliates’, the issuers’ of Fund Investments, and the Fund’s third-party service providers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. The Advisers have procedures and systems in place that they believe are reasonably designed to protect confidential information and prevent data loss and security breaches. However, such measures cannot provide absolute security. In addition, the Fund and the Advisers have limited ability to prevent or mitigate cybersecurity incidents affecting third-party service providers. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of its respective affiliates and third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify the Fund’s protective measures and to investigate and remediate vulnerabilities or other exposure.

Operational Risk

An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.

Reliance on Technology

The Fund’s business is highly dependent on the communications and information systems of the Advisers. In addition, certain of these systems are provided to the Advisers by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in the Fund’s activities. This, in turn, could have a material adverse effect on the Fund’s operating results.

Epidemics, Pandemics, Outbreaks of Disease and Public Health Risk

Certain illnesses spread rapidly and have the potential to significantly and adversely affect the global economy. Outbreaks such as COVID-19 or other similarly infectious diseases may have material adverse impacts on the Fund and its investments. The Fund and Advisers have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of an epidemic, pandemic or an outbreak, there is no assurance that the Fund, the Advisers and service providers, or the Fund’s portfolio companies, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. An epidemic, pandemic or disease could also impair the information technology and other operational systems upon which the Advisers rely and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.

Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty. The impact of COVID-19 and other epidemics and/or pandemics that may arise in the future, has negatively affected and may continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. The impact of any outbreak may last for an extended period of time.

To satisfy any repurchase requests during periods of extreme volatility, it is more likely the Fund will be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value. In addition, any repurchase completed while the Fund has unrealized losses may cause the investors whose Shares were repurchased to crystalize their losses even if such unrealized losses do not ultimately convert into realized losses. You should review this Prospectus and the SAI to understand the Fund’s discretion to implement temporary defensive measures.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

General Economic and Market Conditions; Geopolitical Risk

The success of the Fund’s investment program may be affected by general economic and market conditions and other events, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, national and international political circumstances, natural/environmental disasters, terrorist attacks and social and political discord. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Fund. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

The United Kingdom (“UK”) left the European Union (“EU”) on January 31, 2020, and a transition period during which the UK and EU negotiated terms of departure ended on December 31, 2020. The departure is commonly referred to as “Brexit.” The UK and EU reached an agreement, effective January 1, 2021, on the terms of their future trading relationship, which principally relates to the trading of goods. Further discussions are expected to be held between the UK and the EU in relation to matters not covered by the trade agreement, such as financial services. Brexit may have significant political and financial consequences for the Eurozone markets and broader global economy, including greater volatility in the global stock markets and illiquidity, fluctuations in currency and exchange rates, and an increased likelihood of a recession in the UK. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively impact investments in securities issued by companies located in EU countries. Brexit also may cause additional member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. As a result, markets in the UK, Europe and globally could experience increased volatility and illiquidity, and potentially lower economic growth which in return could potentially have an adverse effect on the value of the Fund’s investments. Market disruption in the EU and globally may have a negative effect on the value of the Fund’s investments. Additionally, there could be additional risks if one or more additional EU member states seek to leave the EU.

In addition, armed conflicts between Russia and Ukraine in Europe and Hamas and Israel in the Middle East could adversely affect global energy and financial markets and, therefore, could affect the value of Fund Investments, including beyond the Fund’s direct exposure to issuers operating in the applicable geographic regions. The extent and duration of these conflicts, related sanctions and resulting market disruptions are impossible to predict and could be substantial. These events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, global energy and financial markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. The price and liquidity of investments may fluctuate widely as a result of these conflicts and related events. Any such disruptions caused by these conflicts or resulting sanctions may magnify the impact of other risks described in this Prospectus.

Interest rates in the United States and many other countries have risen in recent periods and may rise in the future. See “INVESTMENT RELATED RISKS - Interest Rate Risk” below for more information. Additionally, reserves held by banks and other financial institutions in bonds and other debt securities could face a significant decline in value relative to deposits and liabilities, which coupled with general economic headwinds resulting from a changing interest rate environment, creates liquidity pressures at such institutions, as evidenced by the bank run on the Silicon Valley Bank Financial Group (“SVB”) causing it to be placed into receivership. As a result, certain sectors of the credit markets could experience significant declines in liquidity, and it is possible that the Fund will not be able to manage this risk effectively.

Significant Developments Stemming from U.S. Presidential Administration Changes

With each new U.S. administration, it can often be expected that the new administration will seek to change certain policies put forth by the former administration, especially when the incoming and outgoing administrations are affiliated with different political parties. Donald J. Trump took office as the U.S. president in January 2025. The new administration is seeking to enact changes to numerous areas of law and regulations currently in effect. Any such changes could significantly impact the Fund or its investments. Specific legislative and regulatory changes may materially impact the Fund include changes to trade agreements, immigration policy, import and export regulations, tariffs and customs duties, energy regulations, income tax regulations and the federal tax code, public company reporting requirements and antitrust enforcement.

Changes in federal policy, including tax policies, and at regulatory agencies, occur over time through policy and personnel changes, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by various entities. The nature, timing and economic effects of potential changes to the current legal and regulatory framework affecting financial institutions under this presidential administration remain highly uncertain. Future changes may adversely affect the Fund’s operating environment and therefore the Fund’s business, financial condition and results of operations. There can be no assurance that any changes in laws, regulations or governmental policy will not have an adverse impact on the Fund and its investments, including the ability of the Fund to execute its investment objectives and to generate attractive returns.

The new administration’s actions to re-enter, withdraw from, or materially modify any international trade agreements, to implement greater restrictions on free trade, and/or to increase tariffs or duties other countries may respond to such actions with similar actions (e.g., by imposing tariffs on U.S. imports), thereby affecting (potentially adversely) the business, financial condition, and performance of certain of the Fund’s Portfolio Companies. The Advisers also cannot predict how other countries will respond to a new administration’s actions.

In addition, any changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing the financial services industry, foreign trade, manufacturing, outsourcing, development and investment in the territories and countries or types of investments in which the Fund is permitted to invest, and any negative sentiments towards the U.S. as a result of such changes, could adversely affect the performance of the Fund’s investments. The likelihood of occurrence and the effect of any such change is highly uncertain and could have an adverse impact on the Fund and the Fund’s investments. In addition, negative sentiments towards the United States among non-U.S. companies, customers, employees or prospective employees could adversely affect sales and operations of Portfolio Companies, including, for instance, the ability to conduct business with (including import goods from) non-U.S. manufacturers or suppliers. Moreover, media (including social media) has the potential to influence public sentiment and escalate tensions both within the U.S. and in international relations, which could cause social unrest and could negatively impact stock markets and economics around the globe and the Funds’ investments.

Reporting Requirements

Shareholders who beneficially own Shares that constitute more than 5% or 10% of the Fund’s Shares are subject to certain requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Shareholders or to notify Shareholders that such reports are required to be made. Shareholders who may be subject to such requirements should consult with their legal advisers.

BUSINESS AND STRUCTURE RELATED RISKS

The Adviser

The Fund is dependent upon the services and resources provided by the Adviser. The Adviser has experience managing other registered investment companies. The Fund will be dependent on the Adviser’s operational and compliance functions to meet the applicable requirements of the Investment Company Act.

Reliance on the Sub-Adviser

The Sub-Adviser has full discretionary authority to identify, structure, allocate, execute, administer, monitor and liquidate Fund Investments and, in doing so, has no responsibility to consult with any Shareholder. Accordingly, an investor in the Fund must rely upon the abilities of the Sub-Adviser, and no person should invest in the Fund unless such person is willing to entrust all aspects of the investment decisions of the Fund to the Sub-Adviser.

Reliance on the Key Personnel

The Fund will depend on the investment expertise, skill and network of business contacts of the Advisers. The Advisers will evaluate, negotiate, structure, execute, monitor and service Fund Investments. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Advisers and their investment management team. The departure of certain key personnel of the Advisers or their affiliates could have a material adverse effect on the Fund’s ability to achieve its investment objective.

The Fund’s ability to achieve its investment objective depends on the Advisers’ ability to identify, analyze, invest in, finance and monitor Fund Investments that meet the Fund’s investment criteria. The Advisers’ capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, the Advisers may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Advisers may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

It is anticipated that the Fund will rely to a significant extent upon the relationships of the Advisers and their affiliates to provide the Fund with potential investment opportunities. If the Advisers or their affiliates fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom the Advisers and their affiliates have relationships are not obligated to provide the Fund, the Advisers or any of their affiliates with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Portfolio Construction May Vary

While this Prospectus contains generalized discussions about the Advisers’ current expectations with respect to the make-up of the portfolio of the Fund, many factors may contribute to changes in emphasis in the construction of the portfolio, including changes in market or economic conditions or regulations as they affect various industries and sectors and changes in the political or social situations in particular jurisdictions.

The Sub-Adviser may modify the implementation of the Fund’s investment strategies, portfolio allocations, investment processes and investment techniques as compared to predecessor funds based on market conditions, changes in personnel or as the Adviser otherwise deems appropriate. There is no guarantee that the Sub-Adviser’s allocation strategy will produce the desired results. The percentage of the Fund’s total assets allocated to any category of investment may at any given time be significantly less than the maximum percentage permitted pursuant to the Fund’s investment policies. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions. The flexibility of the Fund’s investment policies and the discretion granted to the Sub-Adviser to invest the Fund’s assets across various segments, classes and geographic regions of the securities markets means that the Fund’s ability to achieve its investment objective may be more dependent on the success of its Advisers than other investment companies.

Distribution Policy

Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to make monthly distributions of substantially all of its net investment income, after payment of interest on outstanding borrowings, if any, Distributions are not assured, and the amount of each distribution is likely to vary. The Fund cannot assure you that the Fund will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus.

In addition, because the Fund intends to qualify annually as a RIC, the Fund intends to distribute at least 90% of its annual net taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. It is possible, although not intended, that distributions could exceed net investment income and net short-term and long-term capital gain, resulting in a return of capital. All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income. Shareholders should not assume that the source of a distribution from the Fund is net investment income. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the proceeds from the offering of Shares, including any fees payable to the Advisers. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their Shares. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in the Prospectus and “TAX MATTERS” in the Fund’s SAI for more information.

Uncertain Source and Quantity of Funding

Proceeds from the sale of Shares will be used for the Fund’s investment opportunities, operating expenses and for payment of various fees and expenses such as the Investment Management Fee and other fees. Any working capital reserves the Fund maintains may not be sufficient for investment purposes, and it may require debt or equity financing to operate. Accordingly, in the event that the Fund develops a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to the Fund. Consequently, if the Fund cannot obtain debt or equity financing on acceptable terms, the ability to acquire investments and to expand operations will be adversely affected. As a result, the Fund would be less able to achieve portfolio diversification and its investment objective, which may negatively impact the Fund’s results of operations and reduce the Fund’s ability to make distributions to Shareholders.

Fluctuations in Performance

The Fund could experience fluctuations in its performance due to a number of factors, including, but not limited to, the Fund’s ability or inability to make investments that meet the Fund’s investment criteria, the interest rate payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

Large Shareholder Transactions Risk

Shares of the Fund may be offered to certain other investment companies, large retirement plans and other large investors. As a result, the Fund is subject to the risk that those Shareholders may purchase or redeem a large number of Shares of the Fund. In addition, large purchases of Fund Shares could adversely affect the Fund’s performance to the extent that the Fund does not immediately invest cash it receives and therefore holds more cash than it ordinarily would. Large Shareholder activity could also generate increased transaction costs and cause adverse tax consequences. While the Fund’s structure as an interval fund would limit the impact of significant Shareholder repurchase requests, Shareholders may receive only a prorated portion of their requested repurchase amount if the Fund’s periodic repurchase offers are oversubscribed.

MANAGEMENT RELATED RISKS

Management Risk

The NAV of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities or the financial performance of portfolio companies in which the Fund invests may prove to be incorrect and may not produce the desired results.

Divergence of Resources

Neither the Advisers nor their affiliates, including individuals employed by the Advisers or their affiliates, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund will target. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of the Advisers, whose primary businesses include the origination of investments, engage in investment advisory business with accounts that compete with the Fund. Affiliates of the Advisers have no obligation to make their originated investment opportunities available to the Advisers or to the Fund.

Transactions with Affiliates

Affiliates of the Advisers engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund or Fund Investments. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund or Fund Investments. Affiliates of the Advisers may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund Investments) which (i) may have structures, investment objective and/or policies that are similar to (or different than) those of the Fund, (ii) may compete with the Fund for investment opportunities, and (iii) may invest alongside the Fund in certain transactions that are in compliance with Section 17 of the Investment Company Act. The Fund has applied for exemptive relief from the SEC, which, if granted, would permit the Fund to participate in certain negotiated direct equity investments alongside other funds managed by the Advisers or certain of their affiliates outside the parameters of Section 17 of the Investment Company Act, subject to certain conditions including (i) that a majority of the Trustees of the Board who have no financial interest in the co-investment transaction and a majority of the Trustees of the Board who are not “interested persons,” as defined in the Investment Company Act, approve the 17(d) investment and (ii) that the price, terms and conditions of the 17(d) investment will be identical for each fund participating pursuant to the exemptive relief. In addition, affiliates of the Advisers and their respective clients may themselves invest in securities that would be appropriate for the Fund’s investments and may compete with the Fund Investments for investment opportunities. There can be no assurance the SEC will grant the Fund such relief.

INVESTMENT RELATED RISKS

This section discusses the types of investments that may be made, directly or indirectly, by the Fund, and some of the risks associated with such investments. It is possible that the Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks. The investments described below may be held by the Fund directly or they may be held as collateral or as credit support for Fund Investments. The Fund Investments are subject to all general market risks along with risks specific to the type of Fund Investment. Any of these risks may create deterioration in the value of the Fund Investment or in the collateral supporting the investment and may lead to losses or impairments.

Legal, Tax and Regulatory Risks Applicable to Fund Investments

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund Investments. New (or revised) laws or regulations may be imposed by federal agencies, regulators, or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund Investments. In particular, these agencies are implementing a variety of new rules pursuant to financial reform legislation in the United States and in certain foreign jurisdictions. The Fund Investments also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these federal agencies, regulators, and self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and requirements. Federal agencies, regulators, or self-regulatory organizations are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. Such actions may adversely affect the Fund Investments.

Limited Operating History of Fund Investments

Fund Investments may have limited operating histories and the information the Fund will obtain about such investments may be limited. As such, the ability of the Advisers to evaluate past performance or to validate the investment strategies of such Fund Investments will be limited. Moreover, even to the extent a Fund Investment has a longer operating history, the past investment performance of any of the Fund Investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the investment professionals responsible for the performance of such investments may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Advisers rely upon information provided to it by the issuer of the securities that is not, and cannot be, independently verified. Further, the results of other funds or accounts managed by the Advisers, which have or have had investment objectives similar to or different from those of the Fund, may not be indicative of the results that the Fund achieves.

Unspecified Investments; Dependence on the Advisers

The Advisers have complete discretion to select the Fund Investments as opportunities arise. The Fund, and, accordingly, Shareholders, must rely upon the ability of the Advisers to identify and implement Fund Investments consistent with the Fund’s investment objective. Shareholders will not receive or otherwise be privy to due diligence or risk information prepared by or for the Advisers in respect of the Fund Investments. The Sub-Adviser has the authority and responsibility for asset allocation, the selection of Fund Investments and all other investment decisions for the Fund. The success of the Fund depends upon the ability of the Advisers to develop and implement investment strategies that achieve the investment objective of the Fund. Shareholders will have no right or power to participate in the management or control of the Fund or the Fund Investments, or the terms of any such investments. There is no assurance that the Advisers will be able to select or implement successful strategies or achieve the Fund’s investment objective. See also “BUSINESS AND STRUCTURE RELATED RISKS - The Adviser” and “BUSINESS AND STRUCTURE RELATED RISKS - Reliance on the Sub-Adviser.”

Failure to Qualify as a RIC or Satisfy the Annual Distribution Requirement

As soon as practicable, the Fund intends to elect to be treated as a RIC and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net ordinary income or net capital gain that is distributed (or deemed distributed, as described below) to Shareholders. To qualify for and maintain RIC qualification under the Code, the Fund must, among other things, meet the following source-of-income and asset diversification requirements under Subchapter M of the Code. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in the Prospectus and “TAX MATTERS” in the Fund’s SAI.

●	The source-of-income requirement will be satisfied if the Fund derives at least 90% of its gross income for each year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities (as defined in Section 2(a)(36) of the Investment Company Act) or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from interests in a qualified publicly traded partnerships (the “90% Gross Income Test”).

●	The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the close of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s total assets must be represented by cash, cash items (including receivables), U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s total assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s total assets can be invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (b) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or (c) the securities of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification tests or by disposing of non-diversified assets. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for or maintain RIC tax status and thus become subject to corporate-level income tax.

In addition, the Fund must distribute to Shareholders on an annual basis at least 90% of the Fund’s “investment company taxable income” (which generally is the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, determined without regard to the dividends paid deduction) for any taxable year (the “Annual Distribution Requirement”). Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the Investment Company Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the Annual Distribution Requirement. If the Fund is unable to obtain cash from other sources, it could fail to qualify for the U.S. federal income tax benefits allowable to RICs and thus become subject to corporate-level income tax.

No assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate-level income tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable. If the Fund fails to qualify for or maintain RIC status for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions, and, when such income is distributed, Shareholders would be subject to a further tax on distributions to the extent of the Fund’s current or accumulated earnings and profits. For additional discussion regarding the tax implications of a RIC, see “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in this Prospectus and “TAX MATTERS” in the Fund’s SAI.

Restrictions on Raising Capital and Borrowing

As a result of the Annual Distribution Requirement to qualify as a RIC under the Code, the Fund may need to periodically access the capital markets to raise cash to fund new investments of the Fund. The Fund may issue “senior securities,” as defined in the Investment Company Act (including borrowing money from banks or other financial institutions) only in amounts such that the Fund’s asset coverage, as defined in the Investment Company Act, equals at least 300% after such incurrence or issuance. Compliance with these requirements may unfavorably limit the Fund’s investment opportunities and reduce its ability in comparison to other companies to profit from favorable spreads between the rates at which it can borrow and the rates at which it can lend.

The Fund may borrow for investment purposes. If the value of the Fund’s assets declines, the Fund may be unable to satisfy the asset coverage test, which would prohibit the Fund from paying distributions and could prevent the Fund from qualifying as a RIC. If the Fund cannot satisfy the asset coverage test, the Fund may be required to sell a portion of its investments and, depending on the nature of the Fund’s debt financing, repay a portion of the Fund’s indebtedness at a time when such sales may be disadvantageous. In addition, any amounts that the Fund uses to service its indebtedness would not be available for distribution by the Fund to Shareholders.

Debt Securities

One of the fundamental risks associated with debt and debt-related securities is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. Adverse changes in the financial condition of an issuer, in the collateral supporting a Fund Investment, or in general economic conditions (or all three) may impair the ability of an issuer to make such payments and result in defaults on, and declines in, the value of its debt. The Fund’s return to Shareholders would be adversely impacted if issuers of debt securities in which the Fund invest become unable to make such payments when due. Other risk factors include interest rate risk (a rise in interest rates causes a decline in the value of debt securities) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Investments in Loans

The Fund will originate or invest in loans, either through primary issuances or in secondary transactions, including potentially on a synthetic basis. The value of the Fund’s loans may be detrimentally affected to the extent a borrower defaults on its obligations. There is no assurance that the value assigned by the Adviser to collateralize an underlying loan can be realized upon liquidation, nor can there be any assurance that any such collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause the Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfer intended to satisfy securities regulations, which will limit the number of potential purchasers if the Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.

The portfolio may include first lien senior secured, second and third lien loans and any other loans.

The Adviser considers a range of default and loss scenarios at an investment level and typically aggregates those losses to a portfolio level, considering those losses relative to the loan-to-value of an investment. While the Adviser focuses on credit default risk relative to the ultimate value of an investment at maturity, it also considers the potential impact of changes in defaults on the market price for any investments.

Default Risk

The ability of the Fund to generate income through its investments is dependent upon payments being made by the borrower underlying such investments. If a borrower is unable to make its payments on an investment, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such investment.

A portion of the Fund Investments will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. The Fund may need to rely on the collection efforts of third parties, which also may be limited in their ability to collect on defaulted investments. The Fund may not have direct recourse against borrowers, may not be able to contact a borrower about an investment, and may not be able to pursue borrowers to collect payment under investments. To the extent an investment is secured, there is no assurance as to the amount of any funds that may be realized from recovering and liquidating any collateral or the timing of such recovery and liquidation and hence there is no assurance that sufficient funds (or, possibly, any funds) will be available to offset any payment defaults that occur under the investment. Certain investments, such as loans, are credit obligations of the borrowers and the terms of certain investments may not restrict the borrowers from incurring additional debt. If a borrower incurs additional debt after obtaining a loan or other instrument through a platform, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency or bankruptcy of the borrower. This circumstance would ultimately impair the ability of that borrower to make payments on its loans or other instruments and the Fund’s ability to receive the principal and interest payments that it expects to receive on such loan or other instrument. To the extent borrowers incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of that borrower may impair the borrower’s ability to repay its loans or other instruments, or it may impair a third party’s ability to collect, on behalf of the Fund, upon default. To the extent that a loan or other instrument is unsecured, borrowers may choose to repay obligations under other indebtedness (such as loans obtained from traditional lending sources) before repaying an unsecured loan or instrument because the borrowers have no collateral at risk. The Fund may not be made aware of any additional debt incurred by a borrower or whether such debt is secured.

If a borrower files for bankruptcy, any pending collection actions will automatically be put on hold and further collection action will not be permitted absent court approval. It is possible that a borrower’s liability on its loan or instrument will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured loan or instrument, unsecured creditors will receive only a fraction of any amount outstanding on the loan or instrument, if anything.

Third-Party Originator-Reliance Risk

With respect to Fund Investments that are originated by a third-party, the Fund will be reliant on the third-party originator’s ability to source suitable deals, detect fraud, assess the credit worthiness of both the borrower and the obligor on the invoice or receivable, manage operational and financial risk and, in the event of default, pursue and collect collateral. In the event of default, the Fund incurs the risk that it may only rank as an unsecured creditor. The obligor on the invoice may dispute any aspect of its obligation and delay, reduce or withhold payments, which may affect the value of the collateral. In making investments, the Fund is dependent upon the originator’s ability to monitor and curtail fraud, including factoring fraud, which involves the falsification of invoice documents. False invoices can easily be created online to appear as if they have been issued by legitimate debtors or as if the invoiced amounts are higher than they actually are.

Covenant-Lite Loans

Some of the loans in which the Fund may invest may be “covenant-lite” loans. “Covenant-lite” loans refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom which may negatively impact lenders because their covenants are incurrence-based. To the extent the Fund invests in “covenant-lite” loans, the Fund may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

First Lien Senior Secured Loans

There is a risk that the collateral securing the Fund’s senior secured term loan investments in an issuer may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the issuer to raise additional capital, and, in some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in an issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund will receive principal and interest payments according to the loan’s terms, or at all, or that it will be able to collect on the loan should it be forced to enforce its remedies.

Second Lien Senior Secured Loans and Junior Debt Investments

Second and third lien loans are subject to the same investment risks generally applicable to senior loans described above. The Fund’s second lien senior secured loans will be subordinated to first lien loans and the Fund’s junior debt investments, such as mezzanine loans, generally will be subordinated to both first lien and second lien loans and have junior security interests or may be unsecured. As such, to the extent the Fund holds second lien senior secured loans and junior debt investments, holders of first lien loans may be repaid before the Fund in the event of a bankruptcy or other insolvency proceeding. Therefore, second and third lien loans are subject to additional risk that the cash flow of the related obligor and the property securing the second or third lien loan may be insufficient to repay the scheduled payments to the lender after giving effect to any senior secured obligations of the related obligor. This may result in an above average amount of risk and loss of principal. Second and third lien loans are also expected to be more illiquid than senior loans. To the extent a junior debt investment is unsecured, it is also subject to the risks described in “INVESTMENT RELATED RISKS – Unsecured Loans” below.

Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including mortgage-backed securities) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. To the extent the Fund invests in subordinate debt instruments (including mortgage-backed securities), the Fund would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans, senior mezzanine debt or senior commercial mortgage-backed securities bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer. The Fund’s investments will be affected, where applicable, by (i) the relative payment priorities of the respective classes of instruments or securities issued by portfolio companies (or affiliates thereof), (ii) the order in which the principal balances of such respective classes with balances will be reduced in connection with losses and default-related shortfalls, and (iii) the characteristics and quality of the underlying loans in the Fund.

Unsecured Loans

Unsecured loans are subject to the same investment risks generally applicable to loans described above but are subject to additional risk that the assets and cash flow of the related obligor may be insufficient to repay the scheduled payments to the lender after giving effect to any secured obligations of the obligor. Unsecured loans will be subject to certain additional risks to the extent that such loans may not be protected and such loans are not secured by collateral, financial covenants or limitations upon additional indebtedness. Unsecured loans are also expected to be a more illiquid investment than senior loans for this reason.

Other Risks Related to Loans

Under the agreements governing most syndicated loans, should a holder of an interest in a syndicated loan wish to call a default or exercise remedies against a borrower, it could not do so without the agreement of at least a majority of the other lenders. Actions could also be taken by a majority of the other lenders, or in some cases, a single agent bank, without the consent of all lenders. Each lender would nevertheless be liable to indemnify the agent bank for its ratable share of expenses or other liabilities incurred in such connection and, generally, with respect to the administration and any renegotiation or enforcement of the syndicated loans. Moreover, an assignee or participant in a loan may not be entitled to certain gross-up payments in respect of withholding taxes and other indemnities that otherwise might be available to the original holder of the loan.

Furthermore, the Adviser may invest a portion of the Fund’s assets in bank loans and participations. The special risks associated with these obligations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality and (iii) limitations on the ability of the Fund or the Adviser to directly enforce its rights with respect to participations. The Adviser will seek to balance the magnitude of these and other risks identified by it against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund. Bank loans are frequently traded on the basis of standardized documentation which is used in order to facilitate trading and market liquidity. There is no assurance, however, that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue or that the same documentation will be used in the future. The settlement of trading in bank loans often requires the involvement of third parties, such as administrative or syndication agents, and there presently is no central clearinghouse or authority which monitors or facilitates the trading or settlement of all bank loan trades. Often, settlement may be delayed based on the actions of any third party or counterparty, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for the Fund.

In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to a borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Fund’s investments, the Fund could be subject to allegations of lender liability.

The Fund may acquire interests in bank loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing participations, the Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying debt and may have no right to enforce compliance by the borrower with the terms of the loan agreement, or any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, if the Fund were to hold a participation, it would assume the credit risk of both the borrower and the institution selling the participation to the Fund. In certain circumstances, investing in the form of participation may be the most advantageous or only route for the Fund to make or hold any such investment, including in light of limitations relating to local laws or the willingness of administrative agents or borrowers to allow the Fund to become a direct lender.

The Fund may have difficulty disposing of loans and loan participations because to do so it will have to assign or sell such securities to a third party. Because there is no liquid market for many such investments, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund’s ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund’s portfolio.

Loans may become non-performing for a variety of reasons. Non-performing debt obligations may require substantial workout negotiations, restructuring or bankruptcy filings that may entail a substantial reduction in the interest rate, deferral of payments and/or a substantial write-down of the principal of a loan or conversion of some or all of the debt to equity. Additional costs associated with these activities may reduce returns.

Finally, there may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act, and borrowers subject to the periodic reporting requirements of Section 13 of the Exchange Act. Loans may be issued by companies that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such companies may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Instead, in such cases, the Fund generally will rely on the contractual provisions in the loan agreement itself, and common-law fraud protections under applicable state law. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.

Mezzanine Debt Risk

Mezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment grade bonds and unsecured loans. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure. Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled obligation after giving effect to any senior obligations of the related borrower. Mezzanine securities are also expected to be a highly illiquid investment. Mezzanine securities will be subject to certain additional risks to the extent that such loans may not be protected by financial covenants or limitations upon additional indebtedness. Investment in mezzanine securities is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of debt obligations.

Investment in Receivables Risk

The Fund may invest in alternative lending-related securities with exposure to receivables or invoice financing, including loans or advances made to businesses, secured by invoice receivables, originated by specialty finance managers, marketplace lending platforms or other originators. Platforms that originate trade receivables financing loans to corporations usually conduct due diligence but do not always conduct on-site visits to verify that the business exists and is in good standing. For this reason, the risk of fraud may be greater with corporate trade receivables. Typically, an originator will seek to validate that the debtor has received the goods or services for which it has been invoiced and is willing to pay the creditor before making the receivables available for investment, although this may not always be the case. There is no assurance, however, that the debtor will not subsequently dispute the quality or price of the goods or services and withhold payments. Fraud, delays or write-offs associated with such disputes could directly impact the profitability of the Fund’s investments in alternative lending-related securities with exposure to trade receivables. In the event of insolvency of any debtor owing funds on a receivable that the Fund has purchased directly or indirectly, the Fund may only rank as an unsecured creditor. In the case of receivables transferred with recourse, when a debtor defaults on its obligations to the purchaser of the receivable (such as the Fund, directly or indirectly), the seller of the receivable will become obligated to fulfill any remaining invoice amounts owed to the purchaser. In the case of receivables transferred without recourse, the Fund or other direct owner of the receivable will have no such “back-up” obligor in the event of a debtor default. In either scenario, there is a risk that the party with the payment obligation will fail to make payments timely or at all.

Royalties

The Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as oil & gas, music/entertainment and healthcare, among others. Included in those risks could be volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond the Fund’s control.

Trade Finance Risk

Trade finance as an asset class typically consists of the financing of goods or materials during the time it takes to transport the goods from one geographic location to another. The Fund may invest in trade finance, structured trade finance, export finance, and project finance, or related obligations of companies or other entities with potential for exposure to emerging markets, all through a variety of forms, structures, and terms. Investing in trade finance may present emerging market risk, where the Fund considers risks tied to political and economic factors (different and often more complex than those faced domestically), ranging from but not limited to: expropriation, confiscation, nationalization, election, or war. Emerging market risk can also produce risk associated with loan market health, additional costs, regulatory practices, accounting standards, credit systems, taxation, and currency risk. Additionally, trade finance may entail transportation and warehousing risk, legal risk, collateral value risk, liquidity risk, and global market risk. Counterparty risk exists in default and fraud, as well as custody risks of theft and natural disaster. Finally, to the extent the buyer does not follow through on the contractual purchase, the Fund bears the price risk of reselling the goods to a new buyer.

Transportation Finance, Auto Loan, Aviation Industry Risk

The Fund may invest in transportation finance-related instruments. The transportation finance sector is cyclical in nature and will likely be dependent upon continued economic growth in the world’s economies. Economic recessions, terrorism, pandemics, the price of fuel, and newer, more efficient vehicles are all risks to these types of investments.

Automobile loans are not typically insured or guaranteed by any other person or entity. Increases in unemployment, decreases in home values or the values of other consumer assets or lack of availability of credit may lead to increased default rates and may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession or otherwise may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

The Fund may acquire assets related to the aviation industry. Investments in securitizations and other financial instruments backed by aircraft and aircraft equipment are subject to a number of risks relating to the aviation industry including reduced leasing of aircraft and related equipment by commercial airlines and the commercial aviation industry generally, reduction in demand for any one aircraft or type of aircraft, the maintenance and operating history of the specific aircraft or components that back such securities, maintenance or performance issues with the model and type of aircraft that back such securities, and regulatory risk relating to the aviation industry. Adverse developments with respect to any of the foregoing may adversely affect the value of securities collateralized or otherwise backed by aircraft or aircraft equipment. In addition, the bankruptcy of the lessors or lessees of the aircraft or aircraft equipment that back such securities may complicate financial recoveries in connection with such securities and therefore have a negative impact on their value. Market events such as economic declines and recessions, geopolitical conflicts and the occurrence or threat of pandemics, terrorism or war may also have an adverse effect on the aviation industry generally and securities related to the same, especially when such market events cause declines in travel, increases in costs or future uncertainty for airlines, aircraft or the commercial aviation industry generally. For example, as a result of the COVID-19 pandemic, air travel substantially declined, and many airlines became dependent, at least in part, on government aid. There is no assurance that future events will not have a negative impact on the aviation industry or securities collateralized or otherwise backed by aircraft or aircraft equipment.

Consumer Loan Risk

The Fund may invest in consumer loans (or asset backed securities (“ABS”) backed by consumer loans), including debt consolidation loans, home improvement loans, personal loans, residential real estate investments, credit cards, and automobile loans. The performance of such investments are affected by, among other things, general economic conditions. Changes in economic conditions have adversely affected the performance and market value of such investments. Consumer loans are susceptible to prepayment risks and default risks. Unsecured consumer loans are not secured by any collateral of the borrowers. The repayment of unsecured consumer loans is dependent upon the ability and willingness of the borrowers to repay. Other consumer loans may be secured by collateral, but the value of that collateral is not guaranteed.

Litigation Finance Risk

The Fund may invest in litigation finance-related investments. The structure of litigation finance-related investments may vary from other investments due to various legal, regulatory and risk reasons. Below is a summary of the types of risks specific to this kind of investment.

Evaluation and Disclosure of Cases and Case Performance. Due to competitive and legal considerations and restrictions, the Fund and the Adviser and/or the Sub-Adviser may not be able to provide to investors details regarding any underlying investment opportunity. Investors will be wholly dependent upon the Adviser and/or the Sub-Advisers’ ability to assess and manage investments made by the Fund.

Recovery Risks and Timing Uncertainty. Parties to a litigation, arbitration or settlement agreement must have the ability to pay a fee, judgment, award or the agreed upon amount if a case outcome or transaction is ultimately successful or completed. Part of the investment process involves the Sub-Adviser’s assessment of this ability to pay. However, if the party is unable to pay or further challenges the validity of a judgment or award, the Fund may have difficulties ultimately collecting its share of monetary judgments or awards. Further, given the nature of these recoveries, the Fund will not always control the ultimate timing of an amount recovered, and there is no assurance that the Sub-Adviser will be able to predict the timing of any such payments.

Legal Professional Duties. For most investments, the Fund will be the client of the law firm representing the party to the litigation or transaction and will not have the ability to control decisions made by the parties or the law firm. Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to the Fund. The law firms involved also will be subject to an overriding duty to the courts and not the Fund.

Reliance on Outside Counsel and Experts. As part of the due diligence process in which the Fund engages, the Fund might rely on the advice and opinion of outside counsel and other experts in assessing potential opportunities. Further, the Fund and the Sub-Adviser will sometimes be dependent upon the skills and efforts of independent law firms to complete any settlement or underlying litigation or transactional matter. There is no guarantee that the ultimate outcome of any opportunities will be in line with a law firm’s or expert’s initial assessment.

Settlements. Some litigation finance investments pertain to litigation in which a settlement agreement or some form of agreement in principle between the parties exists. However, in some circumstances, these settlements, whether finalized or under a memorandum of understanding, require court approval or procedural steps beyond the Sub-Adviser’s or the Fund’s control. If parties to an agreement or agreement in principle, or the relevant judicial authorities, terminate or reject a settlement, the Fund could suffer losses in its litigation finance investments.

Real Estate Investments Risk

The Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility. The value of companies engaged in the real estate industry is affected by (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of real estate investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. The Adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in this industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

The Fund’s investments in mortgage loans secured by real estate (including residential and commercial mortgage loans, non-agency mortgage loans and second-lien mortgage loans) will be subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. If a borrower defaults or declares bankruptcy and the underlying asset value is less than the loan amount, the Fund will suffer a loss.

In this manner, real estate values could impact the value of the Fund’s mortgage loan investments. Therefore, the Fund’s investments in mortgage loans will be subject to the risks typically associated with real estate. The Fund may invest in commercial real estate loans, which are secured by commercial property and are subject to risks of loss that may be greater than similar risks associated with loans made on the security of single family residential property.

Legislative, regulatory and enforcement actions seeking to prevent or restrict foreclosures or providing forbearance relief to borrowers of residential mortgage loans may adversely affect the value of certain mortgage loan investments. Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure or the exercise of other remedies, provide new defenses to foreclosure, or otherwise impair the ability of the loan servicer to foreclose or realize on a defaulted mortgage loan. While the nature or extent of limitations on foreclosure or exercise of other remedies that may be enacted cannot be predicted, any such governmental actions that interfere with the foreclosure process or are designed to protect customers could increase the costs of such foreclosures or exercise of other remedies in respect of mortgage loans, delay the timing or reduce the amount of recoveries on defaulted mortgage loans held by the Fund, and consequently, could adversely impact the yields and distributions the Fund may receive in respect of its ownership of mortgage loans.

Infrastructure Sector Risk

The Fund may invest its assets in securities issued by companies in the infrastructure industry. Infrastructure companies are subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown including surplus capacity, government budgetary constraints and other factors. Additionally, infrastructure companies may be subject to regulation by various governmental authorities and also may be affected by governmental regulation of rates charged to customers, service interruptions and/or legal challenges due to environmental, operational or other issues and the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards. There is also the risk that publicly-funded infrastructure projects, especially in emerging markets, may be subject to changing regulations and the effects of public corruption, resulting in delays and cost overruns. Other risks include environmental damage due to a company’s operations or an accident, changes in market sentiment toward infrastructure and terrorist acts. Infrastructure securities may also be highly illiquid investments.

Structured Product Risk

When investing in a structured product (including collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”)), the Fund may have the right to receive payments only from the structured product and generally will not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund. Certain structured products may be thinly traded or have a limited trading market. CLOs, CDOs and credit-linked notes are typically privately offered and sold. As a result, investments in structured products may be characterized by the Fund as illiquid securities. In addition to the general risks associated with fixed-income securities, structured products carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in structured products are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Structured Products –Collateralized Debt Obligations

CDOs are structured products created by the grouping of certain private loans and other lender assets/collateral into pools. Holders of structured products bear the risks of the underlying assets and are subject to counterparty risks. A sponsoring organization establishes an special purpose vehicle to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities. Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating. The Fund may also utilize financing structures created prior to and in anticipation of closings of CDOs, which are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CDO vehicles.

Investors in CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving S&P Global Ratings (“S&P”) ratings of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Because the loans held in the pool often may be prepaid without penalty or premium, CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the Shareholders. The credit characteristics of CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CDOs that can be resold in Rule 144A transactions, but there is no assurance that such a market will exist or will be active enough for the Fund to sell such securities.

In addition to the typical risks associated with fixed-income securities and ABS, CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes with the issuer or unexpected investment results; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the manager of the CDO may perform poorly.

Asset Backed Securities Risk

ABS are investments that are backed primarily by the cash flows of a discrete pool of fixed or revolving receivables or other financial assets that by their terms convert into cash within a finite time period. These could include assets such as unsecured consumer or other receivables, credit card receivables, auto loans, consumer loans, fund finance, trade receivables, equipment leases, and other assets that produce streams of payments. ABS are generally not insured or guaranteed by the related sponsor or any other entity and therefore, if the assets or sources of funds available to the issuer are insufficient to pay those outstanding liabilities, the Fund will incur losses. In addition, ABS entail prepayment risk that may vary depending on the type of asset but is generally less than the prepayment risk associated with mortgage-backed securities. Asset backed investments present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these investments.

ABS entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain ABS. In addition, certain ABS are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

ABS are often backed by pools of any variety of assets, including, for example, leases, financial obligations (including equipment finance, floorplan finance, fund finance, lease finance, litigation finance, intellectual property finance, insurance premium finance, project finance, supply chain finance, and trade and shipping finance), agricultural assets, auto leases and loans, datacenter assets or leases, debt consolidation loans, fleet leases, home loans, aircraft leases, railcar leases, small business loans, timeshare receivables, franchise rights, student loans and consumer loans, which may represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The market value of an ABS is affected by changes in the market’s perception of the asset backing the ABS and the creditworthiness of the servicer for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.

The value of ABS, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. The price paid by the Fund for such securities, the yield the Fund expects to receive from such securities and the average life of such securities are based on a number of unpredictable factors, including the anticipated rate of prepayment of the underlying assets, and are therefore subject to the risk that the asset backed security will lose value. ABS are also subject to the general risks associated with investing in physical assets such as real estate; that is, they could lose value if the value of the underlying asset declines.

Holders of ABS bear various other risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks and legal risks. Credit risk arises from (i) losses due to defaults by obligors under the underlying collateral and (ii) the issuing vehicle’s or servicer’s failure to perform their respective obligations under the transaction documents governing the ABS. These two risks can be related, as, for example, in the case of a servicer that does not provide adequate credit-review scrutiny to the underlying collateral, leading to a higher incidence of defaults.

Market risk arises from the cash flow characteristics of the ABS, which for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the investor in the event that credit losses in the portfolio rise well above expected levels.

Interest rate risk arises for the issuer from (x) the pricing terms on the underlying collateral, (y) the terms of the interest rate paid to holders of the ABS and (z) the need to mark to market the excess servicing or spread account proceeds carried on the issuing vehicle’s balance sheet. For the holder of the security, interest rate risk depends on the expected life of the ABS, which can depend on prepayments on the underlying assets or the occurrence of wind-down or termination events.

If the servicer becomes subject to financial difficulty or otherwise ceases to be able to carry out its functions, it could be difficult to find other acceptable substitute servicers and cash flow disruptions or losses can occur, particularly with underlying collateral comprised of non-standard receivables or receivables originated by private retailers who collect many of the payments at their stores.

Structural and legal risks include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), a court having jurisdiction over the proceeding could determine that, because of the degree to which cash flows on the assets of the issuing vehicle potentially have been commingled with cash flows on the originator’s other assets (or similar reasons), (a) the assets of the issuing vehicle could be treated as never having been truly sold by the originator to the issuing vehicle and could be substantively consolidated with those of the originator, or (b) the transfer of such assets to the issuer could be voided as a fraudulent transfer. The time and expense related to a challenge of such a determination also could result in losses and/or delayed cash flows.

In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks can be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities in an ABS issue generally absorb all losses from default before any other class of securities in such issue is at risk, particularly if such securities have been issued with little or no credit enhancement equity. Such securities, therefore, possess some of the attributes typically associated with equity investments.

Another risk associated with ABS is that the collateral that secures an ABS, such as credit card receivables, could be unsecured. In the case of credit card receivables, debtors are additionally entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. For ABS that are backed by automobile receivables, such ABS pose a risk because most issuers of such ABS permit the servicers to retain possession of the underlying obligations. Because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the ABS potentially will not have a proper security interest in all of the obligations backing such ABS. Therefore, there is a possibility that recoveries on repossessed collateral will not, in some cases, be available to support payments on these securities. As the foregoing shows, an underlying risk of investing in ABS is the dependence on debtors to timely pay their consumer loans.

In the case of ABS structured using special purpose securitization vehicles, securitized assets are typically actively managed by an investment manager, which may be the Adviser or its affiliates, and as a result, such assets will be traded, subject to rating agency and other constraints, by such investment manager. The aggregate return on these equity securities will depend in part upon the ability of each such investment manager to actively manage the related portfolio of assets.

The Fund’s investment strategies with respect to certain types of investments may be based, in part, upon the premise that certain investments (either held directly or through an asset backed security) that are otherwise performing may from time to time be available for purchase by the Fund at “undervalued” prices. Purchasing interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund or will not be subject to further reductions in value. No assurance can be given that investments can be acquired at favorable prices or that the market for such interests will continue to improve since this depends, in part, upon events and factors outside the control of the Sub-Adviser.

Mortgage-Backed Securities Risk

The Fund’s investments in securitization vehicles or other special purpose entities that hold mortgages or mortgage-backed securities may involve risks that differ from or are greater than risks associated with other types of investments. The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. For example, the COVID-19 pandemic impacted the rate of loan modification, forbearance and other forms of relief that may extend the effective duration of a mortgage-backed security.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates.

The mortgage-backed securities in which the Fund invests are also subject to risks associated with their structure and the nature of the underlying mortgages and the servicing of those mortgages; for this reason, many of the other risks described herein are relevant to the mortgage-backed securities to which the Fund has exposure. There is risk that the underlying debt securities will default. In the event of default, the holder of a mortgage-backed security may not have a security interest in the underlying collateral, and even if such a security interest exists, the recovery on repossessed collateral might be unavailable or inadequate to support payments on the underlying investments. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. For example, the COVID-19 pandemic has impacted, and is likely to continue to impact, loan repayment and default rates. The risks and returns for investors like the Fund is in mortgage-backed securities depend on the tranche in which the investor holds an interest. Many mortgage-backed securities in which the Fund invests may be difficult to value and may be deemed illiquid. Mortgage-backed securities may have the effect of magnifying the Fund’s exposure to changes in the value of the underlying mortgages and may also result in increased volatility in the Fund’s NAV. This means the Fund may have the potential for greater gains, as well as the potential for greater losses, than if the Fund owned the underlying mortgages directly. The value of an investment in the Fund may be more volatile and other risks tend to be compounded if and to the extent that the Fund is exposed to mortgage-backed securities. Any mishandling of related documentation by a servicer may also affect the rights of the security holders in and to the underlying collateral.

Loan Securitizations

The Fund may invest in diversified portfolios of cash-flowing assets or receivables or securitize one or more loans. Securitizing such loan or loans typically involves the creation of a wholly owned entity, the contribution of such loan or pool of loans to the entity and the issuance by the entity of securities or tranched loans to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. The Fund generally expects to retain all or a portion of the equity in any such securitized loan or pool of loans and its retained equity would be exposed to any losses on such loans before any of the debt securities would be exposed to such losses. The Sub-Adviser will often be in a position to determine whether assets should be placed into a loan securitization or whether the Fund and other clients should acquire such loans or other instruments directly, which can also create the potential for conflicts of interest as the Sub-Adviser and its affiliates manage other clients with investment guidelines that do not permit such ither clients to invest in loan securitizations. There can be no assurance that the Sub-Adviser will determine to seek to securitize assets in a manner that ensures that the Fund will be eligible to participate (or that such securitization will occur successfully) and the Sub-Adviser is permitted to make different determinations in good faith whether to seek to securitize certain assets which determination may differ from determinations to not securitize similar assets.

Preferred Securities

Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. There are various risks associated with investing in preferred securities, including equity securities risk, credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company’s capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, the risk that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

Convertible Securities

The Fund may invest in convertible securities. Convertible securities are hybrid securities that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. Convertible securities are similar to fixed-income securities because they usually pay a fixed interest rate (or dividend) and are obligated to repay principal on a given date in the future. The market value of fixed-income and preferred securities tends to decline as interest rates increase and tends to increase as interest rates decline. Convertible securities have characteristics of a fixed-income security and are particularly sensitive to changes in interest rates when their conversion value is lower than the value of the bond or preferred share. Fixed-income and preferred securities also are subject to credit risk, which is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. In addition, the Fund may invest in fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield. These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. Fixed-income and preferred securities also may be subject to prepayment or redemption risk. If a convertible security held by the Fund is called for redemption, the Fund will be required to surrender the security for redemption, convert it into the issuing company’s common stock or cash or sell it to a third party at a time that may be unfavorable to the Fund. Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund’s share price. Convertible securities with a conversion value that is the same as the value of the bond or preferred share have characteristics similar to common stocks. The price of equity securities may rise or fall because of economic or political changes. Stock prices in general may decline over short or even extended periods of time. Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses or by the lack of earnings or such an issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.

Variable and Floating Rate Instruments

The market prices of instruments with variable and floating interest rates are generally less sensitive to interest rate changes than are the market prices of instruments with fixed interest rates. Variable and floating rate instruments may decline in value if market interest rates or interest rates paid by such instruments do not move as expected. Certain types of floating rate instruments, such as interests in bank loans, may be subject to greater liquidity risk than other debt securities.

PIK Interest

To the extent that the Fund invests in loans with a payment in kind (“PIK”) interest component and the accretion of PIK interest constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value ratio, which is a fundamental measure of loan risk; and (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan. The use of PIK interest securities may provide certain benefits to the Adviser and/or Sub-Adviser, including increased management fees and incentive compensation.

Direct Lending Risk

To the extent the Fund is the sole lender in privately offered debt, it may be solely responsible for the expense of servicing that debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt.

Direct Origination Risk

A significant portion of the Fund’s investments may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its Shareholders. In addition, competition for originations of and investments in the Fund’s target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments may be limited in the future, and the Fund may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Sub-Adviser will be able to identify and make investments that are consistent with its investment objective.

In addition, the Fund may originate certain of its investments with the expectation of later syndicating a portion of such investment to third parties. Prior to such syndication, or if such syndication is not successful, the Fund’s exposure to the originated investment may exceed the exposure that the Sub-Adviser intended to have over the long-term or would have had had it purchased such investment in the secondary market rather than originating it.

Illiquid Portfolio Investments

The Fund is expected to invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities may be volatile and the Fund may not be able to sell them when the Sub-Adviser desires to do so or to realize what the Sub-Adviser perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.

Investors acquiring direct loans hoping to recoup their entire principal must generally hold their loans through maturity. Direct loans may not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not listed on any securities exchange. Accordingly, those loan investments may not be transferred unless they are first registered under the Securities Act and all applicable state or foreign securities laws or the transfer qualifies for an exemption from such registration. A reliable secondary market has yet to develop, nor may one ever develop for direct loans and, as such, these investments should be considered illiquid. Until an active secondary market develops, the Fund intends to primarily hold its direct loans until maturity. The Fund may not be able to sell any of its direct loans even under circumstances when the Sub-Adviser believes it would be in the best interests of the Fund to sell such investments. In such circumstances, the overall returns to the Fund from its direct loans may be adversely affected. Moreover, certain direct loans may be subject to certain additional significant restrictions on transferability. Although the Fund may attempt to increase its liquidity by borrowing from a bank or other institution, its assets may not readily be accepted as collateral for such borrowing.

Lender Liability Considerations and Equitable Subordination

A number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Advisers may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Participation on Creditors’ Committees and Board of Directors

The Advisers and their respective affiliates, on behalf of the Fund or of other funds or accounts they manage, may participate on committees formed by creditors to negotiate with the management of financially troubled companies that may or may not be in bankruptcy. The Advisers may also seek to negotiate directly with debtors with respect to restructuring issues. In the situation where a representative of the Advisers choose to join a creditors’ committee, the representative would likely be only one of many participants, each of whom would be interested in obtaining an outcome that is in its individual best interest. There is no assurance that the representative would be successful in obtaining results most favorable to the Fund in such proceedings, although the representative may incur significant legal fees and other expenses in attempting to do so. As a result of participation by the representative on such committees, the representative may be deemed to have duties to other creditors represented by the committees, which might thereby expose the Fund to liability to such other creditors who disagree with the representative’s actions.

It is possible that the Advisers and/or their respective affiliates will be represented on the boards of some of the companies in which the Fund makes investments. Such representation may have the effect of impairing the ability of the Adviser and/or Sub-Adviser to sell the Fund’s related securities when, and upon the terms, it might otherwise desire, including as a result of applicable securities laws.

Loan Participation and Assignments

The Fund may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Fund, and the selling institution might not consider the interests of the Fund in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.

Non-Performing Investments

The Fund may invest in non-performing or sub-performing Fund Investments. A Fund Investment may also become non-performing or sub-performing after the Fund makes the investment. Such Fund Investments often involve workout negotiations, restructuring and the possibility of foreclosure. These processes are often lengthy and expensive. In addition, the Fund Investments may include securities and debt obligations of financially distressed issuers, including companies involved in bankruptcy or other reorganization and liquidation proceedings. As a result, the Fund Investments may be subject to additional bankruptcy related risks, and returns on such investments may not be realized for a considerable period of time. Such investments involve substantial, highly significant risks. The risks associated with holding such securities generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer of such a security is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities.

An investment in subordinated (residual) classes of ABS is typically considered to be an illiquid and highly speculative investment, as losses on the underlying assets are first absorbed by the subordinated classes. The risks associated with an investment in such subordinated classes of ABS include credit risk, regulatory risk pertaining to the Fund’s ability to collect on such securities and liquidity risk.

Below Investment Grade Investments

The Fund may invest in securities and other instruments that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Advisers), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and other instruments and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities and other instruments may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and other instruments, and may have an adverse impact on the value of such securities and instruments. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities and other instruments, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities and instruments. The secondary market for lower grade securities and other instruments may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities and instruments, or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short- term and the long-term.

The prices of fixed-income securities and other instruments generally are inversely related to interest rate changes; however, below investment grade securities and other instruments historically have been somewhat less sensitive to interest rate changes than higher quality securities and instruments of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities and instruments. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade issuers and thus have a more significant effect on the value of some lower grade securities and instruments. In addition, the current low rate environment has expanded the historic universe of buyers of lower grade securities and instruments as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade market may exit the market and reduce demand for lower grade securities and other instruments, potentially resulting in greater price volatility.

Loan Industry Risk

The loan industry is highly regulated and the alternative lending-related securities in which the Fund invests are subject to extensive rules and regulations issued by governmental authorities in each of the jurisdictions in which the Fund invests. These authorities also may impose obligations and restrictions on the activities of platforms that originate loans, or those of other entities involved in the alternative lending process. These rules and regulations, as well as any change thereof, could increase the Fund’s or the platforms’ expenses and/or decrease the value of the Fund’s investments in alternative lending-related securities.

The platforms’ failure to comply with the requirements of applicable law may cause, among other things, the platforms to be required to register with or be licensed by governmental authorities and/or the revocation of requisite licenses, the voiding of loan contracts, impairment of the enforcement of loans or collection of interest, indemnification liability to contract counterparties, class action lawsuits, administrative enforcement actions and/or civil and criminal liability in the relevant jurisdiction. The evolving nature of the platforms’ respective business models may complicate their ability to determine the applicability of, and to effect compliance with, such requirements. Moreover, legal and regulatory requirements and any interpretations of those requirements are subject to periodic changes. Any such failure to comply with, or change in, applicable law necessitating new significant compliance obligations could have an adverse effect on the platforms’ compliance costs and ability to operate. The platforms could seek to pass through any increase in their costs to their borrowers or investors, such as the Fund, in the form of higher origination or servicing fees.

In connection with the sale and servicing of the whole loans, fractions of whole loans or pools of whole loans, the platforms typically make representations and warranties to investors, such as the Fund, that the loans were originated and are being serviced in accordance with and in compliance with applicable laws (and in some cases specifically with the laws described herein) in all material respects. Despite these representations and warranties, the Fund cannot guarantee that the platforms have been and will continue to be in compliance with all applicable laws. If those representations and warranties were not correct, the platforms could be required to repurchase the loans or indemnify the Fund for losses, but the Fund cannot be certain that the platform would be required and able to repurchase loans or indemnify the Fund for losses in all such cases.

In addition to laws governing the activities of lenders and servicers, a limited number of states require purchasers of certain loans, primarily consumer loans, to be licensed or registered in order to own the loans or, in certain states, to collect a rate of interest above a specified rate.

In addition, regulators, enforcement agencies and courts are increasingly considering the role of non-bank lenders. There is no guarantee that laws and regulations applicable to non-bank lenders will not change in a manner that adversely affects or restricts the Fund, including the ability of the Fund to acquire loans from the platforms, or otherwise restricts or materially increases the cost to the Fund of pursuing potential investment strategies.

Finally, increased reporting, registration, and compliance requirements may divert the attention of personnel and the management team of the Advisers, and may furthermore place the Fund at a competitive disadvantage to the extent that the Advisers or companies in which the Fund invests are required to disclose sensitive business information. The Fund will be required to bear the Fund’s expenses relating to compliance-related matters and regulatory filings.

Early-Stage and Emerging Companies

Investment in early-stage and emerging companies involves a number of significant risks. Generally, little public information exists about these companies, and the Fund will rely on the ability of the Sub-Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If they are unable to uncover all material information about these companies, they may not make a fully informed investment decision, and the Fund may lose money on its investments. Early-stage and emerging companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, early-stage and emerging companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the portfolio companies in which the Fund invests. Early-stage and emerging companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence.

Foreign Investments

Foreign securities may be issued and traded in foreign currencies. As a result, changes in exchange rates between foreign currencies may affect their values in U.S. dollar terms. For example, if the value of the U.S. dollar goes up, compared to a foreign currency, a loan payable in that foreign currency will go down in value because it will be worth fewer U.S. dollars. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. The Fund may employ hedging techniques to minimize these risks, but the Fund can offer no assurance that the Fund will, in fact, hedge currency risk or, that if the Fund does, such strategies will be effective.

The political, economic, and social structure of some foreign countries may be less stable and more volatile than those in the United States. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. A government may take over assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise stockholder rights, and pursue legal remedies with respect to foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and to take into account with respect to the Fund’s investments in foreign securities. Brokerage commissions and other fees generally are higher for foreign securities. Government supervision and regulation of foreign stock exchanges, currency markets, trading systems and brokers may be less than in the United States. The procedures and rules governing foreign transactions and custody (holding of the Fund’s assets) may involve delays in payment, delivery or recovery of money or investments. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies, and some countries may lack uniform accounting and auditing standards. Thus, there may be less information publicly available about foreign companies than about most U.S. companies. Certain foreign securities may be less liquid (harder to sell) and more volatile than many U.S. securities. This means the Fund may at times be unable to sell foreign securities at favorable prices. Dividend and interest income from foreign securities may be subject to withholding taxes by the country in which the issuer is located, and the Fund may not be able to pass through to its Shareholders foreign tax credits or deductions with respect to these taxes.

The Fund may invest in foreign securities of issuers in so-called “emerging markets” (or less developed countries). Such investments are particularly speculative and entail all of the risks of investing in foreign securities but to a heightened degree. “Emerging market” countries generally include all countries in the following regions: Asia (excluding Japan, South Korea, Singapore, Hong Kong, and Taiwan), Eastern Europe, Middle East, Africa and Latin America, or such countries as reasonably determined by the Sub-Adviser from time to time. Emerging markets generally have less developed trading markets and exchanges, thus securities of issuers in emerging and developing markets may be more difficult to sell at acceptable prices and may show greater price volatility than securities of issuers in more developed markets. Settlements of securities trades in emerging and developing markets may be subject to greater delays than in other markets so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Investments in securities of issuers located in certain emerging countries involve the risk of loss resulting from problems in share registration, settlement or custody and the imposition of exchange controls (including repatriation restrictions). Since emerging markets generally have less developed legal systems, the legal remedies for investors in emerging markets may be more limited than the remedies available in the U.S., and the ability of U.S. authorities (e.g., SEC and the U.S. Department of Justice) to bring actions against bad actors may be limited. In addition, emerging markets countries may have more or less government regulation and generally do not impose as extensive and frequent accounting, auditing, financial and other reporting requirements as the securities markets of more developed countries. There may be significant differences between financial statements prepared in accordance with an emerging market’s accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. Further, investments in securities of issuers located in certain emerging countries involve the risk of loss resulting from substantial economic, political and social disruptions.

Currency Risk

The Fund may engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, in which case the Fund will be subject to foreign currency risk. The Fund’s shares are priced in U.S. dollars and the distributions paid by the Fund to Shareholders are paid in U.S. dollars. However, a portion of the Fund’s assets may be denominated directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Shareholders. The Fund intends to hedge exposure to reduce the risk of loss due to fluctuations in currency exchange rates relative to the U.S. dollar. There is no assurance, however, that these strategies will be available or will be used by the Fund or, if used, that they will be successful. As a result, the Fund’s investments in foreign currency-denominated securities may reduce the returns of the Fund.

Currency risk may be particularly high to the extent that the Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.

Servicer Risk

The Fund’s direct and indirect investments in loans originated or sourced by alternative lending platforms are typically serviced by that platform or a third-party servicer. In the event that the servicer is unable to service the loan, there is no guarantee that a backup servicer will be able to assume responsibility for servicing the loans in a timely or cost-effective manner; any resulting disruption or delay could jeopardize payments due to the Fund in respect of its investments or increase the costs associated with these investments. If the servicer becomes subject to a bankruptcy or similar proceeding, there is some risk that the Fund’s investments could be recharacterized as a secured loan to the platform, as described more fully (with respect to the potential bankruptcy of a platform) above under “Loan Industry Risk,” which could result in uncertainty, costs and delays from having the Fund’s investment deemed part of the bankruptcy estate of the platform, rather than an asset owned outright by the Fund. The Fund is also subject to servicer transition risk to the extent that such a platform or third-party servicer is replaced.

Cost of Capital and Net Investment Income

If the Fund uses debt to finance investments, its net investment income may depend, in part, upon the difference between the interest rate at which it borrows funds and the interest rate of investments made using those funds. As a result, a significant change in market interest rates can have a material adverse effect on the Fund’s net investment income. In periods of rising interest rates when it has debt outstanding, the Fund’s cost of funds will increase, which could reduce the Fund’s net investment income. The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the Investment Company Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Counterparty Risk

Many of the markets in which the Fund effects its transactions are “over the counter” or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating its investments with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

RIC-Related Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other investments that will be treated as having “market discount” and/or original issue discount (“OID”) for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the Annual Distribution Requirement and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to the Advisers based on accruals that may never be realized. In addition, the deferral of PIK interest also reduces a loan’s loan-to-value ratio at a compounding rate.

Uncertain Tax Treatment

The Fund may invest in certain investments that may present special tax issues for the Fund and may have uncertain tax treatment. These issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax.

Reinvestment Risk

Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding investments. The Fund may also choose to sell higher yielding investments and to purchase lower yielding investments to achieve greater portfolio diversification because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments or cash held by the Fund temporarily are likely to have a negative effect on dividend levels, NAV and/or overall return of the Fund’s Shares.

Risks of Securities Activities

The Fund will invest and trade in a variety of different securities, and utilize a variety of investment instruments and techniques. Each security and each instrument and technique involves the risk of loss of capital. While the Sub-Adviser attempts to moderate these risks, there is no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

Sourcing Investment Opportunities Risk

On an ongoing basis, it cannot be certain that the Sub-Adviser will be able to continue to locate a sufficient number of suitable investment opportunities to allow the Fund to fully implement its investment strategy. In addition, privately negotiated investments in loans and illiquid securities of private middle-market companies require substantial due diligence and structuring, and the Fund may not be able to achieve its anticipated investment pace. These factors increase the uncertainty, and thus the risk, of investing in the Fund. To the extent the Fund is unable to deploy its capital, its investment income and, in turn, the results of its operations, will likely be materially adversely affected.

Concentration of Investments

Subject to the Fund’s policy not to concentrate in a particular industry or group of industries as concentration is defined under the Investment Company Act, the rules and regulations thereunder or any exemption therefrom (see “Statement of Additional Information – Fundamental Policies”), or in any issuer, pursuant to the Investment Company Act and SEC guidance thereunder, the Fund will not invest 25% or more of the value of its total assets in the securities of issuers engaged in any single industry. However, despite this 25% limitation, the Fund’s investment portfolio may at times be significantly concentrated, both as to managers, industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Fund’s investment portfolio. The Fund is, however, subject to the asset diversification requirements applicable to RICs. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in this Prospectus and “TAX MATTERS” in the Fund’s SAI.

To the extent that the Fund invests more heavily in a particular industry, the Fund’s NAV will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The Fund also will be subject to concentration risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region.

Nature of Portfolio Companies

The Fund Investments may include direct and indirect investments in various companies, ventures and businesses (“Portfolio Companies”). This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund Investments may also include Portfolio Companies that are in a state of distress or which have a poor record, and which are undergoing restructuring or changes in management, and there is no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

Economic Recession or Downturn Risk

Many of the Fund’s investments may be issued by companies susceptible to economic slowdowns or recessions. Therefore, the Fund’s non-performing assets are likely to increase, and the value of its portfolio is likely to decrease, during these periods. A prolonged recession may result in losses of value in the Fund’s portfolio and a decrease in the Fund’s revenues, net income and NAV. Unfavorable economic conditions also could increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to it on terms it deems acceptable. These events could prevent the Fund from increasing investments and harm the Fund’s operating results.

Extension Risk

Rising interest rates tend to extend the duration of long-term, fixed rate securities and other instruments, making them more sensitive to changes in interest rates. The value of longer-term securities and other instruments generally changes more in response to changes in interest rates than shorter-term securities or instruments. As a result, in a period of rising interest rates, such securities or instruments may exhibit additional volatility and may lose value.

Prepayment

The Fund is subject to the risk that the investments it makes in Portfolio Companies may be repaid prior to maturity (e.g., “prepayment risk”). When this occurs, the Fund will generally reinvest these proceeds in Temporary Investments, pending their future investment in new Portfolio Companies. These Temporary Investments will typically have substantially lower yields than the debt being prepaid and the Fund could experience significant delays in reinvesting these amounts. Any future investment in a new Portfolio Company may also be at lower yields than the debt that was repaid. As a result, the Fund’s results of operations could be materially adversely affected if one or more of the Fund’s Portfolio Companies elect to prepay amounts owed to the Fund. Additionally, prepayments, net of prepayment fees, could negatively impact the Fund’s return on equity. In addition, when interest rates decline, fixed income securities with stated interest rates may have their principal paid earlier than expected. This may result in the Fund having to reinvest that money at lower prevailing interest rates, which can reduce the returns of the Fund.

Follow-on Investments

Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, including exercising warrants, options or convertible securities that were acquired in the original or subsequent financing; in seeking to: (i) increase or maintain in whole or in part the Fund’s position as a creditor or the Fund’s equity ownership percentage in a portfolio company; or (ii) preserve or enhance the value of the Fund’s investment. The Fund has discretion to make follow-on investments, subject to the availability of capital resources. Failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of an underlying portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, the Adviser and/or the Sub-Adviser may elect not to make a follow-on investment because the Adviser and/or the Sub-Adviser may not want to increase the Fund’s level of risk or because the Adviser and/or the Sub-Adviser prefers other opportunities for the Fund.

Control Positions

The Fund (in the case of direct investments) may take control positions in Portfolio Companies, such as in a workout. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses. Control may be allocated across multiple affiliated or unaffiliated entities.

Leverage

The Fund may employ leverage through borrowings or derivative instruments and is likely to directly or indirectly acquire interests in companies with highly leveraged capital structures. The cost and availability of leverage is highly dependent on the state of the broader credit markets, which state is difficult to accurately forecast, and at times it may be difficult to obtain or maintain the desired degree of leverage. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of a Fund Investment will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

Derivative Instruments

The Fund may use options, swaps, futures contracts, forward agreements, reverse repurchase agreements and other similar transactions. The Fund’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying asset, rate or index; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Sub-Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain. See “PRINCIPAL RISKS - Legal, Tax and Regulatory Risks” for a discussion of Rule 18f-4 under the Investment Company Act.

Futures. A futures contract is a standardized agreement to buy or sell a specific quantity of an underlying instrument at a specific price at a specific future time. The value of a futures contract tends to increase and decrease in tandem with the value of the underlying instrument. Depending on the terms of the particular contract, futures contracts are settled through either physical delivery of the underlying instrument on the settlement date or by payment of a cash settlement amount on the settlement date. A decision as to whether, when and how to use futures involves the exercise of skill and judgment, and even a well-conceived futures transaction may be unsuccessful because of market behavior or unexpected events. In addition to the derivatives risks discussed above, the prices of futures can be highly volatile, using futures can lower total return, and the potential loss from futures can exceed the Fund’s initial investment in such contracts.

Options. If the Fund buys an option, it buys a legal contract giving it the right to buy or sell a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium paid by the Fund. If the Fund sells an option, it sells to another person the right to buy from or sell to the Fund a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium received by the Fund. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived option transaction may be unsuccessful because of market behavior or unexpected events. The prices of options can be highly volatile, and the use of options can lower total returns.

Swaps. A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, currencies or other instruments. Most swap agreements provide that when the period payment dates for both parties are the same, the payments are made on a net basis (i.e., the two payment streams are netted out, with only the net amount paid by one party to the other). The Fund’s obligations or rights under a swap contract entered into on a net basis will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Swap agreements are particularly subject to counterparty credit, liquidity, valuation, correlation and leverage risk. Certain standardized swaps are now subject to mandatory central clearing requirements, and others are now required to be exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty and liquidity risk, they do not make swap transactions risk-free. Swaps could result in losses if interest rate or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Fund or if the reference index, security or investments do not perform as expected. The Fund’s use of swaps may include those based on the credit of an underlying security, commonly referred to as “credit default swaps.” Where the Fund is the buyer of a credit default swap contract, it would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract only in the event of a default or similar event by a third party on the debt obligation. If no default occurs, the Fund would have paid to the counterparty a periodic stream of payments over the term of the contract and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay an amount equal to the par (or other agreed-upon) value of a referenced debt obligation upon the default or similar event of that obligation. The use of credit default swaps can result in losses if the Fund’s assumptions regarding the creditworthiness of the underlying obligation prove to be incorrect. The Fund will “cover” its swap positions by segregating an amount of cash and/or liquid securities as required by the Investment Company Act and applicable SEC interpretations and guidance from time to time.

Reverse Repurchase Agreements. Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer, trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on Fund Investments and the investment opportunities and, accordingly, have a material adverse effect on the Fund’s investment objective and its rates of return on invested capital. To mitigate such interest rate exposure, the Fund may invest a portion of its portfolio in investments with floating interest rates. In addition, an increase in interest rates would make it more expensive to use debt for the Fund and the Fund’s financing needs, if any.

In addition, in the event of a significant rising interest rate environment, the Fund’s Portfolio Companies with floating interest rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s Portfolio Companies who are unable or unwilling to repay their loans. Fund Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, Fund Investments with fixed rates may decline in value because they are locked in at below market yield.

Interest rates in the United States and many other countries have risen in recent periods and may continue to rise in the future. Because longer-term inflationary pressure may result from the U.S. government’s fiscal policies, the Fund may experience rising interest rates, rather than falling rates, over its investment horizon. To the extent the Fund or a Portfolio Company borrows money to finance its investments, the Fund’s or a Portfolio Company’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Fund’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Fund’s or a Portfolio Company’s financial condition and results of operations.

In addition, a decline in the prices of the debt the Fund or a Portfolio Company owns could adversely affect the Fund’s NAV. Changes in market interest rates could also affect the ability of operating companies in which the Fund or a Portfolio Company invests to service debt, which could materially impact the Fund or a Portfolio Company in which the Fund may invest, thus impacting the Fund.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities and may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Inflation Risk

If an issuer is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected. Many of the Fund Investments may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, a Fund Investment may earn more revenue but may incur higher expenses. As inflation declines, a Fund Investment may not be able to reduce expenses commensurate with any resulting reduction in revenue. There is a risk of a rise in real interest rates, which is likely to create higher financing costs and may reduce the amount of levered, after-tax cash flow generated by a Fund Investment.

Eurozone Risk

The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the EU or the Eurozone create risks that could materially and adversely affect the Fund Investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro-denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.

Hedging

The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the Investment Company Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to Shareholders. See “INVESTMENT RELATED RISKS - Derivative Instruments.”

Risks Relating to Accounting, Auditing and Financial Reporting, etc.

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Fund Investments may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. The accounting, auditing and financial reporting standards and practices applicable to foreign companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. Although the Fund will be using U.S. GAAP, the assets, liabilities, profits and losses appearing in published financial statements of the Fund Investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP. Accordingly, the NAV of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments. In addition, privately held companies may not have third-party debt ratings or audited financial statements. As a result, the Fund must rely on the ability of the Advisers to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in a privately held company. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules and regulations that govern public companies. If the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on Fund Investments. Finally, certain Fund Investments may be in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund may be incomplete, inaccurate and/or significantly delayed. The Fund may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the NAV of the Fund.

NON-PRINCIPAL STRATEGIES AND RISKS

Although not a principal investment strategy, the Fund may invest up to 20% of its assets in other securities and instruments including, without limitation: equity securities, including equity securities of issuers that are related to the Fund’s investments in credit instruments, such as common stock and preferred stock (including warrants or other rights to acquire common or preferred stock) and cash equivalents and money market funds for the temporary investment of cash.

Equity Investments Risk

When the Fund invests in loans and debt securities, the Fund may acquire warrants or other equity securities of borrowers as well. The Fund may also invest in warrants and equity securities directly. To the extent the Fund holds equity investments, the Fund will attempt to dispose of them and realize gains upon the disposition of such equity investments. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.

Warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. The price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

LIMITS OF RISKS DISCLOSURE

The above discussions relate to the various principal risks associated with the Fund, Fund Investments and Shares and are not intended to be a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus, the SAI, and the Declaration of Trust and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Fund Investments selected will produce positive returns, or that the Fund will achieve its investment objective.

MANAGEMENT OF THE FUND

The Board of Trustees

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, or service providers. See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

The Adviser

Privacore Capital Advisors, LLC serves as the investment adviser to the Fund. The Adviser is responsible for the management of the Fund and supervises the activities of the Sub-Adviser. Its principal place of business is located at 1411 Broadway, New York, NY 10018. The Adviser is registered with the SEC under the Advisers Act as a newly formed investment adviser. As of September 30, 2025, it had approximately $110.2 million in assets under management. The Adviser is a wholly owned subsidiary of Privacore Capital, LLC (“Privacore Capital”). Privacore Capital is a joint venture, 51% of which is owned by William Cashel and Brendan Boyle, and 49% of which is indirectly owned by Janus Henderson Group plc. Janus Henderson Group plc is an asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

Privacore Capital and its affiliates expect to enter into a transaction pursuant to which Mr. Cashel will sell his shares and will no longer own, directly or indirectly, a majority voting interest in Privacore Capital (the “Transaction”). Upon completion of the Transaction, Mr. Boyle will own a majority interest in Privacore Capital. The Transaction is expected to close on or about January 20, 2026 (the “Closing”). The Transaction will result in a change of control of the Adviser, as a wholly owned subsidiary of Privacore Capital, pursuant to the Investment Company Act. Accordingly, pursuant to the Investment Company Act, the Fund’s existing Investment Management Agreement and Sub-Advisory Agreement will automatically terminate upon the close of the Transaction. At an in-person meeting held on December 18, 2025, the Board approved a new Investment Management Agreement, Sub-Advisory Agreement (the “New Advisory Agreements”) and the solicitation of written consent to the New Advisory Agreements from the majority of the outstanding voting shares of the Fund. No changes to the management of the Fund are anticipated, and the New Advisory Agreements are identical to the Fund’s current agreements except with respect to the effective date thereof. The New Advisory Agreements are expected to take effect on January 21, 2026.

The Sub-Adviser

Victory Park Capital Advisors, LLC serves as the investment sub-adviser to the Fund. The Sub-Adviser, selected by the Adviser, is responsible for the daily investment and portfolio management activities for the Fund and is located at 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606. The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act.

Since its founding in 2007, Victory Park Capital Advisors, LLC has offered private credit investment solutions under the firmwide investment philosophy focused on proactive and ongoing risk management, with an emphasis on yield generation and capital preservation. The Sub-Adviser has a nearly two decade track record of financing businesses at the forefront of established and emerging industries. As of September 30, 2025, the Sub-Adviser had invested over $11.0 billion across more than 235 investments since its inception. As of October 1, 2025, it had approximately $5.6 billion in assets under management, with approximately $4.9 billion managed in the asset backed strategies that are expected to be components of the Fund’s overall investment strategy.

In addition, as of September 30, 2025, Janus Henderson Group plc had $483.8 billion in assets under management, with over $65.0 billion in securitized assets under management. Janus Henderson Group plc has a 55% ownership interest in the Sub-Adviser. The Sub-Adviser’s remaining ownership is split between its employees and Pacific Current Group, a global multi-boutique asset management firm.

The Advisers and their affiliates may serve as investment managers to other persons or entities (including prospective investors in the Fund) that have investment programs which are similar to the investment program of the Fund, and the Advisers or one of their respective affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

Portfolio Managers

The key personnel of the Sub-Adviser who are primarily responsible for the day-to-day management of the Fund (the “Portfolio Managers”) are Richard Levy, Brendan Carroll, Tom Welch, and Kinan Hayani. The Fund’s primary portfolio managers, along with other members of the Victory Park team, serve on the Investment Committee of the Sub-Adviser responsible for overseeing the Fund, which formulates the investment guidelines for the Fund and approves all investment related decisions. The current members of the Investment Committee have an average of 25+ years of investing and operating experience, across multiple investment cycles, and have worked together for an average of 10+ years. Currently, the Investment Committee has eleven individuals, inclusive of the four portfolio managers. The membership of the Investment Committee may change from time to time.

●	Richard Levy: Richard Levy is the Chief Executive Officer and Chief Investment Officer of Victory Park Capital Advisors, LLC, which he founded in 2007. Prior to his role at Victory Park Capital Advisors, LLC, Mr. Levy served as head of the Small Cap Structured Products Group and co-head of the Solutions Group at Magnetar Capital. He also co-founded and served as managing partner at Crestview Capital Partners. Mr. Levy received a B.A. in political science from The Ohio State University, an MBA from the Illinois Institute of Technology’s Stuart School of Business, and a J.D. from Chicago-Kent College of Law.

●	Brendan Carroll: Brendan Carroll is a Senior Partner at Victory Park Capital Advisors, LLC, which he co-founded in 2007. Previously, as a member of the Solutions Group at Magnetar Capital, Mr. Carroll specialized in direct financings to lower middle market companies. He has held various investment banking positions at William Blair and Robertson Stephens, specializing in corporate finance and mergers and acquisitions. Mr. Carroll has also worked in various capacities for former U.S. Senator Joseph Lieberman (I- CT). Mr. Carroll received a B.A. with honors in government from Georgetown University and an MBA from Harvard Business School.

●	Tom Welch: Tom Welch joined Victory Park Capital Advisors, LLC in 2009 and is a Partner. Previously, Mr. Welch served as a credit underwriter in the Cash-Flow Lending Group for CapitalSource, concentrating his investment efforts in the industries of industrials, consumer products, and business services. He also worked in the Global Multi-Industries Investment Banking Group at Merrill Lynch, focusing on mergers and acquisitions, leveraged finance, and growth capital transactions. Mr. Welch received a B.S. in finance with honors from the University of Illinois.

●	Kinan Hayani: Kinan Hayani joined Victory Park Capital Advisors, LLC in 2015 and is a Partner. Previously, Mr. Hayani was an investment banking analyst at Greenhill & Co. in Chicago, where he focused on mergers and acquisitions. Mr. Hayani graduated with the highest honors from the University of Illinois, where he received a BBA in finance.

Additional information regarding Portfolio Manager compensation, other accounts managed by the Portfolio Managers, and Portfolio Manager ownership of the Fund (if any) can be found in the SAI.

Investment Management Agreements

The Investment Management Agreement between the Adviser and the Fund became effective as of June 11, 2025. The Sub-Advisory Agreement among the Adviser, the Sub-Adviser and the Fund became effective as of June 11, 2025. The Investment Management Agreement and the Sub-Advisory Agreement (together, the “Agreements”) received Board and Shareholder approval and will continue in effect for an initial two-year period, subject to the terms of the respective Agreements. Thereafter, the Agreements will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Agreements will terminate automatically if assigned (as defined in the Investment Company Act) and are terminable by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund at any time without penalty upon sixty (60) days’ written notice to the Adviser or the Sub-Adviser, as applicable. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement and Sub-Advisory Agreement is available in the Fund’s first semi-annual report to Shareholders for the fiscal period ended September 30, 2025.

The Investment Management Agreement provides that, in the absence of bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund, the Adviser, and any partner, member, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives (collectively, the “Adviser Parties”), shall not be liable to the Fund for any act or omission by an Adviser Party in connection with the performance of services to the Fund or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation, for any error of judgment, and for any mistake of law. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser Parties, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of an Adviser Party’s bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund.

The Sub-Advisory Agreement provides that none of the Sub-Adviser or any other of its respective principals, managers, members, partners, directors, officers, shareholders, employees, agents or other applicable representatives (collectively, the “Sub-Adviser Parties”) shall be liable, responsible or accountable in damages or otherwise to the Fund for any act or omission by the Sub-Adviser Parties in connection with the performance of services to the Fund, except when such action or inaction is found to have been the result of a Sub-Adviser Party’s fraud, bad faith, gross negligence, willful misfeasance or reckless disregard of its obligations in the performance or non-performance of its duties to the Fund or the Sub-Adviser’s breach of the Sub-Advisory Agreement. The Sub-Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Sub-Adviser Parties against any liability or expense to which the Sub-Adviser Parties may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the Sub-Adviser Parties’ fraud, bad faith, gross negligence, willful misfeasance or reckless disregard of its obligations in the performance or nonperformance of its duties to the Fund or the Sub-Adviser’s breach of the Sub-Advisory Agreement.

As further described above, as a result of the Transaction, the Agreements will automatically terminate upon the Closing. At an in-person meeting held on December 18, 2025, the Board approved the New Advisory Agreements, which are identical to the Fund’s current Agreements except with respect to the effective date thereof. The New Advisory Agreements are expected to take effect on January 21, 2026.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Shareholders beneficially owning more than 25% of outstanding Shares may be in control and may be able to affect the outcome of certain matters presented for a shareholder vote. As the Fund had not commenced operations as of the date of this prospectus, and except as noted below, the Fund does not know of any persons who own of record or beneficially 5% or more of the Fund’s Shares as of the date of this prospectus.

Class I Shares
Name & Address	Percentage of Fund
Victory Park Capital Advisors, LLC 150 North Riverside Plaza, Suite 5200 Chicago, IL 60606	100%

Class D Shares
Name & Address	Percentage of Fund
None	-

Class S Shares
Name & Address	Percentage of Fund
None	-

The Sub-Adviser has provided the initial seed investment in the Fund. For so long as the Sub-Adviser has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the Investment Company Act. However, it is anticipated that the Sub-Adviser will no longer be a control person when or soon after the Fund commences operations and its Shares are sold to the public.

INVESTMENT MANAGEMENT FEE

The Fund will pay the Adviser an Investment Management Fee in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Adviser an Investment Management Fee at an annual rate of 0.75% of the average daily value of the Fund’s Managed Assets, payable monthly in arrears. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes) as of each day. The Investment Management Fee is paid to the Adviser out of the Fund’s assets before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Adviser for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. The Adviser may make payments from its own resources to affiliated and third parties in connection with the promotion and sale of the Fund’s shares, in addition to the sales-related and other compensation that these parties may receive from the Fund, if any. These payments do not change the price paid by investors for the purchase of a share, the amount the Fund will receive as proceeds from such sales or the fees and expenses paid by the Fund.

INCENTIVE FEE

In addition to the Investment Management Fee, the Fund will pay the Adviser an Incentive Fee pursuant to the Investment Management Agreement. The Incentive Fee is based on income, whereby the Adviser will be entitled to receive an Incentive Fee based on the Pre-Incentive Fee Net Investment Income, attributable to each class of the Fund’s Shares, for each calendar quarter, subject to a quarterly hurdle rate, expressed as a rate of return on the class’s average daily net assets during the quarter, of 1.50% (6.00% annualized), subject to a “catch-up” feature. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund (or its wholly-owned subsidiaries) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Investment Management Fee, expenses payable under the administration agreement with the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution or shareholder servicing fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

With respect to each class, the Incentive Fee for each calendar quarter will be payable quarterly in arrears and calculated as follows:

●	No Incentive Fee is payable to the Adviser if the Fund’s Pre-Incentive Fee Net Investment Income attributable to the class, expressed as a percentage of the class’s average daily net assets in respect of the relevant calendar quarter, does not exceed the Hurdle Rate;

●	100% of the portion of the Fund’s Pre-Incentive Fee Net Investment Income attributable to the class (if any) that exceeds the Hurdle Rate but is less than or equal to 1.6667% (the “catch-up”) is payable to the Adviser if the Fund’s Pre-Incentive Fee Net Investment Income attributable to the class, expressed as a percentage of the class’s average daily net assets in respect of the relevant calendar quarter, exceeds the Hurdle Rate but is less than or equal to 1.6667% (6.6668% annualized); and

●	10% of the portion of the Fund’s Pre-Incentive Fee Net Investment Income attributable to the class that exceeds the “catch-up” is payable to the Adviser if the Fund’s Pre-Incentive Fee Net Investment Income attributable to the class, expressed as a percentage of the class’s average daily net assets in respect of the relevant calendar quarter, exceeds 1.6667% (6.6668% annualized).

The impact of payments and recoupments made in connection with the Expense Limitation Agreement are excluded from Pre-Incentive Fee Net Investment Income.

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets per quarter)

Percentage of each Class’s Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee

Example - Incentive Fee on Pre-Incentive Fee Net Investment Income for Each Calendar Quarter

Scenarios expressed as a percentage of Average Net Assets	Scenario 1	Scenario 2	Scenario 3
Pre-Incentive Fee Net Investment Income Returns	0.55%	1.65%	2.80%
Catch-up Incentive Fee (maximum of 0.16667%)	-	0.15%	0.16667%
Above catch-up Incentive Fee (10% above 1.6667%)	-	-	0.11333%
Net Investment income	0.55%	1.50%	2.52%

Scenario 1

●	Pre-Incentive Fee Net Investment Income Returns do not exceed the 1.50% hurdle rate; therefore, there is no Incentive Fee.

Scenario 2

●	Pre-Incentive Fee Net Investment Income Returns fall between the 1.50% hurdle rate and the catch-up of 1.6667%; therefore, the Incentive Fee is 100% of the Pre-Incentive Fee Net Investment Income Returns above the 1.50% hurdle return.

Scenario 3

●	Pre-Incentive Fee Net Investment Income Returns exceed the 1.50% hurdle rate and the 1.6667% catch-up provision. Therefore, the catch-up provision is fully satisfied by the 1.30% of Pre-Incentive Fee Net Investment.

Pursuant to the Sub-Advisory Agreement, the Adviser shall pay the Sub-Adviser (i) a sub-advisory fee equal to 60% of the Management Fee, payable in monthly in arrears, net of any expense waivers and reimbursements waived or reimbursed by the Adviser or Sub-Adviser, and (ii) 100% of the net Incentive Fee, payable quarterly in arrears; provided that if the Adviser receives no management fees for any month or incentive fees for any quarter, including because of the effect of any expense limitation or fee waivers agreed to with the Fund, the Adviser shall have no obligation to compensate the Sub-Adviser for such month or quarter, as relevant, pursuant to Sub-Advisory Agreement, unless and until the Adviser has recouped the expenses limited and/or fees waived for such month.

DISTRIBUTOR

Janus Henderson Distributors US LLC (the “Distributor”), whose principal business address is 151 Detroit Street, Denver, CO 80206, acts as principal underwriter of the Fund on a commercially reasonable efforts basis, subject to various conditions, pursuant to a Distribution Agreement (the “Distribution Agreement”) between the Fund and the Distributor.

Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased.

The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of Shares of the Fund. The Advisers and/or their affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into agreements with the Distributor) from time to time in connection with the sale of Shares and/or the services provided to Shareholders. These payments will be made out of the Advisers’ and/or their affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares over other investment options.

Investors who purchase Shares through Financial Intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the Financial Intermediary through which they purchase Shares. Investors purchasing Shares of the Fund through Financial Intermediaries should acquaint themselves with their Financial Intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their Financial Intermediary. The Distributor does not receive compensation from the Fund for its distribution services, but may receive compensation for its distribution services from the Advisers. As discussed in further detail below, the Fund has adopted a Distribution and Service Plan with respect to Class S Shares and Class D Shares in compliance with Rule 12b-1 under the Investment Company Act, which allows the Fund to pay a Distribution and Servicing Fee for the sale and servicing of its Class S Shares and Class D Shares to the Fund’s Distributor and/or other qualified recipients. The Distributor does not retain any of the Distribution and Servicing Fee for profit.

The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain brokers, dealers or other Financial Intermediaries that have agreed to participate in the distribution of the Fund’s Shares, including the Distributor, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services.

Pursuant to the Distribution Agreement, the Distributor is solely responsible for the costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities. The indemnification will not apply to actions of the Distributor, its officers, or employees in cases of their bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of their duties.

Class S Shares and Class D Shares in the Fund are offered at their current NAV less a maximum sales charge or distribution fee of 3.50% and 1.50% of the subscription amount, respectively. The Fund may elect to waive the sales charge with respect to certain Shareholders, as described below. See “PURCHASING SHARES - Sales Charge - Class S Shares and Class D Shares.”

DISTRIBUTION AND SERVICE PLAN

Under the terms of the SEC exemptive relief that the Fund has obtained in order to offer multiple share classes, the Fund has adopted a Distribution and Service Plan with respect to Class S Shares and Class D Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan allows the Fund to pay Distribution and Servicing Fees for the sale and servicing of its Class S Shares and Class D Shares. Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to a maximum of 0.85% per year on Class S Shares and a maximum of 0.25% per year on Class D Shares on an annualized basis of the aggregate net assets of the Fund attributable to each such class to the Fund’s Distributor and/or other qualified recipients. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Fund, the Distributor and U.S. Bancorp Fund Services, LLC, as transfer agent, may enter into arrangements with one or more Financial Intermediaries to provide sub-transfer agency, or sub-administration, and other services associated with Shareholders whose Shares are held of record in omnibus accounts, including platforms that facilitate trading and recordkeeping by Financial Intermediaries. In return for these services, the Fund, the Distributor or U.S. Bancorp Fund Services, LLC may pay sub-transfer agency fees to such Financial Intermediaries. If paid by the Fund, these expenses will be included in “Other Expenses” under “Summary of Fund Expenses” in this Prospectus and will not be used for distribution purposes. Class I Shares are not subject to the Distribution and Servicing Fee.

The Distribution and Servicing Fee to be paid to the Distributor for distribution of each class of Shares under the Distribution and Service Plan is as follows:

Class	Distribution and Service Fee
Class S Shares	0.85%
Class D Shares	0.25%
Class I Shares	None

ADMINISTRATION

The Fund has retained the Administrator, U.S. Bancorp Fund Services, LLC, whose principal business address is 615 East Michigan Street, Milwaukee, WI 53202, to provide administrative services, and to assist with operational needs. The Fund has entered into a Fund Servicing Agreement with the Administrator under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s NAVs and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator a tiered Administration Fee based on the Fund’s net assets, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services.

CUSTODIAN

U.S. Bank National Association, an affiliate of the Administrator (the “Custodian”), serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 5065 Wooster Rd, Cincinnati, Ohio 45226.

FUND EXPENSES

The Fund will pay all of its expenses and/or reimburses the Advisers or their affiliates to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Shares; all costs, fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the purchasing, monitoring, identifying, evaluating, investigating, negotiating, acquiring, holding, operating and selling of investments (whether or not such investments are consummated), investment structuring (including forming and maintaining subsidiary investment vehicles) whether or not such investments are consummated, corporate actions, round-trip travel, lodging, meals and other incidentals associated with the due diligence and monitoring activities and enforcing the Fund’s rights in respect of the Fund Investments; quotation or valuation expenses; investment banking and appraisal costs, expenses related to other third-party service providers, the Investment Management Fee and Incentive Fee, and the Administration Fee; brokerage commissions; all principal, interest, fees, expenses and any other amounts incurred in connection with borrowings, financings, guarantees, hedging or derivative transactions, or the provision of security interests or other collateral (including, if applicable, fees and expenses of lender’s counsel associated with such transactions, including for review of side letters); professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign counsel; accounting, auditing and tax preparation expenses; expenses relating fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, sub-custodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund, as applicable; bank service fees; all unreimbursed expenses incurred in connection with the collection of amounts due to the Fund from any person or entity; expenses relating to the use of third-party vendors and service providers for establishing, developing, improving, populating or maintaining information technology, infrastructure or other similar or related systems (including software, databases and cloud-based services or products) to be used by or for the benefit of the Fund; costs and expenses relating to any amendment of the Declaration of Trust or other organizational documents of the Fund; expenses of preparing, amending, printing, and distributing the Prospectus, SAI, and any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to Shareholders, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; Shareholder recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Advisers or their affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell Fund Investments to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund, as applicable, outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity; expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of Shareholders (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Fund and/or the Adviser may also enter into agreements with certain Financial Intermediaries under which payments are made to the intermediaries in recognition of the transfer agency costs avoided by the Fund associated with the intermediaries’ maintenance of investor accounts or in recognition of the services provided by intermediaries through fund or similar platforms. Payments made by the Fund under such agreements are generally based on either (i) a percentage of the average daily NAV of the Shares serviced by the intermediary, often up to a set maximum, or (ii) a per account fee assessed against each account serviced by such intermediary, often up to a set maximum. These payments may be in addition to other payments described herein.

The Advisers will bear all of its own routine overhead expenses, including rent, utilities, salaries, office equipment and communications expenses. In addition, the Advisers are responsible for the payment of the compensation and expenses of those members of the Board and officers of the Fund affiliated with the Advisers, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Advisers and their affiliates may be entitled to receive topping, break-up, monitoring, directors’ organizational, set-up, advisory, investment banking, syndication and other similar fees in connection with the purchase, monitoring or disposition of Fund Investments or from unconsummated transactions. Any such fees earned in respect of the Fund Investments shall be for the benefit of the Fund.

The Adviser has entered into an Expense Limitation Agreement with the Fund, whereby the Adviser has agreed to a Waiver to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure the total annual operating expenses excluding Specified Expenses (as defined below) do not exceed, on an annualized basis, 0.70% of the average daily net assets of each Class of Shares in the relevant period. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term of twelve-months, beginning on the Fund’s commencement of operations, and may be extended for consecutive twelve-month terms thereafter, provided that such continuance is specifically approved at least annually by a majority of the Trustees.

“Specified Expenses” that are not covered by the Expense Limitation Agreement include: (i) the Investment Management Fee and Incentive Fee; (ii) the Distribution and Servicing Fee; (iii) all fees and expenses of Fund Investments in which the Fund invests (including management fees, performance-based incentive fees and administrative service fees); (iv) transactional costs associated with consummated and unconsummated transactions, including legal costs, sourcing fees, servicing fees and brokerage commissions, associated with the acquisition, disposition and maintenance of Fund Investments and other investments; (v) acquired fund fees and expenses of the Fund or the Fund’s wholly-owned subsidiaries or special purpose vehicles (each, a “Subsidiary” or the “Subsidiaries”); (vi) all fees and expenses payable to third parties in connection with origination, sourcing or identification of portfolio investments; (vii) interest payments incurred on borrowing by the Fund or a Subsidiary; (viii) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund or a Subsidiary; (ix) taxes of the Fund or a Subsidiary; and (x) Extraordinary Expenses.

Additionally, the Adviser has agreed, pursuant to a Management Fee Waiver, for each Class of Shares, for the 12-month period beginning on the commencement of operations of the Fund, to reduce the annual rate of its Management Fee from 0.75% to 0.25%. The Management Fee Waiver may not be terminated by the Adviser prior to the expiration of the limitation period.

The Fund’s expenses incurred and to be incurred in connection with the Fund’s organization are not expected to exceed $535,000. The Fund’s expenses incurred and to be incurred in connection with the initial offering of Shares will be amortized by the Fund over the 12-month period beginning on the Fund’s commencement of operations and are not expected to exceed $730,000.

The Fund will bear directly certain ongoing offering costs associated with any periodic offers of Shares, which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders for U.S. federal income tax purposes.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund.

VOTING

A Shareholder of each Class shall be entitled to one vote for each Share of such Class on any matter on which such Shareholder is entitled to vote, at any meeting of Shareholders called by the Board. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

Affiliates

The Advisers and their affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Advisers and their affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager or distributor to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; and which may compete with the Fund for investment opportunities. In addition, the Advisers, their affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund. Further, the Adviser may serve as distributor for investment funds in which the Fund invests, and the Adviser may receive compensation in connection with such activities. Such compensation would be in addition to the distribution fees described herein. By acquiring Shares of the Fund, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under the provisions of applicable state law or Federal securities law which cannot be waived or modified.

Although the Advisers and their affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there is no assurance that an investment opportunity which comes to the attention of the Advisers or their affiliates will be appropriate for the Fund or will be referred to the Fund. The Advisers and their affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, members, officers and employees of the Advisers and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Advisers or their affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Advisers have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics can be reviewed and may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

Affiliates of the Advisers may in the future have other clients with investment objectives that are similar to or compete with the Fund’s investment objective, including private funds and managed accounts. The Fund will not engage in 17(d) investments alongside affiliates unless the Fund has received an order granting exemption from Section 17 of the Investment Company Act or unless such investments are not prohibited by Section 17(d) of the Investment Company Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance.

Allocation of the Advisers’ and their Affiliates’ Time

The Fund substantially relies on the Sub-Adviser to manage the day-to-day activities of the Fund and to implement the Fund’s investment strategy. The Advisers and certain of their affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Fund. For example, the Advisers and their affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Advisers. These activities could be viewed as creating a conflict of interest in that the time and effort of the Advisers, their affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Advisers and their affiliates. The Advisers and their employees will devote only as much of their time to the Fund’s business as the Advisers and their employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisers, their employees and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Fund.

Nevertheless, the Fund believes that the members of the Advisers’ senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its affiliates and executive officers will devote the time required to manage the business and expect that the amount of time a particular executive officer or affiliate devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

Compensation Arrangements

The Advisers may receive substantial fees from the Fund in return for its services, and these fees could influence the advice provided by the Advisers. Among other matters, the compensation arrangements could affect the Advisers’ judgment with respect to offerings of equity by the Fund, which allow the Advisers to earn increased advisory fees.

DIVIDENDS AND DISTRIBUTIONS

Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to authorize and declare monthly dividends, after payment of interest on outstanding borrowings, if any. The Fund will then calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board. Unless Shareholders elect to receive distributions in the form of cash, the Fund intends to make its ordinary distributions in the form of additional Shares under the DRIP. Any distributions reinvested under the DRIP will nevertheless remain subject to U.S. federal (and applicable state and local) taxation to Shareholders. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including Fund Investments), non-capital gains proceeds from the sale of assets (including Fund Investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund and expense reimbursements from the Advisers. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form), identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions, will be mailed to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Advisers. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.” There is no assurance that the Fund will be able to pay distributions at a specific rate or at all.

The Fund intends to elect to be treated and intends to continue to qualify annually, as a RIC under the Code. To qualify for the U.S. federal income tax benefits allowable to RICs, the Fund must, among other things, distribute to Shareholders on an annual basis at least 90% of its “investment company taxable income” (which generally is the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, determined without regard to the dividends paid deduction) for any taxable year (the “Annual Distribution Requirement”). A RIC may satisfy the Annual Distribution Requirement by distributing dividends (other than capital gain dividends) during the taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by a RIC and received by its shareholders in the prior taxable year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of the Code. If a RIC makes a spillover dividend, the amounts will be included in IRS Form 1099-DIV for the year in which the spillover dividend is paid.

The Fund can offer no assurance that it will achieve results that will permit the Fund to pay any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes the Fund to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of the Fund’s borrowings. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in this Prospectus and “TAX MATTERS” in the Fund’s SAI.

The Fund has adopted an “opt out” DRIP for Shareholders. As a result, if the Fund makes a distribution, then Shareholders have their distributions reinvested in additional Shares unless they specifically “opt out” of the DRIP so as to have their distributions paid in cash.

DIVIDEND REINVESTMENT PLAN

The Fund has adopted an “opt-out” DRIP pursuant to which all Shareholders will have the full amount of their cash distributions reinvested in additional Shares unless a Shareholder elects otherwise. Any distributions of the Fund’s Shares pursuant to the DRIP are dependent on the continued registration of the Fund’s securities or the availability of an exemption from registration in the recipient’s home state. Participants in the DRIP are free to elect to participate or terminate participation in the DRIP within a reasonable time as specified below.

If you elect not to participate in the DRIP, you will receive any distributions the Fund declares in cash. For example, if the Board authorizes, and the Fund declares, a distribution, then unless you have “opted-out” of the DRIP, you will have your cash distributions reinvested in additional Shares, rather than receiving the cash distributions. The Fund will use the same NAV that is used for the daily closing date immediately preceding such distribution payment date to calculate the purchase NAV for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.

If you wish to participate in the DRIP and receive your distribution in additional Shares, no action will be required on your part to do so. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s application or by notifying the Administrator in writing at Privacore VPC Asset Backed Credit Fund c/o U.S. Bancorp Fund Services, LLC at 615 East Michigan Street, Milwaukee, WI 53202. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Shareholder will receive such distribution in shares through the DRIP. If Shares are held by a broker or other Financial Intermediary, in some circumstances a Shareholder may “opt out” of the DRIP by notifying its broker or other Financial Intermediary of such election. Please check with your broker or other Financial Intermediary for more details.

There are no selling commissions, dealer manager fees or other sales charges to you as a result of your participation in the DRIP. The Fund pays the Administrator’s fees under the DRIP. If you receive your ordinary cash distributions in the form of Shares as part of the DRIP, you generally are subject to the same U.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash.

Your basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any Shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the Shares are credited to your account. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in this Prospectus and “TAX MATTERS” in the Fund’s SAI for more information.

The Fund reserves the right to amend, suspend or terminate the DRIP. You may terminate your account under the DRIP by notifying the Administrator at Privacore VPC Asset Backed Credit Fund, c/o U.S. Bancorp Fund Services, LLC at 615 East Michigan Street, Milwaukee, WI 53202, or by calling the Administrator at 888-982-2590.

All correspondence concerning the DRIP should be directed to the Administrator by mail at Privacore VPC Asset Backed Credit Fund, c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202, or by calling the Administrator at 888-982-2590.

OUTSTANDING SECURITIES

As of the date of this Prospectus, the outstanding Shares of the Fund are as follows:

Title of Class*	Number of Shares Outstanding
Class I	10,000

*Class S Shares and Class D Shares were not offered to investors prior to the date of this Prospectus.

REPURCHASES OF SHARES

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end interval fund which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares.

The Fund provides a limited degree of liquidity to the Shareholders by conducting repurchase offers quarterly.

For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV no later than the fourteenth day after the Repurchase Request Deadline, or the next Business Day if the fourteenth day is not a Business Day. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the date on which the repurchase price for shares is determined. Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder.

A 2.00% Early Repurchase Fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund, including in the case of repurchase requests: (i) arising from the death or qualified disability of a Shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a Shareholder’s Shares are repurchased because the Shareholder has failed to maintain a $10,000 minimum account balance; and (v) in certain other limited circumstances. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class. In addition, Shares acquired through the Fund’s DRIP are not subject to an Early Repurchase Fee.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Shares.

Notwithstanding the foregoing, under certain circumstances, the Fund may, in its discretion, accept Shares tendered by Shareholders who own fewer than 100 Shares and tender all of their Shares for repurchase in a repurchase offer. In that case, these Shares would be accepted before prorating the shares tendered by other Shareholders.

The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at NAV in accordance with the Declaration of Trust and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

A Shareholder who tenders for repurchase only a portion of their Shares in the Fund will be required to maintain a minimum account balance of $10,000. If a Shareholder tenders a portion of their Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $10,000, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares. Such minimum capital account balance requirement may also be waived by the Board in its sole discretion, subject to applicable federal securities laws.

REPURCHASE PROCEDURES

Once each quarter, the Fund will offer to repurchase at NAV per Share no less than 5% of the outstanding Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity (the “Repurchase Offer Amount”). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act). Shareholders will be notified in writing of each quarterly repurchase offer, how they may request that the Fund repurchase their Shares, and the Repurchase Request Deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). Shares will be repurchased at the per-class NAV per Share determined as of the close of business no later than the fourteenth day after the Repurchase Request Deadline, or the next Business Day if the fourteenth day is not a Business Day (each a “Repurchase Pricing Date”).

The time between the notification to Shareholders and the Repurchase Request Deadline is generally thirty (30) days, but may vary from no more than forty-two (42) days to no less than twenty-one (21) days. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase.

The Shareholder Notification also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV per Share that has been computed no more than seven (7) days before the date of such notification, and how Shareholders may ascertain the NAV per Share after the notification date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the Investment Company Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by Shareholders who own fewer than 100 Shares and who tender all of their Shares, before prorating other amounts tendered. With respect to any required minimum distributions from an individual retirement account (“IRA”) or other qualified retirement plan, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that Shareholders in the aggregate tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a Shareholder.

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Shareholder Notification is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

In the event that the Adviser, the Sub-Adviser or any of their affiliates hold Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at NAV in accordance with the Declaration of Trust and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

TRANSFERS OF SHARES

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, bankruptcy, insolvency, adjudicated incompetence of the Shareholder or dissolution of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). The Board has delegated the authority to approve investment transfers to any officer of the Fund.

Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, each of the transferee and transferor own less than $10,000 worth of Shares. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, bankruptcy, insolvency, adjudicated incompetence of the Shareholder or dissolution of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Advisers, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Advisers or any governmental agency believes that the Fund has sold Shares to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Advisers or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Shares. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

CREDIT FACILITY

The Fund, or subsidiaries that are wholly-owned subsidiaries of the Fund, may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions which may or may not be affiliated with the Advisers (each, a “Financial Institution”) as chosen by the Advisers and approved by the Board. The Fund may borrow under a credit facility for a number of reasons, including without limitation, in connection with its investment activities, to make monthly income distributions, to satisfy repurchase requests from Shareholders, and to otherwise provide the Fund with temporary liquidity. To facilitate such Borrowing Transactions, the Fund may pledge its assets to the Financial Institution.

The Fund, directly or through one or more SPVs or subsidiaries, may establish one or more credit facilities and enter into other financing arrangements for a range of purposes, including: (i) to provide liquidity for investment funding requests from underlying investments; (ii) to satisfy tender requests; (iii) to manage the timing of capital inflows and the acquisition of Fund investments; (iv) to otherwise satisfy Fund obligations; or (v) for investment purposes. The Fund cannot assure Shareholders that the Fund will be able to enter into a credit facility. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require the Fund to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on the Fund’s operations. In addition, from time to time, the Fund’s losses on leveraged investments may result in the liquidation of other investments held by the Fund and may result in additional drawdowns to repay such amounts.

There can be no assurance that the Facility will not in the future be replaced or refinanced by one or more credit facilities having substantially different terms, by the issuance of preferred shares or debt securities or by the use of other forms of leverage. Any credit facility and leverage used by the Fund is separate from any credit facility or leverage used by portfolio companies, which may be substantial.

The Borrowers expect to enter into the Credit Agreement with the Lender pursuant to which the Borrowers will be permitted to borrow up to a maximum initial aggregate outstanding principal amount of $85,000,000, subject to change by mutual agreement of the Fund and the Lender. Borrowings under the Facility will accrue interest at an agreed upon rate, and the Borrowers will pay a commitment fee and an unused line fee on the Facility.

The Credit Agreement is expected to contain provisions customarily found in credit agreements for similar financings, including, among other things, a right to require that all outstanding amounts and all interest thereon are repaid during an event of default, and indemnification of the Lender against liabilities it may incur in connection with the Facility. The Borrowers’ draws under the Facility, if any, will be secured by certain of the Borrowers’ assets and equity interests. If any Borrower were to fail to meet its obligations under the Facility and an uncured event of default were to occur, the Lender would be entitled, without regard to the Fund’s investment objective, to liquidate the assets pledged as security. This could have a material adverse effect on the Fund and returns to Shareholders.

There can be no assurance that the Facility will not in the future be replaced or refinanced by one or more credit facilities having substantially different terms, by the issuance of preferred shares or debt securities or by the use of other forms of leverage.

Effects of Leverage

The following table is designed to illustrate the expected effect of leverage on the total return of Shares, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. In other words, the Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the expected use of leverage representing approximately 25% of the Fund’s assets after such issuance and the Fund’s currently projected annual interest rate of 5.74%. The table does not reflect any offering costs of Shares.

Assumed Return on Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding Return to Shareholder	-13.73%	-7.48%	-1.23%	5.02%	11.27%

Corresponding Return to Shareholder is composed of two elements: the dividends on Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and gains or losses on the value of the securities the Fund owns.

CALCULATION OF NET ASSET VALUE; VALUATION

The Fund will calculate its NAV as of the close of business on each Business Day (which is any day that the New York Stock Exchange is open for business) and at such other times as the Board shall determine, including in connection with repurchases of Shares, in accordance with the procedures described above or as may be determined from time to time in accordance with policies established by the Board (each, a “Determination Date”). In determining its NAV, the Fund will value its investments as of the relevant Determination Date. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

The Board has approved valuation procedures for the Fund (the “Valuation Policy”), and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Valuation Designee, subject to the oversight of the Board. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 - Fair Value Measurements and Disclosures.

The Valuation Policy provides that the Fund will value its Fund Investments at fair value.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price.

Investments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations, the Valuation Designee considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value.

For debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments) the fair value is determined in good faith. In determining the fair values of these investments, the Valuation Designee will typically apply widely recognized market and income valuation methodologies including, but not limited to, earnings and multiple analysis, discounted cash flow method and third-party valuations. In order to determine a fair value, these methods are applied to the latest information provided by the underlying portfolio companies or other business counterparties.

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair values of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

In fair valuing co-investments, the Valuation Designee may consider a number of factors such as the Fund’s cost, latest round of financing, portfolio company operating performance, market-based performance multiples, announced capital markets activity and any other relevant information will be considered at the time the Valuation Designee values the Fund’s co-investments.

Determining fair value involves subjective judgments, and it is possible that the fair value determined by the Valuation Designee for an investment may differ materially from the value that could be realized upon the ultimate sale of the investment. There is no single standard for determining fair value of an investment. Rather, in determining the fair value of an investment for which there are no readily available market quotations, the Valuation Designee may consider pre-acquisition and annual financial reporting summaries from, comparable company factors, including fundamental analytical data relating to the investment, the nature and duration of any restriction on the disposition of the investment, the cost of the investment at the date of purchase, the liquidity of the market for the investment, the price of such investment in a meaningful private or public investment or merger or acquisition of the issuer subsequent to the Fund’s investment therein, or the per share price of the investment to be valued in recent verifiable transactions. Fair value prices are estimates, and there is no assurance that such a price will be at or close to the price at which the investment is next quoted or next trades.

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

The Advisers and their affiliates act as investment advisers to other clients that invest in securities for which no public market price exists. Valuation determinations by the Advisers or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Investment Management Fee, are accrued on a daily basis on the Determination Date and taken into account for the purpose of determining the Fund’s NAV.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s NAV and the Fund if the judgments of the Board or the Valuation Designee regarding appropriate valuations should prove incorrect.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences applicable to the Fund and to an investment in Shares by a Shareholder. This summary does not discuss all of the tax consequences that may be relevant to a particular investor, including an investor who holds Shares as part of a hedging, straddle, conversion, constructive sale or other integrated transaction, or to certain investors (e.g., investors subject to the alternative minimum tax, tax-exempt organizations, private college and university endowments, charitable remainder trusts, dealers in securities, pension plans and trusts, financial institutions, certain foreign investors and insurance companies) subject to special treatment under U.S. federal income tax laws. In addition, this summary does not specifically address the special tax consequences that may be applicable to persons who hold interests in partnerships, grantor trusts and other pass-through entities that hold Shares. This summary assumes that investors hold Shares as capital assets (generally, property held for investment).

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSAL OF SHARES, INCLUDING APPLICABLE TAX REPORTING REQUIREMENTS.

This summary is based on the Code as in effect on the date of this Prospectus, the Treasury Regulations, rulings of the IRS, and court decisions in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Fund. This summary does not discuss any aspects of the U.S. federal estate or gift tax or any state or local or non-U.S. tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership with respect to the Shares generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships considering an acquisition of Shares should consult their tax advisers with respect to the partnership’s purchase, ownership and disposition of Shares.

Election to be Taxed as a Regulated Investment Company

As soon as practicable the Fund intends to elect to be treated as a RIC and intends each year to qualify and be eligible to be treated as such. To qualify for and maintain RIC qualification, the Fund must, among other things, meet certain source-of-income and asset diversification requirements under Subchapter M of the Code. In addition, the Fund must distribute to Shareholders on an annual basis at least 90% of the Fund’s “investment company taxable income” (which generally is the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, determined without regard to the dividends paid deduction) for any taxable year (the “Annual Distribution Requirement”). For a discussion of such requirements, see the section titled “TAX MATTERS” in the SAI.

The following discussion assumes that the Fund qualifies and will continuously qualify as a RIC and satisfy the Annual Distribution Requirement.

Taxation of U.S. Shareholders

A “U.S. Shareholder” for purposes of this discussion is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Distributions

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Fund to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, provided that certain holding period and other requirements are met, such distributions (“Qualifying Dividends”) may be eligible for the preferential rates applicable to long-term capital gains.

A portion of the Fund’s ordinary income dividends paid to corporate U.S. Shareholders may, if the distributions consist of qualifying distributions received by the Fund and certain other conditions are met, qualify for the 50 percent dividends received deduction to the extent that the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of the Fund’s dividends to qualify for this deduction. A corporate U.S. Shareholder may be required to reduce its basis in its Shares with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. Shareholders are urged to consult tax advisors in determining the application of these rules in their particular circumstances.

In this regard, it is not expected that a significant amount of distributions paid by the Fund will generally be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to long-term capital gains applicable to Qualifying Dividends or the dividends-received deduction available to corporations under the Code.

Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable to individuals at reduced U.S. federal income tax rates. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to U.S. Shareholders as ordinary income. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such Shareholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

In the event that the Fund retains any net capital gains, the Fund may designate the retained amounts as undistributed capital gains in a notice to the Fund’s Shareholders. If a designation is made, Shareholders would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate U.S. federal income tax paid by the Fund. In addition, the tax basis of Shares owned by a U.S. Shareholder would be increased by an amount equal to the difference between (i) the amount included in the U.S. Shareholder’s income as long-term capital gains and (ii) the U.S. Shareholder’s proportionate share of the corporate U.S. federal income tax paid by the Fund. In order to utilize the deemed distribution approach, the Fund must provide written notice to the Fund’s Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

U.S. Shareholders generally will be treated as receiving a distribution in the taxable year in which the distribution is made. However, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by the Fund and received by the Fund’s U.S. Shareholders on December 31 of the year in which the distribution was declared.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of its business interest income over the sum of its (i) business interest expense and (ii) other deductions properly allocable to its business interest income.

The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.

For any period that the Fund does not qualify as a “publicly offered regulated investment company,” as defined in the Code, Stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the taxable year. If the Fund is not a publicly offered RIC for any year, a U.S. Shareholder that is an individual, trust or estate will be treated as having received as dividend from the Fund in the amount of such U.S. Shareholder’s allocable share of the Investment Management Fees and Incentive Fees paid to the Adviser and certain of the Fund’s other expenses for the year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholder. Most miscellaneous itemized deductions are disallowed for non-corporate taxpayers. Shareholders that are corporations for U.S. federal income tax purposes are not affected by the limitations on miscellaneous itemized deductions, but such limitations do apply to individual shareholders of Shareholders that are S corporations.

A U.S. Shareholder participating in the DRIP will be taxed on the amount of such distribution in the same manner as if such Shareholder had received such distribution in cash. Any stock received in a purchase under the DRIP will have a holding period for tax purposes commencing on the day following the day on which Shares are credited to a U.S. Shareholder’s account. Shareholders receiving distributions in the form of additional Shares, rather than cash, generally will have a cost basis in each such Share equal to the greater of the NAV or fair market value of a Share on the reinvestment date.

A dividend or distribution received shortly after the purchase of Shares reduces the NAV of the Shares by the amount of the dividend or distribution and, although in effect a return of capital will be taxable to the Shareholder. This adverse result is commonly referred to as “buying a dividend.” If the NAV of Shares were reduced below the Shareholder’s cost by dividends and distributions representing gains realized on sales of securities, such dividends and distributions, although also in effect returns of capital, would be taxable to the Shareholder in the same manner as other dividends or distributions.

The Fund (or if a U.S. Shareholder holds shares through an intermediary, such intermediary) will provide each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Such distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation. Such distributions generally will not be eligible for the dividends-received deduction otherwise available to certain U.S. corporations or the lower U.S. federal income tax rates applicable to certain qualified dividends.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Sale or Other Disposition of the Fund’s Shares

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held its Shares for more than twelve months. Otherwise, the gain will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed under “wash sale” rules if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition or in the event the Shareholder enters into a contract or option to repurchase Shares within such period. In that case, the disallowed loss will increase the U.S. Shareholder’s tax basis in the purchased shares.

Income from Repurchase of Shares

In General

A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).

Sale or Exchange Treatment

In general, the tender and repurchase of the Fund’s Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash;

●	results in a “complete termination” of such U.S. Shareholder’s ownership of Shares in the Fund;

●	results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or

●	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders are urged to consult their tax advisors regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund’s Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution are urged to consult their tax advisors.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Shareholder’s relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.

Distribution Treatment

If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder’s remaining Shares. The tax treatment of any amount treated as a dividend is described above under “Taxation of Distributions.”

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable shares distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Net Investment Income Tax

A U.S. Shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to the Shares, and net gain attributable to the disposition of Shares (in each case, unless such Shares are held in connection with certain trades or businesses) but will be reduced by any deductions properly allocable to such distributions or net gain.

Information Reporting and Backup Withholding

The Fund may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. Shareholder (i) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is their social security number. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Disclosure of Certain Recognized Losses

If a U.S. Shareholder recognizes a loss on a disposition of Shares of $2 million or more for a Shareholder that is an individual or a trust, or $10 million or more for a corporate Shareholder, in any single taxable year (or certain greater amounts over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. In addition, significant penalties may be imposed for the failure to comply with the reporting requirements. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Shareholders may also be subject to state, local and foreign taxes on their Fund distributions. U.S. Shareholders should consult their tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares, including applicable tax reporting obligations.

Taxation of Tax-Exempt Shareholders

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation if the Shareholder is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Shareholder of the activities the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally should not be subject to U.S. taxation solely as a result of the Shareholder’s ownership of shares and receipt of dividends with respect to such shares. Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in shares of the Fund if the tax-exempt Shareholder borrows to acquire its Shares. A tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

Taxation of Non-U.S. Shareholders

A “Non-U.S. Shareholder” generally is a beneficial owner of Shares that is not a U.S. Shareholder or an entity treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Non-U.S. Shareholders should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Shares, including applicable tax reporting requirements.

Taxation of Distributions; Sale or Other Disposition of the Fund’s Shares

Distributions of “investment company taxable income” to Non-U.S. Shareholders (other than U.S.-source interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding as discussed in the following sentence) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Fund’s distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Shareholders, and the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale, exchange or redemption of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States), in which case such distributions or gains generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons, or (b) in the case of an individual, the Non-U.S. Shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the distributions or gains, as the case may be, generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), although the distributions or gains may be offset by U.S. source capital losses, if any, of the non-U.S. Shareholder provided such holder has timely filed U.S. federal income tax returns with respect to such losses.

Under the Fund’s DRIP, if a Non-U.S. Shareholder owns the Fund’s Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless the Non-U.S. Shareholder opts out of the DRIP. See “Dividend Reinvestment Plan.” If the distribution is a distribution of the Fund’s investment company taxable income, is not reported by the Fund as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of the Fund’s current or accumulated earnings and profits) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in the Fund’s Shares. Non-U.S. Shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to Non-U.S. Shareholders. A Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the Non-U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the Non-U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account. The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For corporate Non-U.S. Shareholders, distributions (both cash and in Shares), and gains realized upon the sale or redemption of Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. Shareholder who participates in a repurchase of Shares will, depending on such Non-U.S. Shareholder’s particular circumstances, be treated as either recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Non-U.S. Shareholders participating in a repurchase of Shares should review the disclosure under “Taxation of U.S. Shareholders – Income from Repurchase of Shares” for information regarding the characterization of any proceeds received on a repurchase of Shares.

The Fund must generally report to its Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate. Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of the Fund’s Shares, provided the Non-U.S. Shareholder furnishes to the Fund the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations implementing such IGA. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to a foreign entity that is not a financial institution unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares of the Fund’s Shares, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares of the Fund’s Shares and potentially proceeds from the sale of their shares of the Fund’s Shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Shares. Shareholders are urged to consult tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

* * * * *

THE TAX AND OTHER MATTERS DESCRIBED IN THIS PROSPECTUS DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISER AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES, INCLUDING APPLICABLE TAX REPORTING OBLIGATIONS.

Additional information about taxes is contained in the SAI.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements on employee benefit plans to which ERISA applies, and on those persons who are fiduciaries with respect to such plans. The Code imposes certain requirements on certain other plans (such as individual retirement accounts and Keogh plans (and their fiduciaries)) that, although not subject to ERISA, are subject to certain similar rules of the Code (such employee benefit plans subject to ERISA and such other plans, collectively, “Plans.”) In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets generally be held in trust, and that the indicia of ownership of Plan assets be maintained within the jurisdiction of district courts of the United States. Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries. These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ investment in the entity. Certain prospective Plan investors may currently maintain relationships with the Advisers and/or entities that are affiliated with the Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund is registered as an investment company under the Investment Company Act, the assets of the Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISERS OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

DESCRIPTION OF SHARES

The Fund is authorized to offer an unlimited amount of Shares. The Fund intends to rely on an exemptive order from the SEC that allows it to issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. The Fund intends to offer three separate classes of Shares, designated as Class S, Class D and Class I Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares will be subject to certain different fees and expenses.

From time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Class S Shares, Class D Shares and Class I Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and NAVs resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of distribution fees or sales charges; and (7) any conversion features, as permitted under the Investment Company Act. The Fund’s repurchase offers will be made to all of its classes of Shares at the same time, in the same proportional amounts and on the same terms, except for differences in NAVs resulting from differences in fees under a distribution and/or service plan or in class expenses.

PURCHASING SHARES

Purchase Terms

The minimum initial investment in the Fund by any investor in Class S Shares is $25,000, the minimum initial investment for Class D Shares is $25,000 and the minimum initial investment for Class I Shares is $1,000,000. However, the Fund reserves the right, in its sole discretion, to waive the minimum initial investment amounts for investments by current or retired officers and Trustees of the Fund and other funds managed by the Adviser, as well as their family members; current or retired officers, directors and employees of the Adviser and certain participating affiliated companies of the Adviser; the immediate family members of any such officer, Trustee or employee (including parents, spouses, children, fathers/mothers-in-law, daughters/sons-in-law, and domestic partners); and a trust or plan established primarily for the benefit of any of the foregoing persons. In addition, the minimum initial investment amounts may be reduced in the discretion of the Adviser based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time. The Fund, in the sole discretion of the Adviser, may also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as denominations are not less than $10,000 and incremental contributions are not less than $5,000. The purchase price of Shares is based on the NAV per Share as of the date such Shares are purchased. Fractions of Shares will be issued to one one-thousandth of a Share.

The Fund may offer Class I Shares to certain feeder vehicles primarily created to hold its Class I Shares, which in turn offer interests in those vehicles to investors; the Fund expects to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.

The Fund has authorized one or more brokers to receive on its behalf purchase orders. Such brokers are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker, or if applicable, a broker’s authorized designee, receives the order. Customer orders will be priced at the Fund’s NAV next computed after they are received by the Administrator or an authorized broker or the broker’s authorized designee.

Class S Shares are sold at the offering price, which is the NAV plus an initial maximum 3.50% sales charge or distribution fee, which varies with the amount you invest as shown in the chart below. Class D Shares are sold at the offering price, which is the NAV plus an initial maximum 1.50% sales charge or distribution fee, which varies with the amount you invest as shown in the chart below. This means that part of your investment in the Fund will be used to pay the sales charge.

Sales Charge Schedule

	Front-End Sales Charge	Front-End Sales Charge	Dealer Reallowance
	As a % of Offering Price	As a % of Net Investment	As a % of Offering Price
Class S Shares	3.50%	3.63%	3.50%
Class D Shares	1.50%	1.52%	1.50%

Class I Shares are not subject to a sales charge; however, investors purchasing Shares through a Financial Intermediary could be required to pay transaction or other fees on purchases and sales of Class I Shares to their Financial Intermediary in such amounts as their Financial Intermediary may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Investors should consult with their Financial Intermediary about the sales charge and any additional fees or charges their Financial Intermediary might impose on each class of Shares.

Shares will generally be offered for purchase on each Business Day, except that Shares may be offered less frequently as determined by the Fund in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Administrator or an authorized broker or the broker’s authorized designee. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off times pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

In general, an investment will be accepted if a completed investor application and funds are received in good order in advance of the cut-off dates identified in a particular offering. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time.

Investors may also buy Shares of the Fund through Financial Intermediaries and their agents that have made arrangements with the Fund and are authorized to buy Shares of the Fund. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and received by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund and forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m. Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV per Share of that Class next computed after it is received by the Financial Intermediary. Investors may be charged a fee if they effect transactions through an intermediary, broker or agent.

Sales Charge – Class S Shares and Class D Shares

Investors in Class S Shares and Class D Shares may be charged a distribution fee or sales charge of up to 3.50% and 1.50% of the subscription amount, respectively. The sales charge for Class S Shares and Class D Shares will be deducted out of the Shareholder’s subscription amount, and will not constitute part of such Shareholder’s capital contribution to the Fund or part of the assets of the Fund. No sales charge may be charged without the consent of the Distributor.

The Fund may elect to waive the sales charges for Class S Shares or Class D Shares with respect to any investor on behalf of: (i) purchasers for whom the Advisers, or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees and retired employees (including spouses, domestic partners, children, grandchildren, siblings or any dependent of the employee or retired employee, as defined in Section 152 of the Code) of the Advisers, and any affiliates of the Advisers; (iii) Trustees and retired Trustees of the Fund (including spouses, children, and parents of Trustees and retired Trustees); (iv) purchasers who use proceeds from an account for which the Advisers or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Shares; (v) clients of brokers, dealers, investment advisers, financial planners or other financial services firms with which the Fund has a special arrangement; and (vi) participants in an investment advisory or agency commission program under which such participant pays a fee to an investment adviser or other firm for portfolio management or brokerage services. As of the date of this Prospectus, the Fund does not have any special arrangements with any financial services firm. To receive a sales load waiver in conjunction with any of the above categories, an investor must, prior to the time of purchase, inform the Fund about the investor’s eligibility for the waiver of the sales load and give the Fund sufficient information to permit the Fund to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Prospectus.

Financial Intermediaries typically receive the sales charge with respect to Class S Shares or Class D Shares purchased by their clients. As described above, financial intermediaries may reduce or waive the sales charge under certain circumstances. The availability of any such sales charge reduction or waiver may depend on the particular Financial Intermediary, or type of account through which an investor purchases or holds Shares, or such other factors as determined by the Financial Intermediary. As of the date hereof, the Distributor has not engaged any Financial Intermediaries that offer sales charge waivers or reductions. Investors should contact their Financial Intermediary for more information regarding applicable sales charge waivers and discounts that may be available to them and the Financial Intermediary’s related policies and procedures.

In addition, the Fund will combine purchases of Class S Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales charge. Similarly, the Fund will combine purchases of Class D Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales charge.

It is the Shareholder’s responsibility to determine whether a reduced sales charge would apply pursuant to the listed sales charge waivers listed above, including by communicating with his or her selling agent or Financial Intermediary through whom the purchase is made, as applicable. The Fund is not responsible for making such determination. To receive a reduced or waived sales charge, notification must be provided at the time of the purchase order. Notice should be provided to the selling agent or Financial Intermediary through whom the purchase is made so they can notify the Fund and give the Fund sufficient information to permit the Distributor to confirm that the Shareholder qualifies for such a reduction or waiver.

Payments to Financial Intermediaries

The Advisers, or their affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or Financial Intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or Financial Intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by common shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that Financial Intermediaries may receive from the Advisers or their affiliates, the amount of compensation that a Financial Intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments. As of the date of this Prospectus, the Advisers have not yet engaged a Financial Intermediary in connection with the sale of Fund Shares.

ADDITIONAL INFORMATION

Futures Transactions

The Adviser with respect to the Fund intends to file a notice of exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, the Fund will not be subject to registration or regulation as a commodity pool under the CEA.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or a Commodity Pool Operator (“CPO”) with respect to Commodity Futures Trading Commission (the “CFTC”) regulations. First, the aggregate initial margin and premiums required to establish an investment company’s position in such investments may not exceed 5% of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of those positions, as determined at the time the most recent position was established, may not exceed 100% of the NAV of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Adviser is required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop. A related CFTC proposal to harmonize applicable CFTC and SEC regulations could, if adopted, mitigate certain disclosure and operational burdens if CPO registration were required.

Rule 18f-4 under the Investment Company Act provides for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4.

Subsidiaries

The Fund may make investments through Subsidiaries. Such Subsidiaries will not be registered under the Investment Company Act. However, the Fund will wholly own and control any Subsidiaries. In addition, the Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned by the Fund. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

Each investment adviser to any such Subsidiary will comply with Section 15 of the Investment Company Act with respect to advisory contract approval, including that (i) material amendments to any such Subsidiary’s advisory contract must be approved by the Fund’s Shareholders or the Fund’s Board in the manner and to the extent that the Fund’s advisory agreement must be approved by the Fund’s Shareholders or the Fund’s Board; and (ii) the Fund’s Shareholders will have the ability to vote to terminate the Subsidiary’s advisory agreements to the extent that they can vote to terminate the Fund’s advisory agreement.

The Fund complies with Section 8 and Section 18 of the Investment Company Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also complies with Section 17 of the Investment Company Act relating to affiliated transactions and custody. U.S. Bank National Association, the same service provider that serves as the primary custodian of the assets of the Fund, will serve as custodian to any Subsidiary.

By investing in a Subsidiary, the Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The Fund Investments held by a Subsidiary are subject to the same risks that would apply to similar investments if held directly by the Fund. The Subsidiaries are subject to the same principal risks to which the Fund is subject (as described in this Prospectus). There is no assurance that the investment objective of any Subsidiary will be achieved. The Subsidiaries are not registered under the Investment Company Act, but the Subsidiaries will comply with certain sections of the Investment Company Act and be subject to the same policies and restrictions as the Fund.

Term, Dissolution, and Liquidation

The Fund shall be dissolved:

(1)       upon the affirmative vote to dissolve the Fund by a majority of the Trustees of the Board; or

(2)       as required by operation of law.

Upon the occurrence of any event of dissolution, one or more Trustees of the Board or the Advisers, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Trustees of the Board or the Advisers to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Shareholders) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Shareholders; and (iii) finally to the Shareholders (including the Advisers, to the extent that they own Shares of the Fund) proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Shareholders in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Shareholders.

Derivative Actions/Exclusive Forum

No person, other than a Trustee, who is not a Shareholder of the Fund or of a particular Class is entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to the Fund or such Class. Further, each complaining Shareholder must have been a Shareholder of the Fund or the affected Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time and each complaining Shareholder must be a Shareholder of the Fund or the affected Class, as applicable, as of the time the written demand is made upon the Trustees. No Shareholder may maintain a derivative action with respect to the Fund or any Class of the Fund unless holders of at least ten percent (10%) of the outstanding Shares of the Fund, or 10% of the outstanding Shares of the Class to which such action relates, join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Fund or any Class of the Fund only if the following conditions are met: (a) the Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and (b) unless a demand is not required, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and will require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. If the demand for derivative action has been considered by the Board, and a majority of those Trustees who are not deemed to be interested persons of the Fund, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Fund or the affected Class, as applicable, the complaining Shareholders will be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Fund will commence initiation of that suit, which will proceed directly rather than derivatively. The Board, or the appropriate officers of the Fund, will inform the complaining Shareholders of any decision reached in writing within ten Business Days of such decision having been reached.

A written demand upon the Trustees, as described above, must include at least the following: (a) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made; (b) a statement to the effect that the complaining Shareholder(s) believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Fund or the affected Class, as applicable, and an explanation of why the complaining Shareholders believe that to be the case; (c) a certification that each complaining Shareholder was a Shareholder of the Fund or the affected Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time and each complaining Shareholder was a Shareholder of the Fund or the affected Class, as applicable, as of the time the written demand upon the Trustees, as well as information reasonably designed to allow the Trustees to verify that certification; and (d) a certification that each complaining Shareholder will be a Shareholder of the Fund or the affected Class, as applicable, as of the commencement of the derivative action. The Declaration of Trust provides that the foregoing provisions under this section titled “DERIVATIVE ACTIONS/EXCLUSIVE FORUM” will not apply to claims brought under the federal securities laws.

The Fund’s Declaration of Trust provides that each Trustee, officer and Shareholder irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund, the Declaration of Trust or the By-Laws of the Fund, or asserting a claim governed by the internal affairs (or similar) doctrine will be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, then any other court in the State of Delaware with subject matter jurisdiction, and irrevocably waives any right to trial by jury. The exclusive forum provision may require shareholders to bring an action in an inconvenient or less favorable forum. The exclusive forum and jury waiver provisions do not apply to claims arising under the federal securities laws.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.

FISCAL YEAR

The Fund’s fiscal year-end is March 31. The Fund’s tax year-end is September 30.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

PricewaterhouseCoopers LLP, serves as the independent registered public accounting firm for the Fund and in such capacity audits the Fund’s annual financial statements and provides other audit, tax and related services.

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, serves as counsel to the Fund.

INQUIRIES

Inquiries concerning the Fund and the Shares (including procedures for purchasing Shares) should be made by calling the Fund toll-free at 888-982-2590, or directed to: Privacore VPC Asset Backed Credit Fund, c/o U.S. Bancorp Fund Services, LLC at 615 East Michigan Street, Milwaukee, WI 53202.

PRIVACORE VPC ASSET BACKED CREDIT FUND

c/o U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202
888-982-2590

Adviser	Transfer Agent/Administrator
Privacore Capital Advisors, LLC 1411 Broadway New York, NY 10018 Sub-Adviser Victory Park Capital Advisors, LLC 150 North Riverside Plaza, Suite 5200 Chicago, IL 60606	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202

Custodian Bank	Distributor
U.S. Bank National Association 5065 Wooster Rd Cincinnati, OH 45226	Janus Henderson Distributors US LLC 151 Detroit Street Denver, CO 80206-4923

Independent Registered Public Accounting Firm	Fund Counsel
PricewaterhouseCoopers LLP 1900 Sixteenth Street, Suite 1600 Denver, CO 80202	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022

STATEMENT OF ADDITIONAL INFORMATION

Privacore VPC Asset Backed Credit Fund

Class S Shares

Class D Shares

Class I Shares

Dated January 2, 2026

c/o U.S. Bancorp Fund Services, LLC

615 East Michigan Street, Milwaukee, WI 53202

888-982-2590

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Prospectus (the “Prospectus”) of the Privacore VPC Asset Backed Credit Fund (the “Fund”) dated January 2, 2026, as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Prospectus. A copy of the Prospectus (as well as the Fund’s Annual Report and Semi-Annual report once available) may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell shares of beneficial interest (“Shares”) of the Fund and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Prospectus.

Janus Henderson Distributors US LLC (the “Distributor”) acts as the principal underwriter of the Fund’s Shares. The Fund’s Prospectus, which is dated January 2, 2026, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Prospectus.

GENERAL INFORMATION

Privacore VPC Asset Backed Credit Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund was formed on April 8, 2025 and operates as an interval fund.

INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund, as well as the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Prospectus. Certain additional information regarding the investment program of the Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. No other policy is a fundamental policy of the Fund, except as expressly stated. At the present time, the Shares are the only outstanding voting securities of the Fund. As defined by the Investment Company Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

The Fund may:

(1)	borrow money and issue senior securities (as defined under the Investment Company Act), except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the Securities and Exchange Commission (“SEC”) from time to time.

(2)	underwrite securities issued by other persons, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(3)	make loans, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(4)	purchase or sell commodities or real estate, except as prohibited under the Investment Company Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(5)	not concentrate investments in a particular industry or group of industries, as concentration is defined under the Investment Company Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities or tax-exempt obligations of state or municipal governments and their political subdivisions.

With respect to these investment restrictions and other policies described in this SAI or the Prospectus, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

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In addition to the above, the Fund has adopted the following additional fundamental policies:

•	it will make quarterly repurchase offers for not less than 5% nor more than 25% (except as permitted by Rule 23c-3 under the Investment Company Act (“Rule 23c-3”)) of the Fund’s outstanding Shares at per-class net asset value (“NAV”) per Share (measured on the repurchase request deadline) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements;

•	each repurchase request deadline will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to Shareholders of the repurchase offer; and

•	each repurchase pricing date will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

THE FUND MAY CHANGE ITS INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

The following descriptions of the Investment Company Act may assist investors in understanding the above policies and restrictions.

Borrowing. The Investment Company Act restricts an investment company from borrowing in excess of 33 1/3% of its total assets (including the amount borrowed, but excluding temporary borrowings not in excess of 5% of its total assets).

Concentration. The SEC staff has defined concentration as investing 25% or more of an investment company’s total assets in any particular industry or group of industries, with certain exceptions such as with respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. For purposes of the Fund’s concentration policy, the Fund may classify and re-classify companies in a particular industry and define and re-define industries in any reasonable manner, consistent with SEC guidance. The Fund will consider the holdings of underlying funds in which it invests for purposes of determining compliance with its concentration policy.

Senior Securities. Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The Investment Company Act generally prohibits funds from issuing senior securities unless immediately after the issuance of the leverage the fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the Investment Company Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the fund’s total assets, including assets attributable to leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on common shares unless, at the time of such declaration, this asset coverage test is satisfied. Rule 18f-4 under the Investment Company Act permits the Fund to enter into derivatives and other transactions, notwithstanding the prohibitions and restrictions on the issuance of senior securities under the Investment Company Act, provided that the Fund complies with the conditions of Rule 18f-4.

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Underwriting. Under the Investment Company Act, underwriting securities involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly.

Lending. Under the Investment Company Act, an investment company may only make loans if expressly permitted by its investment policies.

BOARD OF TRUSTEES AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Declaration of Trust. The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold Shares. A majority of Trustees of the Board are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Trustees”). Any Trustee who is not an Independent Trustee is an interested trustee (“Interested Trustee”).

The identity of Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund and may be removed either by (i) the vote of at least a majority of the Trustees of the Fund not subject to the removal vote or (ii) the vote of Shareholders of the Fund holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders of the Fund. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders of the Fund. The Board may call a meeting of the Fund’s Shareholders to fill any vacancy in the position of a Trustee of the Fund and must do so if the Trustees who were elected by the Shareholders of the Fund cease to constitute a majority of the Trustees then serving on the Board.

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INDEPENDENT TRUSTEES

Name, Year of Birth and Address	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex[1] Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Sarah Dyer Year of Birth: 1968	Trustee	Indefinite/Since Inception	Corporate Partnerships Director and Adjunct Professor at the Colin Powell School at the City College of New York (2023 - Present); Co-Founder and Board Secretary 100 Women in Finance (non-profit organization for professionals in the finance industry) (2019 - 2020).	3	None
Brian Devaney Year of Birth: 1954	Trustee	Indefinite/Since Inception	Managing Director, Seaport Global Holdings LLC (brokerage firm) (2020 - Present); Executive Director, Natixis Securities Americas LLC (brokerage firm) (2013 - 2019).	3	None
Arthur Liao Year of Birth: 1972	Trustee	Indefinite/Since Inception	Managing Member, Daigo LLC (Business Consultation and Advisory Firm) (2023 - Present); Chief Operating Officer/Chief Financial Officer, Stride Capital Group, LP (alternative asset management firm) (2022 - 2023); Senior Managing Director, The Blackstone Group (alternative asset management Firm) (2016 - 2021).	3	None

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INTERESTED TRUSTEES AND OFFICERS

Name, Year of Birth and Address[2]	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex[1] Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
David Mehenny[1] Year of Birth: 1973	Initial Trustee	Indefinite/Since Inception	Executive Vice President, Privacore Capital, LLC (2023-Present); Managing Director and Head of Product Strategy, CBC Group (Private Equity) (April 2023-August 2023); Consultant/ Entrepreneur (2020-2022); Managing Director, The Blackstone Group (alternative asset management firm) (2010-2020).	3	None
Jeff Schneider Year of Birth: 1974	Trustee	Indefinite/Since Inception	Senior Partner and Chief Operating Officer, Victory Park Capital Advisors, LLC (2010-Present).	1	None
Kieran Murray Year of Birth: 1974	President and Principal Executive Officer	Indefinite/Since December 2025	Chief Operating Officer, Privacore Capital, LLC (2023 - Present); Investment Business Director, Janus Henderson Investors (investment management firm) (2019 - 2023).	N/A	N/A
Peter Sattelmair Year of Birth: 1977	Treasurer and Principal Financial Officer	Indefinite/Since Inception	Director of PFO Services, PINE Advisor Solutions LLC (2021 - Present); Director of Fund Operations, Transamerica Asset Management (2014 - 2021).	N/A	N/A
Cory J. Gossard Year of Birth: 1972	Chief Compliance Officer	Indefinite/Since Inception	Managing Director, PINE Advisor Solutions LLC (2021 - Present); Chief Compliance Officer, Vident Investment Advisory (2020); Chief Compliance Officer, SS&C ALPS (2014 - 2020).	N/A	N/A
David Azvolinsky Year of Birth: 1991	Secretary	Indefinite/Since Inception	Operations Manager, Privacore Capital, LLC (2023 - Present); Vice President, Fund Onboarding & Operations, The Bank of New York Mellon (2015 - 2023).	N/A	N/A

[1]	The “Fund Complex” consists of the Fund, Privacore PCAAM Alternative Income Fund and Privacore PCAAM Alternative Growth Fund.

[2]	David Mehenny and Jeff Schneider are deemed to be interested persons of the Fund because of their affiliations with the Fund’s Adviser and Sub-Adviser, respectively.

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The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis, and in combination with those of the other Trustees, lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Adviser, the Sub-Adviser, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

Independent Trustees:

Sarah Dyer.    Ms. Dyer has more than 30 years of experience in the business consulting and financial services industry.

Brian Devaney.    Mr. Devaney has more than 40 years of experience in the business consulting and financial services industry.

Arthur Liao, CFA.    Mr. Liao has more than 30 years of experience in the business consulting and financial services industry.

Interested Trustees:

David Mehenny.    Mr. Mehenny has more than 27 years of experience in the financial services industry.

Jeff Schneider.    Mr. Schneider has more than 25 years of experience in the financial services industry.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser, the Sub-Adviser and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Declaration of Trust. The Board is currently composed of five members, three of whom are Independent Trustees. The Board will hold regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees meet with their independent legal counsel in person prior to and/or during each quarterly in-person board meeting. As described below, the Board has established an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed David Mehenny, an Interested Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, the Sub-Adviser and other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

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The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser, the Sub-Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser, the Sub-Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser, the Sub-Adviser and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board requires senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer, and the Adviser and the Sub-Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board also receives reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, distributor and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Trustees.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Trustees.

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Trustee Ownership of Securities

As of the date of this SAI, none of the Trustees own Shares of the Fund.

Independent Trustee Ownership of Securities

As of December 31, 2024, none of the Independent Trustees (or their immediate family members) owned securities of the Adviser, Sub-Adviser or of an entity (other than a registered investment company or business development company) controlling, controlled by or under common control with the Adviser or Sub-Adviser.

Trustee Compensation

In consideration of the services rendered by the Independent Trustees, the Fund pays each Independent Trustee an annual retainer of $40,000, as well as reimbursement for any reasonable expenses incurred attending the meetings and $250 per Independent Trustee for each special telephonic meeting (exclusive of one special telephonic meeting per year). The Audit Chair is paid an additional annual retainer of $15,000. The other Chairs, except for the Chair of the Board, are paid an additional annual retainer of $5,000. Trustees who are “interested persons” will not be separately compensated by the Fund.

As the Fund has not yet commenced operations, the following table indicates the compensation anticipated to be paid to the Independent Trustees for the first fiscal year of the Fund’s operations and the anticipated compensation paid by all funds in the fund complex to the Independent Trustees for the fiscal year ending March 31, 2026, including amounts payable but deferred at the option of each Independent Trustee. The Fund currently does not offer any pension, profit-sharing or retirement plan to Trustees.

Name of Trustee	For the Fiscal Year Ending March 31, 2026, Estimated Aggregate Compensation from the Fund	For the Fiscal Year Ending March 31, 2026, Estimated Aggregate Compensation from the Fund Complex [1]
Sarah Dyer Independent Trustee	$45,000	$135,000
Brian Devaney Independent Trustee	$40,000	$120,000
Arthur Liao Independent Trustee	$55,000	$165,000

[1]	The “Fund Complex” consists of the Fund, Privacore PCAAM Alternative Income Fund and Privacore PCAAM Alternative Growth Fund.

CODES OF ETHICS

The Fund, the Adviser and the Sub-Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund, the Adviser and the Sub-Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities and other instruments held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities and other instruments, including securities and other instruments that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR Database on the SEC’s Internet site at sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

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INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser

Privacore Capital Advisors, LLC (the “Adviser”) serves as the investment adviser to the Fund. The Adviser is responsible for the management of the Fund and supervises the activities of the Sub-Adviser. Its principal place of business is located at 1411 Broadway, New York, NY 10018. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the general supervision of the Board, the Adviser is responsible for the management and operation of the Fund and the investment of the Fund’s assets.

The Adviser provides such services to the Fund pursuant to the Investment Management Agreement. The Adviser is a wholly owned subsidiary of Privacore Capital, LLC (“Privacore Capital”). Privacore Capital is a joint venture, 51% of which is owned by William Cashel and Brendan Boyle, and 49% of which is indirectly owned by Janus Henderson Group plc. Janus Henderson Group plc is an asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

Privacore Capital and its affiliates expect to enter into a transaction pursuant to which Mr. Cashel will sell his shares and will no longer own, directly or indirectly, a majority voting interest in Privacore Capital (the “Transaction”). Upon completion of the Transaction, Mr. Boyle will own a majority interest in Privacore Capital. The Transaction is expected to close on or about January 20, 2026 (the “Closing”). The Transaction will result in a change of control of the Adviser, as a wholly owned subsidiary of Privacore Capital, pursuant to the Investment Company Act. Accordingly, pursuant to the Investment Company Act, the Fund’s existing Investment Management Agreement and Sub-Advisory Agreement will automatically terminate upon the close of the Transaction. At an in-person meeting held on December 18, 2025, the Board approved a new Investment Management Agreement, Sub-Advisory Agreement (the “New Advisory Agreements”) and the solicitation of written consent to the New Advisory Agreements from the majority of the outstanding voting shares of the Fund. No changes to the management of the Fund are anticipated, and the New Advisory Agreements are identical to the Fund’s current agreements except with respect to the effective date thereof. The New Advisory Agreements are expected to take effect on January 21, 2026.

The Sub-Adviser

Victory Park Capital Advisors, LLC (the “Sub-Adviser”, and collectively with the Adviser, the “Advisers”) serves as the investment sub-adviser to the Fund. The Sub-Adviser, selected by the Adviser, is responsible for the daily investment and portfolio management activities for the Fund and is located at 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606. The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act.

As of September 30, 2025, the Sub-Adviser had invested over $11.0 billion across more than 235 investments since its inception. As of October 1, 2025, it had approximately $5.6 billion in assets under management, with approximately $4.9 billion managed in the asset backed strategies that are expected to be components of the Fund’s overall investment strategy. Janus Henderson Group plc has a 55% ownership interest in the Sub-Adviser. The Sub-Adviser’s remaining ownership is split between its employees and Pacific Current Group, a global multi-boutique asset management firm.

Investment Management Agreements

The Investment Management Agreement between the Adviser and the Fund became effective as of June 11, 2025. The Sub-Advisory Agreement among the Adviser, the Sub-Adviser and the Fund became effective as of June 11, 2025. The Investment Management Agreement and the Sub-Advisory Agreement received Board and Shareholder approval and will continue in effect for an initial two-year period, subject to the terms of the respective Agreements. Thereafter, the Agreements will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

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Information regarding the considerations for the Board’s approval of the Investment Management Agreement and the Sub-Advisory Agreement is available in the Fund’s semi-annual report to Shareholders for the fiscal period ended September 30, 2025.

As further described above, as a result of the Transaction, the Agreements will automatically terminate upon the Closing. At an in-person meeting held on December 18, 2025, the Board approved the New Advisory Agreements, which are identical to the Fund’s current Agreements except with respect to the effective date thereof. The New Advisory Agreements are expected to take effect on January 21, 2026.

The Portfolio Managers

The persons who are primarily responsible for the day-to-day management of the Fund (the “Portfolio Managers”) are Richard Levy, Brendan Carroll, Tom Welch and Kinan Hayani. Information provided below regarding other accounts managed by the Portfolio Managers, other than the Fund, is as of October 1, 2025.

Other Accounts Managed by the Portfolio Managers

Information provided below regarding other accounts managed by the Portfolio Managers, other than the Fund, is as of October 1, 2025.

Portfolio Manager	Number of Registered Investment Companies	Total Assets ($mm)	Number of Other Pooled Investment Vehicles	Total Assets ($mm)	Number of Other Pooled Investment Vehicles Subject to Performance Fee	Total Assets ($mm)	Number of Other Accounts	Total Assets ($mm)	Number of Other Accounts Subject to Performance Fee	Total Assets ($mm)
Richard Levy	0	$0	41	$4,733.9	32	$4,082.6	7	$704.9	0	$0
Brendan Carroll	0	$0	41	$4,733.9	32	$4,082.6	7	$704.9	0	$0
Tom Welch	0	$0	41	$4,733.9	32	$4,082.6	7	$704.9	0	$0
Kinan Hayani	0	$0	41	$4,733.9	32	$4,082.6	7	$704.9	0	$0

Conflicts of Interest

The Advisers and Portfolio Managers may manage multiple funds and/or other accounts, and as a result may be presented with one or more of the following actual or potential conflicts:

The management of multiple funds and/or other accounts may result in the Advisers or Portfolio Managers devoting unequal time and attention to the management of each fund and/or other accounts. These activities could be viewed as creating a conflict of interest in that the time and effort of the Advisers, their affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Advisers and/or their affiliates. Nevertheless, the Fund believes that the members of the Advisers’ senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved.

If the Sub-Adviser identifies a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Sub-Adviser has adopted procedures for allocating portfolio transactions across multiple accounts.

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The Advisers have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation of the Portfolio Managers

A competitive base salary and a performance-based bonus structure are in place for all Portfolio Managers. Portfolio Managers are paid a competitive base salary and discretionary bonus based on, amongst other factors, their fiduciary investment responsibilities, performance of the individual, and the general performance of the Sub-Adviser. The discretionary bonus structure gives the Sub-Adviser the ability to remain competitive under current market conditions affecting compensation across the industry. Additionally, certain of the Portfolio Managers may hold equity interests in the Sub-Adviser and indirectly benefit from the success of the Fund based on their ownership interest.

Portfolio Manager’s Ownership of Shares

Name of Portfolio Manager:	Dollar Range of Shares Beneficially Owned by Portfolio Manager(1)
Richard Levy	0
Brendan Carroll	0
Tom Welch	0
Kinan Hayani	0

(1)	As of September 30, 2025.

BROKERAGE

In following the Fund’s investment strategy, the Advisers expect few of the Fund’s transactions to involve brokerage. To the extent the Fund’s transactions involve brokerage, the Fund does not expect to use one particular broker or dealer. It is the Fund’s policy to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities or other instruments. Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money market securities and other debt securities or instruments are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, the Fund will not pay brokerage commissions for such purchases. When a debt security or similar instrument is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities and instruments bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

In addition, the Sub-Adviser may place a combined order for two or more accounts it manages, including the Fund, that are engaged in the purchase or sale of the same security or instrument if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security or instrument that a particular account or the Fund may obtain, it is the opinion of the Adviser and Sub-Adviser that the advantages of combined orders outweigh the possible disadvantages of separate transactions. The Adviser and Sub-Adviser believe that the ability of the Fund to participate in higher volume transactions will generally be beneficial to the Fund.

As described below, the Sub-Adviser may place orders with brokers that provide research services. Such transactions shall comply with the safe harbor under Section 28(e) of the Securities and Exchange Act of 1934, as amended, with respect to the receipt of such services. Consistent with the principle of seeking best price and execution, the Sub-Adviser may place brokerage orders with brokers that provide the Fund and the Sub-Adviser with supplemental research, market and statistical information, including advice as to the value of securities and other instruments, the advisability of investing in, purchasing or selling securities other instruments, and the availability of securities other instruments, or purchasers or sellers of securities other instruments, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

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TAX MATTERS

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Fund. This discussion is intended to be a general summary and does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to the Fund or Shareholders in light of their particular circumstances. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities in existence on the date hereof, all of which are subject to change, which change may be retroactive. The Fund has not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Fund. This summary does not discuss any aspects of the U.S. federal estate or gift tax or any state or local or non-U.S. tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership, or disposition of Shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Election to be Taxed as a Regulated Investment Company

As soon as practicable, the Fund intends to elect to be treated, and to continuously qualify each year thereafter, as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of its investment company taxable income (which generally is the Fund’s net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that the Fund qualifies as a RIC.

The Fund’s qualification and taxation as a RIC depends upon the Fund’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate-level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

Qualification as a Regulated Investment Company

If the Fund:

●	qualifies as a RIC; and
●	satisfies the Annual Distribution Requirement,

then the Fund will not be subject to U.S. federal or state income tax on the portion of the Fund’s net ordinary income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) the Fund timely distributes (or is deemed to distribute, except with respect to certain retained capital gains as described below) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to the Fund’s Shareholders.

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To qualify as a RIC, the Fund must, among other things, (a) elect to be treated and qualify as a registered management company under the Investment Company Act at all times during each taxable year, (b) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities (as defined in Section 2(a)(36) of the Investment Company Act) or foreign currencies or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in qualified publicly traded partnerships (the “90% Gross Income Test”); and (c) diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities if such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested (a) in the securities (other than the securities of other RICs) of a single issuer, (b) in the securities (other than U.S. Government securities or the securities of other RICs) of two or more issuers which the Fund controls and are engaged in the same, similar or related trades or businesses, or (c) in the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

Some of the income and fees that the Fund may recognize may not satisfy the 90% Gross Income Test. In order to meet the 90% Gross Income Test, the Fund may structure certain investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments or receive fees through a subsidiary that is treated as a corporation for U.S. federal income tax purposes. In such a case, any income from such investments is generally not expected to adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income generally would be subject to U.S. corporate federal income tax (and possibly state and local taxes), which the Fund would indirectly bear through its ownership of such subsidiary.

Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

The Fund may have investments that require income to be included in “investment company taxable income” in a year prior to the year in which the Fund actually receives a corresponding amount of cash in respect of such income. For example, if the Fund holds, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly, debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated to it as a result of its investments in entities treated as partnerships for U.S. federal income tax purposes. Because any amounts accrued will be included in the Fund’s investment company taxable income for the year of accrual, the Fund may be required to make a distribution to the Fund’s Shareholders in order to satisfy the Annual Distribution Requirement, even though it will not have received the corresponding cash amount.

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As described in the Prospectus, the Fund may invest in Asset Backed Credit Instruments sourced from lending platforms. For purposes of the Diversification Tests, it may be uncertain whether the issuer of such whole loans made by the Fund is the lending platform, or the underlying borrowers with respect to such investments. Each sale of Asset Backed Credit Instruments by the lending platforms to the Fund is structured as a “true sale” and is not intended to be a financing or loan by the Fund to the lending platforms. The Fund receives representations from each lending platform in each loan purchase agreement for Asset Backed Credit Instruments that the platforms treat such transactions as sales for tax, accounting and all other applicable purposes. The sale of each loan transfers to the Fund all of the platform’s right, title and interest in such loan. The Fund looks solely to the borrower for payment and will have no recourse against the lending platform in the event of a borrower default. The “issuer” of a security for purposes of the Diversification Tests is the entity whose economic fortunes ultimately determine the performance of the security. Asset Backed Credit Instruments acquired by the Fund are expected to be treated as issued by the underlying borrower for the purposes of the Diversification Tests because the Fund is exposed only to the credit risk of the underlying borrower and the interest and principal of the Asset Backed Credit Instruments is repayable solely from the assets of the underlying borrower, however, this position is not free from doubt. Additionally, income and gains realized in respect of such Asset Backed Credit Instruments are expected to be treated as “qualifying income” for purposes of the income test applicable to RICs. The Fund intends to treat (i) the underlying borrowers as the issuers of such Asset Backed Credit Instruments (and not the lending platforms) for purposes of the Diversification Tests and (ii) income and gains realized in respect of such Asset Backed Credit Instruments as qualifying income for such purposes. However, there can be no assurance that the IRS will not take contrary positions or that a court would agree with such position if litigated. While the Fund intends to invest in loans sourced by various lending platforms, there may be times where a substantial portion of its Asset Backed Credit Instruments will be sourced from one platform. Thus, a determination or future guidance by the IRS that the issuer of such Asset Backed Credit Instruments is the lending platform may adversely affect the Fund’s ability to meet the Diversification Tests and qualify as a RIC.

A portfolio company in which the Fund invests may face financial difficulty that requires it to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement, or result in unusable capital losses and future non-cash income. Any such reorganization could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Gross Income Test.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long- term capital losses). If the Fund’s deductible expenses in a given year exceed investment company taxable income, the Fund would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years, so these net operating losses generally will not pass through to Shareholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. Due to these limits on the deductibility of expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to its Shareholders even if such income is greater than the aggregate net income it actually earned during those years. As a RIC, the Fund may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, the Fund’s deduction of net business interest expense is generally limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to Unitholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

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If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) at least 98% of its ordinary income for the calendar year, (2) at least 98.2% of its capital gain net income (both long-term and short-term)) for the one-year period ending October 31 in that calendar year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), and (3) any ordinary income and capital gains for previous years that were not distributed during those years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (the “Excise Tax Distribution Requirement”), the Fund will be subject to a 4% nondeductible federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. The Fund may be liable for the Excise Tax only on the amount by which the Fund does not meet the Excise Tax Distribution Requirement.

For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from its underlying investments, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax, thereon. In either event described in the preceding two sentences, the Fund will only pay the excise tax on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.

In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). The Fund is authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the Investment Company Act, the Fund is not permitted to make distributions to its Shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Fund’s ability to dispose of assets to meet the Fund’s distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and/or (ii) other requirements relating to the Fund’s qualification as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the annual distribution requirement or to avoid the 4% excise tax, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.

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Tax Consequences of a Period Prior to RIC Qualification; Failure to Qualify as a RIC

While the Fund intends to elect to be treated as a RIC as soon as practicable, there may be a period during which the Fund does not qualify as a RIC. If the Fund has net taxable income prior to the Fund’s qualification as a RIC, the Fund will be subject to U.S. federal or state income tax on such income. The Fund would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Fund’s Shareholders as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Fund would be required to distribute all of the Fund’s previously undistributed earnings and profits attributable to any period prior to the Fund becoming a RIC by the end of the first year that it intends to qualify as a RIC. If the Fund has any net built-in gains in its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) as of the beginning of the first year that the Fund qualifies as a RIC, the Fund would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, the Fund may elect to recognize such built-in gains immediately prior to the Fund’s qualification as a RIC.

If the Fund has previously qualified as a RIC but fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

If, before the end of any quarter of the Fund’s taxable year, the Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert a failure. However, the action frequently taken by RICs to avert a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of its investments.

If the Fund has previously qualified as a RIC but fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualified dividend income of individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.

The discussion under “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in the Prospectus assumes that the Fund will continuously qualify as a RIC for each taxable year and will satisfy the Annual Distribution Requirement.

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Taxation of the Fund’s Investments

Hedging and Derivatives Transactions

Certain of the Fund’s investment practices, including hedging and derivatives transactions, may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions (vii) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income (viii) cause the Fund to recognize income or gain without receipt of a corresponding cash payment; (ix) produce income that will not be qualifying income for purposes of the 90% Gross Income Test described above; and, (x) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment. The Fund will monitor its transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions; however, no assurance can be given that the Fund will be eligible for any tax elections or that any elections it makes will fully mitigate the effects of these provisions.

Securities and other Financial Assets

Gain or loss realized by the Fund from warrants acquired by the Fund, as well as any loss attributable to the lapse of such options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Fund held a particular warrant, security, or other financial asset.

The Fund may invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary to seek to ensure that the Fund distributes sufficient income in order to avoid the imposition of any material U.S. federal income or excise tax liability.

The Fund and the companies the Fund invests in will be generally subject to certain leverage limitations regarding the deductibility of interest expense for federal income tax purposes.

Original Issue Discount Securities

Investments by the Fund in paid-in-kind, zero coupon, or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held, even though the Fund may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. This income is included in determining the amount of income that the Fund must distribute to avoid the payment of federal income tax and the 4% excise tax. Because such income may not be matched by a corresponding cash payment to the Fund, the Fund may be required to borrow money or dispose of securities to be able to make distributions to its Shareholders.

Investments in Non-U.S. Securities

The Fund’s investments in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the yield on those securities would be decreased. Shareholders are not expected to be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

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Although not generally expected, the Fund may hold equity interests in foreign corporations that are “passive foreign investment companies” (“PFICs”) or “controlled foreign corporations (“CFCs”) for U.S. federal income tax purposes. If the Fund purchases shares in a PFIC, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by it to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”) under the Code, in lieu of the foregoing requirements, the Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to it. Alternatively, the Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, it will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent the Fund does not exceed prior increases included in income. Under either election, the Fund may be required to recognize in a year income in excess of the Fund’s distributions from PFICs and the Fund’s proceeds from dispositions of PFIC shares during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporations.

If the Fund holds, directly or indirectly, at least than 10% of the voting power or value of a foreign corporation that is treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each taxable year from such foreign corporation in an amount equal to its pro rata share of the corporation’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such taxable year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC regardless of whether the shareholder has made a QEF election with respect to such CFC (as discussed above). If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC is “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

The Fund does not expect to satisfy the conditions necessary to pass through to its Shareholders their share of the non-U.S. taxes paid by the Fund, thus, Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

Non-U.S. Currency

The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Purchasers of Shares should consult their own tax advisers as to the tax consequences of investing in such Shares, including under state, local and other tax laws.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

PricewaterhouseCoopers LLP, located at 1900 Sixteenth Street, Suite 1600, Denver, CO 80202, serves as the independent registered public accounting firm for the Fund and in such capacity audits the Fund’s annual financial statements and provides other audit, tax and related services.

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, serves as counsel to the Fund.

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ADMINISTRATOR

The Fund has contracted with U.S. Bancorp Fund Services, LLC (the “Administrator”) to provide it with certain administrative and accounting services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses.

CUSTODIAN

U.S. Bank National Association, an affiliate of the Administrator (the “Custodian”), serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser, the Sub-Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 5065 Wooster Rd, Cincinnati, OH 45226.

DISTRIBUTOR

Janus Henderson Distributors US LLC, (the “Distributor”) is the principal underwriter of Shares and is located at 151 Detroit Street, Denver, CO 80206. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. Pursuant to the Distribution Agreement, the Distributor acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Distributor continually distributes Shares of the Fund on a commercially reasonable efforts basis. The Distributor has no obligation to sell any specific quantity of Shares. The Distributor and its officers have no role in determining the investment policies of the Fund.

PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Sub-Adviser. The Sub-Adviser will vote such proxies in accordance with its proxy policies and procedures. A copy of the Sub-Adviser’s proxy policies and procedures is included as Appendix A to this SAI.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 888-982-2590 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Shareholders beneficially owning more than 25% of outstanding Shares may be in control and may be able to affect the outcome of certain matters presented for a shareholder vote. As the Fund had not commenced operations as of the date of the Prospectus, and except as noted below, the Fund does not know of any persons who own of record or beneficially 5% or more of the Fund’s Shares as of the date of the Prospectus.

Class I Shares
Name & Address	Percentage of Fund
Victory Park Capital Advisors, LLC 150 North Riverside Plaza, Suite 5200 Chicago, IL 60606	100%

19

Class D Shares
Name & Address	Percentage of Fund
None	-

Class S Shares
Name & Address	Percentage of Fund
None	-

The Sub-Adviser has provided the initial seed investments in the Fund. For so long as the Sub-Adviser has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the Investment Company Act. However, it is anticipated that the Sub-Adviser will no longer be a control person when or soon after the Fund commences operations and its Shares are sold to the public.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed and copied on the EDGAR Database on the SEC’s Internet site at sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

FINANCIAL STATEMENTS

The Fund’s financial statements for the period from June 16, 2025 (date of seeding) to June 20, 2025, have been audited by PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm and are included in Appendix B to the SAI.

20

APPENDIX A

PROXY VOTING POLICIES AND PROCEDURES

Victory Park Capital Advisors, LLC

A.	General

Victory Park understands and appreciates the importance of proxy voting. Victory Park has adopted proxy voting and procedures that are designed to ensure that when Victory Park votes proxies with respect to securities held on behalf of Advisory Clients, such proxies are voted in the Funds’ best interests, in the judgment of Victory Park to the extent reasonably practicable. The procedures also require that Victory Park identify and address conflicts of interest between Victory Park, its related persons and its Funds. If a material conflict of interest is identified, Victory Park will determine whether voting in accordance with the guidelines set forth in the procedures is in the best interests of its Funds or whether taking some other action may be more appropriate.

Given the investment strategy of the Funds, it is anticipated that it will be extremely rare that Victory Park will receive proxies with respect to securities held on behalf of the Funds. However, there are situations where private companies could experience issues where investor approval is prudent or required and, consequently, may issue a proxy soliciting investor consent (e.g., a private company needs approval of investors to make changes to board of directors, auditors, etc.). In such situations, Victory Park would have authority to vote proxies on behalf of the Funds.

B.	Proxy Voting Procedures

(1)	All proxies sent to the Funds that are actually received by Victory Park (to vote on behalf of the Funds) will be provided to the Chief Compliance Officer (or their Designated Person).

(2)	The Chief Compliance Officer (or their Designated Person) will generally adhere to the following procedures (subject to limited exception):

1.	The Chief Compliance Officer (or their Designated Person) will determine which of the Funds hold the security to which the proxy relates;

2.	The Chief Compliance Officer (or their Designated Person) will call a meeting (which may be via telephone or email) of the Principals and other investment personnel with knowledge of the relevant Portfolio Company and provide each such individual with:

(i)	a copy of the proxy;

(ii)	a list of Funds to which the proxy is relevant;

(iii)	the amount of votes controlled by each Fund; and

(iv)	the deadline that such proxies need to be completed and returned to the private investment fund in question.

3.	Prior to voting any proxies, the individuals selected by the Chief Compliance Officer will determine if there are any conflicts of interest related to the proxy in question in accordance with the general guidelines below. If a conflict is identified, such individuals will then make a determination (which may be in consultation with outside legal counsel or compliance consultants) as to whether the conflict is material or not.

4.	If the conflict is not material, Victory Park will proceed to vote the proxy by majority. Victory Park also has the flexibility to abstain from a particular proxy vote or to outsource a particular proxy vote to an independent third party when it is determined to be in the best interest of the relevant Funds.

C.	Handling of Conflicts of Interest

(1)	As stated above, in evaluating how to vote a proxy, Victory Park will first determine whether there is a conflict of interest related to the proxy in question between Victory Park and the Funds. This examination will include (but will not be limited to) an evaluation of whether Victory Park (or any affiliate of Victory Park) has any relationship with the company (or an affiliate of the company) to which the proxy relates outside an investment in such company by a Fund managed by Victory Park.

(2)	If a conflict is identified and deemed “material,” Victory Park will generally seek to mitigate the conflict by either appointing an independent third party to vote the proxy or disclosing the conflict to affected Investors and giving Investors the opportunity to vote the proxies in question themselves except that if the Fund is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and an ERISA Investor has, in writing, reserved the right to vote proxies when Victory Park has determined that a material conflict exists that does affect its best judgment as a fiduciary to the Fund, Victory Park will:

1.	Give the ERISA Investor the opportunity to vote the proxies in question themselves; or

2.	Follow designated special proxy voting procedures related to voting proxies pursuant to the terms of the written agreements with such ERISA Investors (if any).

(3)	From time to time, situations may arise in which more than one Fund may have invested in the same issuer that is the subject of a proxy vote. In these situations, two or more Funds may have different investment objectives, client-specific voting policies or ultimate economic interests. In these situations, Victory Park may have a fiduciary obligation to cast opposing proxy votes on behalf of such Funds, although the applicable members of each such Fund’s investment team will generally consult with the Chief Compliance Officer prior to submitting the vote.

D.	Disclosure of Procedures

Employees should note that a brief summary of these proxy voting procedures will be included in Victory Park’s Form ADV Part 2A and will be updated whenever these policies and procedures are updated. Investors will also be provided with contact information as to how such Investors can obtain information about: (a) the details of Victory Park’s proxy voting procedures (i.e., a copy of these procedures) and (b) how Victory Park has voted proxies that are relevant to the affected Fund or Investor.

E.	Record-Keeping Requirements

The Chief Compliance Officer (or their Designated Person) will be responsible for maintaining files relating to Victory Park’s proxy voting procedures. Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of Victory Park. Records of the following will be included in the files:

(1)	Copies of these proxy voting policies and procedures, and any amendments thereto;

(2)	A copy of each proxy statement that Victory Park actually receives; provided, however, that Victory Park may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

(3)	A record of each vote that Victory Park casts;

(4)	A copy of any document that Victory Park created that was material to making a decision how to vote the proxies, or memorializes that decision (if any); and

(5)	A copy of each written request for information on how Victory Park voted proxies of a Fund and a copy of any written response to any request for information on how Victory Park voted proxies on behalf of a Fund.

APPENDIX B

FINANCIAL STATEMENTS

PRIVACORE VPC ASSET BACKED CREDIT FUND

(A Delaware Statutory Trust)

Financial Statements

June 20, 2025

PRIVACORE VPC ASSET BACKED CREDIT FUND

(A Delaware Statutory Trust)

For the Period June 16, 2025 (date of seeding) to June 20, 2025

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Privacore VPC Asset Backed Credit Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Privacore VPC Asset Backed Credit Fund (the “Fund”) as of June 20, 2025, and the related statement of operations for the period from June 16, 2025 (date of seeding) to June 20, 2025, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of June 20, 2025, and the results of its operations for the period from June 16, 2025 (date of seeding) to June 20, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Denver, Colorado

June 27, 2025

We have served as the auditor of one or more investment companies in Privacore Capital Advisors, LLC since 2024.

PricewaterhouseCoopers LLP, 1900 Sixteenth Street, Denver, Colorado 80202

T: (720) 931 7000, www.pwc.com/us

PRIVACORE VPC ASSET BACKED CREDIT FUND

(A Delaware Statutory Trust)

Statement of Assets and Liabilities

As of June 20, 2025

Assets
Cash	$100,000
Receivable from Investment Manager (See Note 3)	184,663
Deferred offering costs (See Note 3)	254,027
Total Assets	$538,690

Liabilities
Payable for offering costs (See Note 3)	254,027
Payable for organizational costs (See Note 3)	184,663
Total Liabilities	438,690

Commitments and contingencies (see Note 4)

Net Assets	$100,000

Components of Net assets:
Paid-in capital (par value of $0.001 per share with an unlimited number of shares authorized)	$100,000

Net Assets	$100,000

Net Asset Value Per Share:
Class I:
Net assets applicable to shares outstanding	$100,000
Number of shares issued and outstanding	10,000
Net asset value per share	$10.00

See Notes to Financial Statements.

PRIVACORE VPC ASSET BACKED CREDIT FUND

(A Delaware Statutory Trust)

Statement of Operations

For the Period June 16, 2025 (date of seeding) to June 20, 2025

Income	$-

Expenses
Organizational costs	184,663
Less: Reimbursement from the Investment Manager	(184,663)

Net Expenses	-
Net Income	-

Net Increase in Net Assets Resulting from Operations	$-

See Notes to Financial Statements.

PRIVACORE VPC ASSET BACKED CREDIT FUND

(A Delaware Statutory Trust)

Notes to Financial Statements

1. Organization

Privacore VPC Asset Backed Credit Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as a non-diversified, closed- end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 under the 1940 Act. The Fund has not had any operations other than the sale and issuance of 10,000 Class I shares of beneficial interest (“Shares”) at an aggregate purchase price of $100,000 to Victory Park Capital Advisors, LLC at a price per share equal to the net asset value (“NAV”) of $10.00 per share on June 16, 2025.

The Fund’s investment objective is to seek to achieve a high level of current income and, to a lesser extent, capital appreciation. The Fund will seek to achieve its investment objective by employing a flexible and dynamic allocation approach, investing primarily across a broad range of asset backed credit opportunities. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in asset backed credit instruments (“Asset Backed Credit Instruments”). The Fund defines Asset Backed Credit Instruments as direct and indirect investments in credit and credit-related investments secured by a financial or physical asset and investments that derive returns from interest incomes, recurring revenues, fees or other types of cash flows of underlying financial and physical assets. These investments may include loans, securitized portfolios of receivables, securitized products and related derivatives, bonds, secured credit backed by physical assets, and other asset backed credit-related investments. The Fund may invest in Asset Backed Credit Instruments directly, as well as indirectly through an underlying fund holding such investments. Sample underlying asset classes may include, but are not limited to, consumer, small business, financial, real estate, litigation finance, and physical assets. The Asset Backed Credit Instruments the Fund may invest in include secured and unsecured consumer credit receivables, consumer leases, residential and commercial real estate, equipment leases, aviation assets, shipping assets, transportation and storage assets, and financial assets, such as factoring receivables, litigation claims, financial claims, trade claims, and other receivables.

The Fund’s term is perpetual, except that the Fund may be dissolved and terminated as provided in the Fund’s Amended and Restated Agreement and Declaration of Trust. The Fund’s fiscal year ends on each September 30. The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares.

The Fund offers three separate classes of Shares designated as Class S, Class D and Class I Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

The Fund provides a limited degree of liquidity to its shareholders (“Shareholders”) by conducting quarterly offers to repurchase its Shares at their NAV on the date on which the repurchase price for Shares is determined (the “Valuation Date”). Each repurchase offer will be for no less than 5% nor more than 25% of the Fund’s Shares outstanding. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the Valuation Date.

2. Accounting Policies

The following is a summary of significant accounting policies followed by the Fund in preparation of its financial statement. The policies are in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Fund is an investment company and, accordingly, follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board Accounting Standards Codification Topic 946, Investment Companies (“ASC 946”).

Use of Estimates

The preparation of the financial statement in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statement. The Fund believes that these estimates utilized in preparing the financial statement are reasonable and prudent; however, actual results could differ from these estimates.

Income Taxes

No provision is made for U.S. income taxes as it is the Fund’s intention to qualify for and elect the tax treatment applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and make the requisite distributions to its shareholders, which will be sufficient to relieve it from U.S. income and excise taxes.

As of June 20, 2025, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure.

Other

In the normal course of business, the Fund may enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is dependent on claims that may be made against the Fund in the future, and therefore, cannot be estimated; however, based on experience, the risk of material loss for such claims is considered remote.

Cash

Cash includes non-interest bearing non-restricted cash with one institution.

3. Organizational and Offering Costs

Organizational costs consist of the costs of forming the Fund, drafting of governing documents, administration, custody and transfer agency agreements, legal services in connection with the initial meeting of Board of Trustees of the Fund (the “Board”) and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the SEC the Fund’s registration statement, the costs of preparation, review and filing of any associated marketing or similar materials, the costs associated with the printing, mailing or other distribution of the prospectus, statement of additional information and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. The aggregate amount of the organizational costs and offering costs as of the date of the accompanying financial statements are $184,663 and $254,027, respectively. As of June 20, 2025, the Fund had outstanding, $184,663 and $254,027 of payables for organizational and offering costs respectively, which is shown in the accompanying Statement of Assets and Liabilities.

Privacore Capital Advisors, LLC, the Fund’s investment adviser (the “Adviser”), has agreed to reimburse the Fund’s organizational costs and offering costs already incurred and any additional costs incurred prior to the commencement of operations of the Fund. Organizational costs are expensed as incurred and are subject to recoupment by the Adviser in accordance with the Fund’s expense limitation agreement discussed in Note 4. Offering costs, which are also subject to the Fund’s expense limitation agreement discussed in Note 4, are accounted for as a deferred charge until Shares are offered to the public and will thereafter be amortized to expense over twelve months on a straight-line basis.

4.  Transactions with Related Parties and Other Service Providers

Investment Management Agreement

The Adviser will serve as the investment adviser to the Fund pursuant to the terms of an investment management agreement by and between the Fund and the Adviser (the “Investment Management Agreement”). Under the terms of the Investment Management Agreement, the Adviser will provide for the management of the Fund, including the provision of a continuous investment program for the Fund, and investment research and management with respect to the securities, investments, cash and cash equivalents in the Fund. As compensation for its services, the Fund will pay the Adviser a management fee (the “Management Fee”) at an annual rate of 0.75% of the average daily value of the Fund’s Managed Assets, payable monthly in arrears as well as an incentive fee (the “Incentive Fee”). The Incentive Fee is based on income, whereby the Fund will pay the Adviser quarterly in arrears 10% of its pre-incentive fee net investment income, attributable to each class of the Fund’s Shares, for each calendar quarter, subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets equal to 1.50% per quarter (or an annualized hurdle rate of 6%), subject to a “catch-up” feature.

Sub-Advisory Agreement

Victory Park Capital Advisors, LLC (the “Sub-Adviser”) will serve as the investment sub-adviser to the Fund pursuant to the terms of a sub-advisory agreement by and between the Fund, the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”). Under the terms of the Sub-Advisory Agreement, the Sub- Adviser will, among other things, be responsible for the formulation and implementation of a continuous investment program for the Fund. As compensation for its services, the Adviser will pay the Sub-Adviser a sub-advisory fee equal to 60% of the Management Fee, payable monthly in arrears, and 100% of the net Incentive Fee, payable quarterly in arrears.

Expense Limitation and Reimbursement Agreement

The Adviser has contractually agreed to waive its fees and/or reimburse expenses to the extent necessary to ensure that total annual fund operating expenses (excluding the Management Fee and Incentive Fee, distribution and service fees, all fees and expenses of Fund investments in which the Fund invests (including management fees, performance-based incentive fees and administrative service fees), transactional costs associated with consummated and unconsummated transactions, including legal costs, sourcing fees, servicing fees and brokerage commissions, associated with the acquisition, disposition and maintenance of Fund investments and other investments, acquired fund fees and expenses of the Fund or a subsidiary, all fees and expenses payable to third parties in connection with origination, sourcing or identification of portfolio investments, interest payments incurred on borrowing by the Fund or a subsidiary, fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund or a subsidiary, taxes of the Fund or a subsidiary; and extraordinary expenses) do not exceed, on an annualized basis, 0.70% of the average daily net assets of each class of Shares in the relevant period (the “Expense Limitation”). The Expense Limitation will remain for 12 months from the commencement of the Fund’s operations, unless the Board approves its earlier termination. The Adviser is entitled to recover, subject to approval by the Board, any fees waived and/or expenses reimbursed by the Adviser with respect to the Fund for a three-year period following the date of such fee waiver and/or expense reimbursement, to the extent the Fund’s total annual operating expenses do not exceed the limits described above or any lesser limits in effect at the time of the reimbursement.

Management Fee Waiver Agreement

The Adviser has contractually agreed for (i) the six-month period beginning on the commencement of operations of the Fund (the “Initial Waiver Period”), to waive the full amount of the Management Fee payable under the Investment Management Agreement during the Initial Waiver Period; and (ii) the six- month period immediately thereafter (together with the Initial Waiver Period, the “Limitation Period”), to reduce the annual rate of its Management Fee payable under the Investment Management Agreement from 0.75% to 0.50% of Managed Assets (collectively, the “Fee Waiver”). The Fee Waiver shall not apply to nor have any effect on the Incentive Fee payable pursuant to the terms of the Investment Management Agreement. This Agreement may not be terminated by the Adviser prior to the expiration of the Limitation Period.

Other Service Providers

UMB Fund Services, Inc. (“UMB”) serves as administrator, custodian and transfer agent for the Fund. For providing administrative and accounting services, custodial services, and transfer agent services to the Fund, UMB is entitled to receive a monthly fee, subject to certain minimum, and out of pocket expenses, under each of an administration and fund accounting agreement, custody agreement and transfer agency agreement.

Janus Henderson Distributors US LLC (the “Distributor”) provides principal underwriting services to the Funds pursuant to a distribution agreement between the Fund and the Distributor.

Trustees and Officers

The Fund is governed by its Board. A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”). The Independent Trustees receive compensation for their services to the Fund in the form of an annual retainer, as well as reimbursement for any reasonable expenses incurred attending the meetings as well as additional compensation for service as a committee chair for their services to the Fund. Trustees who are interested persons are compensated by the Adviser, the Sub-Adviser, and/or their affiliates and will not be separately compensated by the Fund, including the chair of the Board.

Related Party

At June 20, 2025, the only shareholder of the Fund is the Sub-Adviser.

(6) Federal Tax Information

The Fund has followed the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, which requires the Fund to determine whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as tax benefit or expense in the current year. The Fund has determined that there was no effect on the financial statements from following this authoritative guidance. In the normal course of business, the Fund is subject to examination by federal, state and local jurisdictions, where applicable, for tax years for which applicable statutes of limitations have not expired.

(7) Subsequent Events

Management has evaluated the impact of all subsequent events of the Fund through the date these financial statements were issued, and has determined that there are no subsequent events.